CREDIT AGREEMENT

DATED AS OF AUGUST 15, 2019

Between:

PLATINUM GROUP METALS LTD.
as Borrower

PLATINUM GROUP METALS (RSA) PROPRIETARY LIMITED
as Guarantor

SPROTT PRIVATE RESOURCE LENDING II (COLLECTOR), LP
as Agent

- and -

THE SEVERAL LENDERS FROM TIME TO TIME PARTY HERETO
as Lenders

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION	- 1 -
Definitions	- 1 -
Subdivisions, Table of Contents and Headings	- 16 -
References to Bodies Corporate, Statutes, Contracts	- 16 -
Currency	- 17 -
Use of the Words "Best Knowledge"	- 17 -
Governing Law	- 17 -
Paramountcy	- 18 -
Interpretation	- 18 -
Time of Essence	- 18 -
Rule of Construction	- 18 -
Schedules	- 18 -
ARTICLE 2 THE FACILITY	- 18 -
The Facility	- 18 -
Non-Revolvement	- 19 -
Notice of Borrowing	- 19 -
Term	- 19 -
Extension of the Stated Maturity Date	- 19 -
Use of Proceeds of the Facility	- 20 -
Interest	- 20 -
Computations	- 20 -
No Set-off	- 21 -
Incentive Shares	- 21 -
Administrative Matters Re: Payments	- 21 -
Funding of Advances	- 21 -
Failure of Lender to Fund Advances	- 22 -
Time and Place of Payments	- 22 -
Remittance of Payments	- 23 -
Evidence of Indebtedness	- 23 -
Agent's Discretion to Allocate	- 23 -
Lenders' Securities Law Matters	- 23 -
ARTICLE 3 PREPAYMENT, REPAYMENT AND REDUCTIONS	- 25 -
Voluntary Prepayment	- 25 -
Asset Sale; Reinvestment or Voluntary Prepayment	- 25 -
Financing Mandatory Prepayment	- 25 -
Warrant Exercise Prepayment	- 25 -
ARTICLE 4 SECURITY	- 25 -
Security Documents	- 25 -
Registration of the Security	- 26 -
ARTICLE 5 CONDITIONS PRECEDENT TO EFFECTIVENESS	- 26 -
Conditions Precedent to Effectiveness of this Agreement	- 26 -
Conditions Precedent to the Advance	- 29 -
Waiver	- 30 -
ARTICLE 6 REPRESENTATIONS AND WARRANTIES	- 31 -
Representations and Warranties of the Credit Parties	- 31 -
Representations and Warranties Relating to Mnombo	- 44 -
Reliance	- 44 -
Survival and Inclusion	- 44 -

ARTICLE 7 COVENANTS OF THE CREDIT PARTIES	- 44 -
Positive Covenants	- 44 -
Negative Covenants	- 48 -
Reimbursement of Expenses	- 51 -
Agent May Perform Covenants	- 51 -
ARTICLE 8 DEFAULT AND ENFORCEMENT	- 51 -
Events of Default	- 51 -
Acceleration on Default	- 55 -
Waiver of Default	- 55 -
Enforcement by the Agent	- 56 -
Set-Off	- 56 -
Agent Appointed Attorney	- 56 -
Remedies Cumulative	- 56 -
ARTICLE 9 AGENT	- 56 -
Appointment and Authorization of Agent	- 56 -
Interest Holders	- 57 -
Consultation with Counsel	- 57 -
Documents	- 57 -
Agent as Lender	- 57 -
Responsibility of Agent	- 57 -
Action by Agent	- 57 -
Notice of Events of Default	- 58 -
Responsibility Disclaimed	- 58 -
Indemnification	- 59 -
Credit Decision	- 59 -
Successor Agent	- 59 -
Delegation by Agent	- 59 -
Waivers and Amendments	- 59 -
Delegation by Agent Conclusive and Binding	- 60 -
Adjustments among Lenders after Acceleration	- 61 -
Redistribution of Payment	- 61 -
Distribution of Notices	- 62 -
Other Security Not Permitted	- 62 -
Discharge of Security	- 62 -
Decision to Enforce Security	- 62 -
Enforcement	- 62 -
Application of Cash Proceeds of Realization	- 63 -
Collective Action of Lenders	- 63 -
Survival	- 64 -
ARTICLE 10 NOTICES	- 64 -
Notice to the Borrowed	- 64 -
Notice to the Finance Parties	- 64 -
Valid Notice	- 65 -
Waiver of Notice	- 65 -
ARTICLE 11 INDEMNITIES, TAXES, CHANGES IN CIRCUMSTANCES	- 65 -
General Indemnity	- 65 -
Environmental Indemnity	- 65 -
Action by Agent to Protect Interests	- 66 -
Currency Indemnity	- 66 -
Payments Free and Clear of Taxes	- 67 -
Change of Circumstances	- 70 -
Failure to Fund as a Result of Change of Circumstances	- 71 -
ARTICLE 12 MISCELLANEOUS	- 72 -

No Waiver; Remedies Cumulative	- 72 -
Survival	- 72 -
Benefits of Agreement	- 72 -
Binding Effect; Assignment	- 72 -
Maximum Return	- 73 -
Entire Agreement	- 74 -
Severability	- 74 -
Counterparts and Electronic Transmission	- 74 +

CREDIT AGREEMENT

THIS AGREEMENT made as of August 15, 2019

BETWEEN:

PLATINUM GROUP METALS LTD., a company existing under the laws of the Province of British Columbia

(the "Borrower")

AND:

PLATINUM GROUP METALS (RSA) PROPRIETARY LIMITED, a company existing under the laws of the Republic of South Africa

(the "Guarantor")

AND:

SPROTT PRIVATE RESOURCE LENDING II (COLLECTOR), LP, a limited partnership organized and existing under the laws of the Province of Ontario, as agent

(together with its successors and permitted assigns, the "Agent")

AND:

THE SEVERAL LENDERS FROM TIME TO TIME PARTY HERETO AS LENDERS

(together with their respective successors and permitted assigns, the "Lenders")

WHEREAS the Borrower has requested, and the Lenders have severally agreed, to establish a $20,000,000 principal amount senior secured credit facility on and subject to the terms and conditions herein set forth.

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are acknowledged, each of the parties agrees with each of the others as follows:

ARTICLE 1
INTERPRETATION

Definitions

1.1 In this Agreement, unless there is something in the subject matter or context inconsistent therewith:

"Advance" means the advance of the Facility contemplated herein;

"Affiliate" has the meaning attributed to that term in the Business Corporations Act (British Columbia);

"Affiliate Transaction" has the meaning attributed to that term in Section 7.3(i);

"Agent" means Sprott Private Resource Lending II (Collector), LP, in its capacity as agent of the Lenders as contemplated by this Agreement, and any successor thereto pursuant to Section 9.12.

"Agreement", "this Agreement", "hereto", "hereby", "hereunder", "hereof", "herein" and similar expressions refer to this credit agreement and not to any particular Article, section, subsection, paragraph, clause, subdivision or other portion hereof, and include any and every supplemental agreement; and the expressions "Article", "Section", "subsection" and "paragraph" followed by a number mean and refer to the specified Article, section, subsection or paragraph of this Agreement;

"Amount Payable" means any principal amount advanced and any other amount payable hereunder or under any of the Facility Documents;

"Anti-Corruption Policy" means the anti-bribery and anti-corruption policy adopted by the board of directors of the Borrower;

"Applicable Law" means, at any time, with respect to any Person, property, transaction, event or other matter, as applicable, all laws, rules, statutes, regulations, treaties, orders, judgments and decrees, and all official requests, directives, rules, guidelines, orders, policies, practices and other requirements of any Governmental Authority relating or applicable at such time to such Person, property, transaction, event or other matter, and also includes any interpretation thereof by any Person having jurisdiction over it or charged with its administration or interpretation;

"Applicable Securities Legislation" means all applicable securities laws of each of the Reporting Jurisdictions and the respective rules and regulations under such laws together with applicable published fee schedules, prescribed forms, policy statements, national or multilateral instruments, orders, blanket rulings and other applicable regulatory instruments of the securities regulatory authorities in any of the Reporting Jurisdictions and such other jurisdictions as may be agreed to between the Borrower and the Agent;

"arm's length" has the meaning attributed to that term in the ITA;

"Authorization" means any authorization, consent, permit, certificate, approval, resolution, licence, concession, exemption, filing, notarization or registration;

"Availability Period End Date" means August 30, 2019, or such later date as the Lenders may determine in their sole and absolute discretion, by written notice to the Borrower;

"BCSC" means the British Columbia Securities Commission;

"Borrower Warrants" means collectively:

(a) the 14,290,999 share purchase warrants issued by the Borrower to Deepkloof Limited, Registration #: 101945, No.2, The Forum, Greenville Street, St. Heller, Jersey JEI 4HH pursuant to warrant certificate no. HC-1C dated June 20, 2019; and

(b) the 107,766,162 share purchase warrants issued by the Borrower pursuant to a warrant indenture dated as of May 15, 2018 between the Borrower and Computershare Trust Company of Canada, as amended by a supplemental warrant indenture dated as of December 13, 2018 between the Borrower and Computershare Trust Company of Canada;

"Business Day" means any day (other than Saturday, Sunday or a statutory holiday) when banks are open in the cities of Vancouver, British Columbia, Toronto, Ontario and Johannesburg, South Africa;

"Call Option Agreement" has the meaning attributed to that term in Schedule D;

"Capital Lease" means, with respect to a Person, a lease or other arrangement in respect of real or personal property that is required to be classified and accounted for as a capital lease obligation on a balance sheet of the Person in accordance with IFRS;

"Capital Lease Obligation" means, with respect to a Person, the obligation of the Person to pay rent or other amounts under a Capital Lease and for the purposes of this definition, the amount of such obligation at any date shall be the capitalized amount of such obligation at such date as determined in accordance with IFRS;

"Cash Proceeds of Realization" means the aggregate of (a) all Proceeds of Realization in the form of cash, and (b) all cash proceeds of the sale or disposition of non-cash Proceeds of Realization, in each case expressed in U.S. Dollars.

"Cession and Pledge in Security (Guarantor Shares)" has the meaning attributed to that term in Schedule B;

"Cession and Pledge in Security (Waterberg Shares)" has the meaning attributed to that term in Schedule B;

"Change of Control" means the occurrence of any of the following events:

(a) a report is filed with any securities commission or securities regulatory authority in Canada, disclosing that any offeror (as such term is defined in Section 1.1 of Multilateral Instrument 62-104), has acquired beneficial ownership (within the meaning of the Securities Act) of, or the power to exercise control or direction over, or securities convertible into, any Voting Shares of the Borrower, that together with the offeror's securities (as such term is defined in Section 1.1 of Multilateral Instrument 62-104) in relation to the Voting Shares of the Borrower, would constitute Voting Shares of the Borrower representing more than 40% of the total voting power attached to all Voting Shares of the Borrower then outstanding;

(b) any amalgamation, consolidation, statutory arrangement (involving a business combination) or merger of any Credit Party is consummated (i) in which such Credit Party is not the continuing or surviving corporation, or (ii) pursuant to which any Voting Shares of such Credit Party would be reclassified, changed or converted into or exchanged for cash, securities or other property, other than (in each case) an amalgamation, consolidation, statutory arrangement or merger of any Credit Party in which the holders of the Voting Shares of such Credit Party immediately prior to the amalgamation, consolidation, statutory arrangement or merger have, directly or indirectly, more than 60% of the Voting Shares of such Credit Party immediately after such transaction;

(c) any Person or group of Persons shall succeed in having a sufficient number of its nominees elected as Directors of the Borrower such that such nominees, when added to any existing Directors after such election who was a nominee of or is an Affiliate or related Person of such Person or group of Persons, will constitute a majority of the Directors;

(d) the Guarantor shall cease to be a direct wholly-owned Subsidiary of the Borrower; or

(e) Mnombo shall cease to be a direct or indirect Subsidiary of the Borrower;

"Closing" means the closing of the transactions contemplated herein, including the making of the Advance by the Lender to the Borrower in accordance with the terms hereof;

"Closing Date" means August 15, 2019, or such other date as the Lender and the Borrower may agree in writing;

"Closing Time" means the time that all conditions precedent to the Advance in Section 5.2 have been satisfied and the Advance is made;

"Code" means the United States Internal Revenue Code of 1986;

"Commitment" means the aggregate principal amount of $20,000,000, which the Lenders have severally agreed to make available to the Borrower on and subject to the terms hereof;

"Common Shares" means common shares without par value in the authorized share structure of the Borrower as such common shares exist at the close of business on the date of this Agreement;

"Compliance Certificate" means a certificate in the form attached as Schedule G;

"Constating Documents" means:

(a) with respect to a corporation, its articles of incorporation, amalgamation or continuance or other similar documents and its by-laws, notice of articles or other similar documents; and

(b) with respect to any other Person which is an artificial body, whether with or without legal personality, the organization and governance documents of such Person,

in each case as amended or supplemented from time to time;

"Contingent Liabilities" means, with respect to a Person, any agreement, undertaking or arrangement by which the Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or other, to provide funds for payment, to supply funds to, or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) the obligation, debt or other liability of any other Person or guarantees the payment of dividends or other distributions upon the shares (or other ownership interests) of any Person.  The amount of any contingent liability will, subject to any limitation contained therein, be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the obligation, debt or other liability to which the contingent liability is related;

"Credit Parties" means the Borrower and the Guarantor and "Credit Party" means either one of them;

"Current Assets" means, at any time, all current assets on the consolidated balance sheet of the Borrower, determined as of such time in accordance with IFRS;

"Current Liabilities" means, at any time, all current liabilities (excluding the Facility) on the consolidated balance sheet of the Borrower, determined as of such time in accordance with IFRS;

"Default" means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing) be an Event of Default;

"Defaulting Lender" has the meaning ascribed thereto in Section 2.15;

"Deepkloof" means Deepkloof Limited, a subsidiary of Hosken Consolidated Investments Limited;

"Deepkloof Private Placement" means, collectively, the $1,300,000 private placement of Common Shares issued to Deepkloof and completed by the Borrower on June 28, 2019 and the private placement of Common Shares to be issued to Deepkloof and completed by the Borrower on or before the Closing Time, resulting in the Borrower raising total net cash proceeds of not less than $9,600,000;

"Director" means a director of the Borrower for the time being and "Directors" means the board of directors of the Borrower or, whenever duly empowered, a committee of the board of directors of the Borrower, and reference to action by the Directors means action by the directors as a board or action by such a committee of the board as a committee;

"EDGAR" means the SEC's Electronic Data Gathering, Analysis and Retrieval System;

"Enforcement Date" means the date on which the Agent notifies the Borrower, pursuant to Section 8.2, that the entire unpaid principal amount of the Facility is forthwith due and payable or on which such indebtedness automatically becomes due and payable pursuant to such section, whichever occurs first;

"Environmental Laws" means all federal, provincial, state, municipal, county, local and other laws including statutes, codes, ordinances, by-laws, rules, regulations, policies, guidelines, certificates, approvals, permits, consents, directions, standards, judgments, orders and other Authorizations, as well as common law, civil law and other jurisprudence or authority, in each case, domestic or foreign, having the force of law at any time relating in whole or in part to any Environmental Matters and any permit, order, direction, certificate, approval, consent, registration, licence or other Authorization of any kind held or required to be held in connection with any Environmental Matters;

"Environmental Matters" means:

(a) any condition, any activity, or substance, heat, energy, sound, vibration, radiation, odour or other pollution that either (1) may affect ambient or indoor air, water, soils, land, groundwater or other sub-surface strata or affect human health, including workplace safety, or any plant, animal or other living organism or (2) may give rise to any violation of, liability or any claim under any Environmental Law; and

(b) any use, generation, distribution, disposal, storage, transportation, processing, management, handling, manufacture, treatment, release, spilling, emitting, leaching, migrating or discharge of any Hazardous Material or other pollution on, at or into ambient or indoor air, water, soils, land, groundwater or other subsurface strata or any other location from which any such Hazardous Material or pollution may enter any ambient or indoor air, water, soils, land, groundwater or other sub-surface strata;

"Escrow Agent" means U.S. Bank National Association;

"Escrow Agreement" means the escrow agreement to be dated on or before the date of Advance, between the Borrower, Deepkloof, the Agent, BMO Capital Markets Corp. and the Escrow Agent, in respect of the escrow of the Advance proceeds together with certain other amounts;

"Event of Default" has the meaning attributed to such term in Section 8.1 hereof;

"Exchanges" means the TSX and the NYSE American and each of their respective successors thereto;

"Excluded Taxes" means, with respect to a Finance Party or Tax Related Person (each, a "Recipient") and any payment to be made to a Recipient by or on account of any obligation of any Credit Party under any of the Facility Documents, (i) any Taxes imposed on (or measured by) its net or gross income or any other Taxes imposed as a result of such Recipient being organized or having its principal office located in or, in the case of any Finance Party or Tax Related Person, having its applicable lending office located in, the taxing jurisdiction or that are Other Connection Taxes, and (ii) any US federal withholding tax under FACTA;

"Exposure" means, at any particular time with respect to a particular Lender, the ratio of the Facility Indebtedness owing to such Lender at such time to the aggregate of the Facility Indebtedness owing to all of the Lenders at such time;

"Facility" has the meaning attributed to such term in Section 2.1 hereof;

"Facility Documents" means this Agreement, the Security Documents, the Escrow Agreement and all other certificates, instruments, notices and documents delivered or to be delivered by the Credit Parties hereunder or thereunder, each as amended, modified, supplemented, restated or replaced from time to time;

"Facility Indebtedness" means all present and future debts, liabilities and obligations of the Borrower and each other Credit Party to any of the Finance Parties under or in connection with this Agreement and the other Facility Documents, including all Amounts Payable and all fees, interest and other money payable or owing from time to time pursuant to the terms of this Agreement and/or any of the other Facility Documents;

"FACTA" means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(l) of the Code (or any amended or successor version described above) and any intergovernmental agreements implementing any of the foregoing and related legislation or official administrative rules or practices with respect thereto;

"Finance Parties" means the Agent and the Lenders;

"Financial Instrument Obligations" means, with respect to any Person, obligations arising under:

(a) interest rate swap agreements, forward rate agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into or guaranteed by the Person where the subject matter thereof is interest rates or the price, value or amount payable thereunder is dependent or based upon interest rates or fluctuations in interest rates in effect from time to time (but excluding non-speculative conventional floating rate Indebtedness);

(b) currency swap agreements, cross-currency agreements, forward agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into or guaranteed by the Person where the subject matter thereof is currency exchange rates or the price, value or amount payable thereunder is dependent or based upon currency exchange rates or fluctuations in currency exchange rates in effect from time to time; and

(c) any agreement for the making or taking of any commodity (including but not limited to platinum, gold, silver, copper, nickel, cobalt, coal, natural gas, oil and electricity), swap agreement, floor, cap or collar agreement or commodity future or option or other similar agreement or arrangement, or any combination thereof, entered into or guaranteed by the Person where the subject matter thereof is any commodity or the price, value or amount payable thereunder is dependent or based upon the price or fluctuations in the price of any commodity;

or any other similar transaction, including any option to enter into any of the foregoing, or any combination of the foregoing, in each case to the extent of the net amount due or accruing due by the Person under the obligations determined by marking the obligations to market in accordance with their terms;

"Governmental Authority" means each national, state, provincial, county, municipal or other such governmental, legislative, regulatory or other public authority (whether domestic or foreign), including their authorized administrative bodies, boards, tribunals, courts, commissions and agencies which has legal jurisdiction over a Person or a matter relevant to this Agreement;

"Guarantee" has the meaning attributed to that term in Schedule B;

"Guarantor" means Platinum Group Metals (RSA) Proprietary Limited, a company incorporated under the laws of the Republic of South Africa, and any other guarantors from time to time party hereto, and their respective successors and permitted assigns;

"Guarantor Pledged Shares" has the meaning attributed to that term in Section 5.1(a)(xxi);

"Hazardous Materials" means any radioactive materials, asbestos materials, urea formaldehyde, pollutants, deleterious substances, dangerous substances or goods, hazardous, corrosive or toxic substances, hazardous waste or waste of any kind or any other substance the storage, manufacture, disposal, treatment, generation, use, transport, remediation or release into the environment of which impairs or may impair the environment, injure or damage property, plant or animal life, or harm or impair the health of any individual;

"IASB" means the International Accounting Standards Board or any successor thereto;

"IFRS" means international financial reporting standards, approved by the IASB, as at the date on which any calculation or determination is required to be made, provided that, in accordance with such international financial reporting standards, where the IASB includes a recommendation concerning the treatment of any accounting matter, such recommendation shall be regarded as the only international financing reporting standard;

"Implats" means Impala Platinum Holdings Limited;

"Incentive Shares" has the meaning attributed to that term in Section 2.12;

"Indebtedness" means, with respect to a Person, without duplication:

(a) all obligations of the Person for borrowed money, including debentures, notes or similar instruments and other financial instruments and obligations with respect to bankers' acceptances and contingent reimbursement obligations relating to letters of credit;

(b) all Financial Instrument Obligations of the Person;

(c) all Capital Lease Obligations and Purchase Money Obligations of the Person;

(d) all Indebtedness of any other Person secured by a Security Interest on any asset of the Person;

(e) all obligations to repurchase or redeem any Common Shares or any other shares of the Borrower prior to the Stated Maturity Date;

(f) all Contingent Liabilities of the Person with respect to obligations of another Person if such obligations are of the type referred to in paragraphs (a) to (e) above; and

(g) all financial obligations in respect of the Securities (as defined in the Note Indenture) issued under the Note Indenture;

"Indemnified Parties" has the meaning attributed to such term in Section 11.1 hereof;

"Indemnified Taxes" means Taxes imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Facility Document other than Excluded Taxes;

"Individual Commitment" means, in respect of any Lender, its obligation to make the Advance to the Borrower in the maximum amount set forth as its "Individual Commitment" opposite such Lender's name in Schedule A, or in any assignment agreement by a Lender which is permitted hereunder, in each case, as such amount may be amended from time to time in accordance herewith;

"International Trade Laws" has the meaning attributed to such term in Section 6.1(iii);

"Investment" shall mean any advance, loan, extension of credit or capital contribution to, purchase of shares, bonds, notes, debentures or other securities of, or any other investment made in, any Person.  The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity, or distributions or dividends paid, thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair value of such property at the time of such Investment;

"ITA" means the Income Tax Act (Canada);

"JOGMEC" means Japan Oil, Gas and Metals Nationals Corporation;

"Lenders" means the Persons listed on the signature pages hereto as Lenders and any other Person who becomes party to this Agreement pursuant to an assignment agreement by a Lender which is permitted hereunder, in each case its capacity as a lender hereunder, and "Lender" means any one of them;

"Lenders' Counsel" means DLA Piper (Canada) LLP and, at any time, any other legal counsel retained by the Agent for and on behalf of the Finance Parties in the relevant jurisdiction to the matter in question;

"Liberty" means Liberty Metals & Mining Holdings, LLC;

"Liberty Credit Agreement" means the second amended and restated credit agreement dated as of February 12, 2018 between Liberty and the Credits Parties, as amended, modified, restated or replaced to the date of this Agreement;

"Liberty Documents" means collectively, the documents listed in Schedule H, including the Liberty Credit Agreement and all security and other documents and instruments contemplated therein or executed and delivered thereunder or in connection with the Liberty Facility, as amended, modified, restated or replaced to the date of this Agreement;

"Liberty Facility" means a secured credit facility in the initial principal amount of USD $40,000,000 made available pursuant to the Liberty Credit Agreement;

"Liberty Obligations" means all debts, liabilities and obligations, direct or indirect, contingent or otherwise, owed by the Credit Parties and their Subsidiaries to Liberty, whether pursuant to the Liberty Documents or otherwise, but excluding any obligations of the Borrower to Liberty in its capacity as a shareholder of the Borrower;

"Liberty Payout Agreement" means the payout agreement made as of the 15th day of August, 2019 between the Borrower, the Guarantor and Liberty, as acknowledged and agreed to by the Agent and otherwise in form and terms satisfactory to the Agent, pursuant to which the Borrower will effect the full and final payout in full of all Liberty Obligations and the release and discharge of all security for the Liberty Obligations;

"Liberty Private Placement" means a private placement of Common Shares completed by the Borrower on or before the Closing Time, pursuant to which Liberty shall subscribe for such number of Common Shares resulting in the Borrower raising net cash proceeds of not less than $10,000,000, which shall be immediately applied to the Liberty Obligations.

"Liberty Production Payment Agreement" means the production payment agreement between the Borrower, the Guarantor and Liberty providing for the creation, sale and grant by the Borrower to Liberty of a right to receive a payout equal to 1.5% of the Proceeds from each Sale of Products (each as defined therein), as such may be amended, modified, restated or replaced to the date of this Agreement;

"Majority Lenders" means, at any time and from time to time, such group of Lenders (which are not Defaulting Lenders) whose Individual Commitments advanced hereunder aggregate at least 51% of the Individual Commitments advanced hereunder by Lenders (which are not Defaulting Lenders) at such time;

"Material Adverse Effect" means, individually or in the aggregate, a material adverse effect on:

(a) the business, operations, prospects, results of operations, assets, liabilities or condition (financial or otherwise) of the Project or any part thereof or any Credit Party;

(b) the ability of any Credit Party to observe or perform its material obligations under this Agreement or any of the other Facility Documents in accordance with the terms hereof and thereof;

(c) the validity or enforceability of this Agreement or any other Facility Document;

(d) any rights or remedies of any Finance Party under this Agreement or any other Facility Document; or

(e) the priority or ranking of any Security Interest granted pursuant to the Security Documents or any of the rights or remedies of the Agent thereunder;

"Material Contracts" means any Project Document which (i) is prudent or necessary for the continuing operation and development of the Project and (ii) contains terms and conditions which, if amended or, upon breach, termination, non-renewal or non-performance, could reasonably be expected to have a Material Adverse Effect, and includes each Project Documents listed on Schedule D;

"Material Subsidiaries" means the Guarantor, Waterberg and Mnombo;

"Minerals" means the minerals that Waterberg is entitled to under the mineral rights comprising the Property, including but not limited to any platinum, palladium, rhodium, iridium, ruthenium, gold, nickel, copper or other minerals, that a PTM Group Member (including its successors and assigns) mines, produces, excavates, extracts, or otherwise recovers from the Property; provided however that, if any of the mineral rights comprising the Property are supplemented to include any additional minerals or economic, marketable metal bearing material, then the definition of "Minerals" shall be deemed to include such minerals and materials that the mineral rights comprising the Property have been supplemented to include;

"Money Laundering Laws" has the meaning attributed to such term in Section 6.1(hhh);

"MPRDA" means the Mineral and Petroleum Resources Development Act, 28 of 2002 (South Africa);

"Mnombo" means Mnombo Wethu Consultants Proprietary Limited, a company incorporated under the laws of the Republic of South Africa;

"Mnombo Shareholder Agreement" has the meaning attributed to that term on Schedule D;

"NI 43-101" means National Instrument 43-101 (Standards of Disclosure for Mineral Projects), as adopted by the Canadian Securities Administrators, as it may be amended, replaced or superseded from time to time;

"NI 45-102" means National Instrument 45-102 (Resale of Securities), as adopted by the Canadian Securities Administrators, as it may be amended, replaced or superseded from time to time;

"NI 51-102" means National Instrument 51-102 (Continuous Disclosure Obligations), as adopted by the Canadian Securities Administrators, as it may be amended, replaced or superseded from time to time;

"Note Indenture" has the meaning attributed to that term on Schedule D;

"Notice of Borrowing" has the meaning attributed to such term in Section 2.3;

"Obligations" means, without duplication, with respect to a Person, all items which, in accordance with IFRS, would be included as liabilities on the liability side of the balance sheet of the Person and all Contingent Liabilities of the Person;

"OFAC" has the meaning attributed to such term in Section 6.1(jjj);

"Ordinary Course of Business" means an action taken by a Credit Party or its Subsidiaries if:

(a) such action is consistent with past practices and is taken in the ordinary course of the normal day-to-day operations;

(b) such action is not required to be authorised by the board of directors or general meeting of shareholders (or by any person or group of persons exercising similar authority) and is not required to be specifically authorised by an affiliate of such company; or

(c) such action is similar in nature, magnitude and frequency to actions customarily taken, without any authorisation by the board of directors or general meeting of shareholders (or by any person or group of persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other companies that are in the same line of business;

"Other Connection Taxes" means, with respect to a Lender, Tax Related Person, or the Agent, Taxes imposed as a result of a present or former connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Facility Document, or sold or assigned an interest in the Facility or Facility Document);

"Other Taxes" has the meaning attributed to such term in Section 11.5(c);

"Permitted Encumbrances" means:

(a) any Security Interest granted pursuant to the Security Documents;

(b) any Security Interest or deposit under workers' compensation, social security or similar legislation or in connection with bids, tenders, leases, contracts or expropriation proceedings or to secure related public or statutory obligations, surety and appeal bonds or costs of litigation where required by law;

(c) any Security Interest imposed pursuant to statute such as builders', mechanics', materialman's, carriers', warehousemen's and landlords' liens and privileges, in each case, which relate to obligations not yet due or delinquent or, if due or delinquent, which any Credit Party or its Subsidiaries are contesting in good faith if such contest will involve no material risk of loss of any material part of the property of any Credit Parties and their Subsidiaries, taken as a whole;

(d) any Security Interest for Taxes, assessments, unpaid wages or governmental charges or levies for the then current year, or not at the time due and delinquent or the validity of which is being contested at the time in good faith;

(e) any right reserved to or vested in any Governmental Authority by the terms of any lease, licence, franchise, grant, claim, bond or permit held or acquired by any Credit Party or its Subsidiaries, or by any Applicable Law, to terminate the lease, licence, franchise, grant, claim, bond or permit or to purchase assets used in connection therewith or to require annual or other periodic payments as a condition of the continuance thereof;

(f) any reservations, limitations, provisos and conditions expressed in original grants or authorizations from any Governmental Authority or existing under Applicable Law;

(g) any encumbrance, such as easements, rights-of-way, servitudes or other similar rights in land granted to or reserved by other Persons, rights-of-way for sewers, electric lines, telegraph and telephone lines, oil and natural gas pipelines and other similar purposes, or zoning or other restrictions applicable to the use of real property by any Credit Party or its Subsidiaries, or title defects, encroachments or irregularities, that do not in the aggregate detract from the value of the property or impair its use in the operation of the business of any Credit Party or its Subsidiaries, in each case, in a way that is material to the Credit Parties and their Subsidiaries, taken as a whole;

(h) Security Interests which secure any Purchase Money Obligations or Capital Lease Obligations in respect of Indebtedness permitted under clause (b) of "Permitted Indebtedness";

(i) any Security Interests which secure Indebtedness permitted under clause (c) and clause (f) of "Permitted Indebtedness"; and

(j) any other Security Interest which the Agent (in accordance with the instructions of the Majority Lenders) agrees in writing is a Permitted Encumbrance for the purposes of this Agreement;

"Permitted Indebtedness" means:

(a) Indebtedness under this Agreement;

(b) Indebtedness in an aggregate amount not to exceed $2,000,000 that constitutes Purchase Money Obligations and Capital Lease Obligations acquired by a Credit Party after the date hereof, provided that the Security Interests for any such obligation are limited to the particular financed/leased equipment and proceeds thereof;

(c) Indebtedness which is fully subordinated and postponed to all of the Facility Indebtedness on such terms as the Agent (in accordance with the instructions of the Majority Lenders, none of whom shall unreasonably withhold their consent) may agree in writing, pursuant to an intercreditor agreement, in form and substance satisfactory to the Agent and the Majority Lenders, executed and delivered by the third party creditor and the applicable Credit Parties in favour of the Agent;

(d) Indebtedness comprised of amounts owed to trade creditors and accruals in the Ordinary Course of Business, in each case (i) outstanding less than 90 days, or (ii) which are being disputed in good faith and, if material, in respect of which reasonable reserves have been established;

(e) Indebtedness comprised of Financial Instrument Obligations which comply with Section 7.3(q);

(f) Indebtedness permitted under Section 7.3(p);

(g) with respect to government royalties payable in respect of the Project pursuant to the terms of the Mineral and Petroleum Resources Royalty Act, No. 28 of 2008 and the Mineral and Petroleum Resources Royalty (Administration) Act, No. 29 of 2008;

(h) Indebtedness in respect of judgments that do not result in a Default;

(i) Indebtedness comprising all present and future debts, liabilities and obligations of any kind owing or remaining unpaid by any Credit Party to the other Credit Party or any of its Subsidiaries, provided always that all such Indebtedness is and remains unsecured, subordinated and postponed to the Facility Indebtedness;

(j) Indebtedness in respect of the Securities (as defined in the Note Indenture) issued under the Note Indenture;

(k) any other Indebtedness which the Agent (in accordance with the instructions of the Majority Lenders) agrees in writing is Permitted Indebtedness for the purposes of this Agreement;

"Person" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, body corporate, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, government or Governmental Authority or entity, however designated or constituted;

"Platinum Group Assets" means all of the assets now owned or leased or hereafter acquired by the Credit Parties or any of their Subsidiaries and all properties and assets comprising the Project, but excluding the equity interests in Lion Battery Technologies Inc. owned by the Borrower, as more particularly described on Schedule E;

"PPSA" means the Personal Property Security Act (British Columbia);

"Pro Rata Share" means, at any particular time with respect to a particular Lender, the ratio of the Individual Commitment of such Lender at such time to the aggregate of the Individual Commitments of all of the Lenders at such time.

"Proceeds of Realization" means all cash and non-cash proceeds derived from any sale, disposition or other realization of the Platinum Group Assets or received from a Guarantor pursuant to a guarantee (a) after any notice being sent by the Agent to the Borrower pursuant to Section 8.2 declaring all indebtedness of the Borrower hereunder to be immediately due and payable, (b) upon any dissolution, liquidation, business rescue, winding-up, reorganization, bankruptcy, insolvency or receivership of any Credit Party (or any other arrangement or marshalling of the Platinum Group Assets that is similar thereto), or (c) upon the enforcement of, or any action taken with respect to, a guarantee or other Security Document.  For greater certainty, insurance proceeds derived as a result of the loss or destruction of any of the Platinum Group Assets or cash or non-cash proceeds derived from any expropriation or other condemnation of any of the Platinum Group Assets shall not constitute Proceeds of Realization prior to the Enforcement Date;

"Process Agent" has the meaning ascribed thereto in Section 1.6;

"Project" means the Waterberg Project, comprising a mining right application and applications for associated environmental authorizations, by Waterberg JV Resources by reason of it being, or having been the holder of prospecting rights LP 30/5/1/1/2/10667 PR, LP 30/5/1/1/2/10809 PR, LP 30/1/1/2/11013 PR and LP 30/1/1/2/10804 PR, located on the farms Rosamund 357 LR, Disseldorp 369 LR (Disseldorp), Millstream 358 LR, Ketting 368 LR, Portion 1 of Goedetrouw 366 LR (Goedetrouw), Goedetrouw 366, Early Dawn 361 LR, Old Langsine 360 LR, Langbryde 324 LR and Lomondside 323 LR, within the Northern Limb of the Bushveld Igneous Complex in the Limpopo Province, South Africa ("Mining Area"), and the development of a platinum and palladium mine on the Mining Area consequent upon the grant of the applications, and including any extensions to the Mining Area from time to time;

"Project Document" means any agreement, contract, license, permit, instrument, lease, easement or other document which (i) deals with or is related to the construction, operation or development of the Project, and (ii) is executed from time to time by or on behalf of or is otherwise made or issued in favour of any Credit Party or any of its Subsidiaries relating to the Project;

"Property" means all mineral rights, including any mineral claims, leases, licences, concessions, permits, agreements or any other rights in relation to the Project, together with any present or future renewal, extension in time, modiﬁcation, substitution, amalgamation, succession, conversion, demise to lease, renaming or variation of any of those mineral rights or additional acquired interests that derive directly from those mineral rights or additional acquired interests (whether granting or conferring the same, similar or any greater rights);

"PTM Group" means the Credit Parties, Mnombo and Waterberg and/or each of their respective Affiliates (and all respective successors and permitted assigns) and "PTM Group Member" means any one or more members of the PTM Group;

"PTM Public Offering" means a public offering of Common Shares completed by the Borrower after July 8, 2019 and on or before the Closing Time (excluding the Deepkloof Private Placement), pursuant to which the Borrower shall raise net cash proceeds of not less than $10,400,000;

"Public Disclosure Record" means all information circulars, prospectuses (including preliminary prospectuses), annual information forms, offering memoranda, financial statements, annual and other reports, SEC filings, material change reports and news releases filed from time to time by the Borrower with the Exchanges and all securities regulatory authorities in each Reporting Jurisdiction;

"Purchase Money Obligation" means, with respect to a Person, indebtedness of the Person issued, incurred or assumed to finance all or part of the purchase price of any asset or property acquired by such Person;

"Relevant Jurisdiction" means, from time to time, any jurisdiction in which any of the Credit Parties have material properties or assets, or in which they carry on any material business being, on the date hereof, the Province of British Columbia, Canada and the Republic of South Africa;

"Reporting Jurisdictions" means all of the jurisdictions in Canada in which the Borrower is a "reporting issuer" (being, as of the date hereof, the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland and Labrador) and the United States;

"Retainer" has the meaning attributed to that term in Section 7.4;

"SARB Approval" has the meaning attributed to that term on 7.1(b);

"SDNs" has the meaning attributed to such term in Section 6.1(kkk);

"SEC" means the U.S. Securities and Exchange Commission;

"Securities Act" means the Securities Act (British Columbia);

"Security" means the security including Security Interests provided by the Security Documents;

"Security Documents" means, collectively, the agreements, instruments and documents listed in Schedule B and delivered pursuant to Section 4.1 of this Agreement and all amendments thereto and any other guarantees or security documents from time to time delivered hereunder;

"Security Interest" means any security interest, assignment by way of security, mortgage, charge (whether fixed or floating), hypothec, deposit arrangement, pledge, lien, encumbrance, preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and any other "Security Interest" as defined in section 1(1) of the PPSA);

"SEDAR" means the System for Electronic Document Analysis and Retrieval of the Canadian Securities Administrators;

"Shares" as applied to the shares or other ownership or equity interests of any corporation or other entity, means the shares or other ownership or equity interests of every class whether now or hereafter authorized, regardless of whether such shares or other ownership or equity interests shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, business rescue, dissolution or winding-up of such corporation or other entity;

"Stated Maturity Date" means August 14, 2021;

"Subsidiaries" means, with respect to any Person, any corporation, company or other similar business entity (including, for greater certainty, a chartered bank) of which more than 49% of the outstanding Shares or other equity interests (in the case of Persons other than corporations) having ordinary voting power to elect a majority of the board of directors or the equivalent thereof of such corporation, company or similar business entity (irrespective of whether at the time Shares of any other class or classes of the Shares of such corporation, company or similar business entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person, including for greater certainty, all Material Subsidiaries, and "Subsidiary" means any one of them;

"Tax Related Person" means any Person (including a beneficial owner of an interest in a pass-through entity) who is required to include in income amounts realized (whether or not distributed) by the Agent or a Lender;

"Taxes" means all present or future taxes, assessments, rates, levies, imposts, deductions, withholdings, dues, duties, fees and other charges of any nature, including any interest, fines, penalties or other liabilities with respect thereto, imposed, levied, collected, withheld or assessed by any Governmental Authority (of any jurisdiction), and whether disputed or not;

"Term Sheet" means the term sheet for credit facility dated July 8, 2019 between the Borrower and Sprott Private Resource Lending II (Collector), LP;

"Tiger Gate" means Tiger Gate Platinum Propriety Limited;

"TSX" means the Toronto Stock Exchange;

"United States" means United States of America, its territories and possessions, any state of the United States and the District of Columbia;

"U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

"U.S. Securities Act" means the United States Securities Act of 1933, as amended;

"Voting Shares" means shares of capital stock of any class of any corporation carrying voting rights under all circumstances, provided that for the purposes of such definition, shares which only carry the right to vote conditionally on the happening of any event shall not be considered Voting Shares, whether or not such event shall have occurred, nor shall any shares be deemed to cease to be Voting Shares solely by reason of a right to vote accruing to shares of another class or classes by reason of the happening of such event;

"Waterberg" means Waterberg JV Resources Proprietary Limited, a company incorporated under the laws of the Republic of South Africa; and

"Waterberg Pledged Shares" has the meaning attributed to that term in 5.1(a)(xxi);

"Waterberg Shareholders Agreement" has the meaning attributed to that term on Schedule D;

"Working Capital" means Current Assets less Current Liabilities.

Subdivisions, Table of Contents and Headings

1.2 The division of this Agreement into articles, sections, subsections and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

References to Bodies Corporate, Statutes, Contracts

1.3 Any reference in this Agreement:

(a) to any body corporate shall include successors thereto, whether by way of amalgamation, merger or otherwise; provided that transfers and assignments by the parties and corporate and other reorganizations shall nonetheless be undertaken only in accordance with any restrictions imposed by the terms of this Agreement;

(b) to any statute, enactment or legislation or to any section or provision thereof shall include a reference to any order, ordinance, regulation, rule or by-law or proclamation made under or pursuant to that statute, enactment or legislation and all amendments, modifications, consolidations, re-enactments or replacements thereof or substitutions therefor from time to time; and

(c) to any agreement, instrument, Authorization or other document (including Material Contracts) shall include reference to such agreement, instrument, Authorization or other document as the same may from time to time be amended, supplemented, replaced or restated, irrespective of whether particular reference shall have been made to some (but not all) amendments, supplements, replacements or restatements thereof; provided that transfers, amendments, supplements, replacements and restatements shall nonetheless be undertaken only in accordance with any restrictions imposed by the terms of this Agreement.

Currency

1.4 Any reference in this Agreement to "U.S. Dollars", "USD", "US$", "dollars" or "$" shall be deemed to be a reference to lawful money of the United States and any reference to any payments to be made by any Credit Party shall be deemed to be a reference to payments made in lawful money of the United States.

Use of the Words "Best Knowledge"

1.5 The words "best knowledge", "to the best of the Borrower's knowledge", "to the knowledge of", "of which they are aware", "any knowledge of" or other similar expressions limiting the scope of any representation, warranty, acknowledgement, covenant or statement by the Borrower or the Credit Parties will be understood to be made on the basis of the actual knowledge of any of the executive officers of the Borrower or Credit Party, in each case, after due inquiry.

Governing Law

1.6 This Agreement shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract.  The parties hereby irrevocably attorn to the non-exclusive jurisdiction of the Courts of the Province of British Columbia and agree to be bound by any suit, action or proceeding commenced in such courts and by any order or judgment resulting from such suit, action or proceeding but the foregoing will in no way limit the Lenders' right to commence suits, actions or proceedings in any jurisdiction.

The parties further agree that service of any process, summons, notice or document by delivery in the manner set forth in Article 10 shall be effective service of process for any action, suit or proceeding brought against any party in such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the matters contemplated hereby in the courts of the Province of British Columbia and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding so brought has been brought in an inconvenient forum.

The Guarantor hereby irrevocably designates the Borrower (in such capacity, the "Process Agent"), with an office at 838 - 1100 Melville Street, Vancouver, B.C., V6E 4A6, as its designee, appointee and agent to receive, for and on its behalf service of process in such jurisdiction in any legal action or proceedings with respect to this Agreement or the transactions contemplated hereby, and such service shall be deemed complete upon delivery thereof to the Process Agent; provided that in the case of any such service upon the Process Agent, the party effecting such service shall also deliver a copy thereof to the Guarantor in the manner provided in Article 10.  The Guarantor shall take all such action as may be necessary to continue said appointment in full force and effect or to appoint another agent so that the Guarantor will at all times have an agent for service of process for the above purposes.

Nothing herein shall affect the right of any party to serve process in any manner permitted by Applicable Law.  The Credit Parties each expressly acknowledge that the foregoing waiver is intended to be irrevocable under all Applicable Laws and that nothing contained herein will in anyway limit any Finance Party's right to commence suits, actions or proceedings in any jurisdiction.

Paramountcy

1.7 If any covenant, representation, warranty or event of default contained in any other Facility Document is in conflict with or is inconsistent with a provision of this Agreement relating to the same specific matter, such covenant, representation, warranty or event of default shall be deemed to be amended to the extent necessary to ensure that it is not in conflict with or inconsistent with the provision of this Agreement relating to the same specific matter.

Interpretation

1.8 In this Agreement and each other Facility Document, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.  The words "including" and "includes" mean "including" (or "includes") without limitation.

Time of Essence

1.9 Time shall be of the essence in all respects of this Agreement.

Rule of Construction

1.10 The Facility Documents have been negotiated by each party with the benefit of legal representation, and any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not apply to the construction or interpretation of the Facility Documents.

Schedules

1.11 The Schedules attached hereto are incorporated into this Agreement by reference and are deemed to be an integral part thereof.

ARTICLE 2
THE FACILITY

The Facility

2.1 Subject to the terms and conditions hereof, the Lenders hereby severally establish in favour of the Borrower a senior secured single advance reducing term credit facility (the "Facility") in an amount equal to the Commitment amount, which shall be made available to the Borrower, or as the Borrower may direct, by way of a single Advance made in accordance with this Agreement.

Non-Revolvement

2.2 The Facility is a non-revolving facility, and any repayment under the Facility shall not be re-borrowed.

Notice of Borrowing

2.3 The Borrower shall provide a notice of borrowing to the Agent in respect of the Advance no later than 12:00 p.m. (Toronto time) not less than two Business Days prior to the requested drawdown date.  The notice of borrowing shall be in form and on terms satisfactory to the Agent and shall be irrevocable (the "Notice of Borrowing").

Term

2.4 The outstanding principal amount of the Facility, together with all accrued but unpaid interest, bonus and other costs, fees or charges payable hereunder from time to time, will be immediately due and payable by the Borrower to the respective Lenders on the Stated Maturity Date.

Extension of the Stated Maturity Date

2.5 The Borrower may elect to extend the maturity of the Facility by one year to August 14, 2022 (the "Extended Maturity Date") by written notice to the Agent, to be delivered no earlier than the date which is four months prior to the Stated Maturity Date and no later than the date which is two months prior to the Stated Maturity Date, subject to the following being satisfied to the Lenders' satisfaction, in their sole and absolute discretion, which the Lenders shall have confirmed same by notice in writing to the Borrower:

(a) subject to the Lenders' agreement to extend the maturity to the Extended Maturity Date, the Borrower shall deliver to the Lenders on the Stated Maturity Date such number of Common Shares issued from treasury (the "Extension Shares") as is equal to 3% of the outstanding principal amount of the Facility as measured on the date which is two Business Days prior to the Stated Maturity Date (the "Determination Date"), divided by the volume weighted average trading price of the Common Shares as they trade on the TSX for the five trading days immediately preceding the Determination Date.  At the Borrower's option, it may also pay the Lenders on the Stated Maturity Date an amount equal to 3% of the outstanding principal amount of the Facility on the Determination Date in lieu of the issuance of the Extension Shares;

(b) the Lenders shall in their sole and absolute discretion be satisfied with the form and terms of all security securing repayment of the Facility Obligations and the value of all collateral secured thereunder or subject thereto and the credit worthiness and capacity of the Credit Parties to repay the Facility Obligations;

(c) the representations and warranties set out in Article 6 and in each other Facility Document shall be true and correct in all material respects;

(d) the Credit Parties shall have satisfied all covenants and agreements in the Facility Documents required to be fulfilled on or before the Stated Maturity Date (except for the repayment of the outstanding Facility Obligations on the Stated Maturity Date); and

(e) no Default shall have occurred and be continuing.

2.6 The Extension Shares shall be registered in the names of the Lenders in accordance with their respective Pro Rata Share, or as they may direct, and shall be subject to a hold period under Applicable Securities Legislation of four months and one day from their date of issue, subject to the conditions prescribed under Applicable Securities Legislation.  The issuance of the Extension Shares shall be subject to the approval of the Exchanges, which the Borrower covenants and agrees to use reasonable commercial efforts to obtain in a timely manner.

Use of Proceeds of the Facility

2.7 Except with the prior written consent of the Agent (in accordance with the instructions of the Majority Lenders), the Borrower shall use the proceeds of the Facility only as follows:

(a) in repayment of all indebtedness, liabilities and obligations of the Credit Parties to Liberty under the Liberty Documents in connection with the full and final payment and settlement of all Liberty Obligations thereunder (after giving effect to the application of proceeds from the Liberty Private Placement to the Liberty Obligations) and the release and discharge of all security therefor; and

(b) in payment of the Lender's fees and expenses payable pursuant to Section 7.4.

Interest

2.8 Interest shall accrue on the outstanding principal amount of the Facility (including all capitalized interest, if any) from and including the date on which the Agent pays the proceeds of the Advance to the Escrow Agent to be held pursuant to the Escrow Agreement, as well as on all overdue amounts outstanding in respect of interest, costs or other fees or expenses payable under the Facility Documents, in each case at the rate equal to 11.00% (eleven percent) per annum, calculated daily and compounded monthly and shall be payable by the Borrower to the Lenders monthly on the last Business Day of every calendar month, as well as after each of maturity, default and judgment.

2.9 Notwithstanding Section 2.8, provided that no Default has occurred and is continuing, the Borrower may elect to capitalize up to three non-consecutive monthly interest payments coming due under Section 2.8, in each case, upon written notice to the Agent not less than 15 days or more than 30 days prior to the due date of any such interest payment.  All interest payments capitalized under this Section 2.9 shall from the date of capitalization be added to and form part of the outstanding principal amount of the Facility and shall bear interest at the rate set out in Section 2.8 from the date of capitalization until paid in full, without duplication.

Computations

2.10

(a) All interest payments to be made under this Agreement will be paid without allowance or deduction for deemed re-investment or otherwise, both before and after maturity and before and after default and/or judgment, if any, until payment of the amount on which such interest is accruing, and interest will accrue on overdue interest, if any.

(b) Unless otherwise stated, wherever in this Agreement reference is made to a rate of interest or rate of fees "per annum" or a similar expression is used, such interest or fees will be calculated on the basis of a calendar year of 360 days, using the nominal rate method of calculation, and will not be calculated using the effective rate method of calculation or on any other basis that gives effect to the principle of deemed re-investment of interest.

(c) For the purposes of the Interest Act (Canada) and disclosure under such act, whenever interest to be paid under this Agreement is to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 365, 366 or such other period of time, as the case may be.

No Set-off

2.11 All payments required to be made by the Borrower or any other Credit Party pursuant to the provisions hereof or any other Facility Document shall be made in immediately available funds and without any set-off, deduction, withholding or counter-claim or cross-claim.

Incentive Shares

2.12 In consideration for the Advance of the Facility and concurrently therewith, the Borrower will deliver to the Lenders 800,000 Common Shares issued from treasury at a deemed price equal to $1.25 per Common Share (the "Incentive Shares").  The Incentive Shares shall be registered in the names of the Lenders in accordance with their respective Pro Rata Share, or as they may direct, and shall be subject to a hold period under Applicable Securities Legislation of four months and one day from their date of issue, subject to the conditions prescribed under Applicable Securities Legislation.

Administrative Matters Re: Payments

2.13 All Amounts Payable under the Facility Documents shall be made payable in lawful money of the United States of America. If the date for payment of any Amount Payable is not a Business Day, then such payment shall be made on the next day which is a Business Day in both such places.

Funding of Advances

2.14

(a) Each Lender shall make available to the Agent its Pro Rata Share of the principal amount of the Advance under the Facility prior to 11:00 a.m. (Toronto time) on the date of the Advance.  The Agent shall, upon fulfilment by the Borrower of the relevant terms and conditions set forth in Article 5 and unless otherwise irrevocably authorized and directed in a Notice of Borrowing, make such funds available to the Borrower on the date of the extension of credit by crediting the account of the Borrower designated by the Borrower to the Agent from time to time in writing.  Unless the Agent has been notified by a Lender at least one Business Day prior to the date of the extension of credit that such Lender will not make available to the Agent its Pro Rata Share of the Advance, the Agent may assume that such Lender has made such portion of the Advance available to the Agent on the date of the extension of credit in accordance with the provisions hereof and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If the Agent has made such assumption, to the extent such Lender shall not have so made its Pro Rata Share of the Advance available to the Agent, such Lender agrees to pay to the Agent, forthwith on demand, such Lender's Pro Rata Share of the Advance and all costs and expenses incurred by the Agent in connection therewith together with interest thereon at the rate applicable to the Facility, calculated in accordance with Section 2.8 for each day from the date such amount is made available to the Borrower until the date such amount is paid or repaid to the Agent; provided, however, that notwithstanding such obligation, if such Lender fails so to pay, the Borrower shall, without prejudice to any rights that the Borrower might have against such Lender, repay such amount to the Agent forthwith after demand therefor by the Agent.  The amount payable by each Lender to the Agent pursuant hereto shall be set forth in a certificate delivered by the Agent to such Lender and the Borrower (which certificate shall contain reasonable details of how the amount payable is calculated) and shall constitute prima facie evidence of such amount payable.  If such Lender makes the payment to the Agent required herein, the amount so paid shall constitute such Lender's Pro Rata Share of the Advance for purposes of this Agreement and shall entitle the Lender to all rights and remedies against the Borrower in respect of the Advance.

Failure of Lender to Fund Advances

2.15 If any Lender fails to make available to the Agent its Pro Rata Share of the Advance under the Facility as required (a "Defaulting Lender") and the Agent has not funded pursuant to Section 2.14, the Agent shall forthwith give notice of such failure by such Defaulting Lender to the Borrower and the other Lenders and such notice shall state that any other Lender may make available to the Agent all or any portion of the Defaulting Lender's Pro Rata Share of the Advance (but in no way shall any other Lender or the Agent be obliged to do so) in the place and stead of the Defaulting Lender.  If more than one Lender gives notice that it is prepared to make funds available in the place and stead of a Defaulting Lender in such circumstances and the aggregate of the funds which such Lenders (herein collectively called the "Contributing Lenders" and individually called a "Contributing Lender") are prepared to make available exceeds the amount of the Advance which the Defaulting Lender failed to make, then each Contributing Lender shall be deemed to have given notice that it is prepared to make available its Pro Rata Share of the Advance based on the Contributing Lenders' relative commitments to advance in such circumstances.  If any Contributing Lender makes funds available in the place and stead of a Defaulting Lender in such circumstances, then the Defaulting Lender shall pay to any Contributing Lender making the funds available in its place and stead, forthwith on demand, any amount advanced on its behalf together with interest thereon at the rate equal to the rate of interest determined under Section 2.6 plus 2.00% per annum, calculated daily and compounded monthly, for each day from the date of such Advance to the date of payment, against payment by the Contributing Lender making the funds available of all interest received in respect of such Advance from the Borrower.  In addition to interest as aforesaid, the Borrower shall pay all amounts owing by the Borrower to the Defaulting Lender (with respect to the amounts advanced by the Contributing Lenders on behalf of the Defaulting Lender) to the Contributing Lenders until such time as the Defaulting Lender pays to the Agent for the Contributing Lenders all amounts advanced by the Contributing Lenders on behalf of the Defaulting Lender and non-receipt by such Defaulting Lender will not constitute a breach by the Borrower of this Agreement and all such payments shall discharge the Borrower's obligations to the Defaulting Lender in respect of the same.

Time and Place of Payments

2.16 All payments made by the Borrower pursuant to this Agreement or pursuant to any other Facility Document shall be made before 2:00 p.m. (Toronto, Ontario time) on the day specified for payment.  Any payment received after 2:00 p.m. (Toronto, Ontario time) on the day specified for such payment shall be deemed to have been received before 2:00 p.m. (Toronto, Ontario time) on the immediately following Business Day.  All payments shall be made to the Agent on behalf of the Finance Parties to the office of the Agent, as specified by the Agent in Schedule A, or such other office as the Agent may designate in writing.

Remittance of Payments

2.17 If from time to time the Agent accepts any payment of principal, interest, fees or other amounts due under this Agreement for the benefit of the Lenders, then forthwith after its receipt of such payment the Agent shall, subject to Sections 2.15 and 11.7, remit to each Lender, in immediately available funds, such Lender's Pro Rata Share of such payment (except to the extent such payment results from the Advance with respect to which a Lender had failed, pursuant to Section 2.15, to make available to the Agent its Pro Rata Share and, where any other Lender has made funds available in the place and stead of a Defaulting Lender); provided that if the Agent, on the assumption that it will receive, on any particular date, a payment of principal (including, a prepayment), interest, fees or other amount under the Facility, remits to each Lender its Pro Rata Share of such payment and the Borrower fails to make such payment, each Lender agrees to repay to the Agent, forthwith on demand, to the extent that such amount is not recovered from the Borrower on demand and after reasonable efforts by the Agent to collect such amount (without in any way obligating the Agent to take any legal action with respect to such collection), such Lender's Pro Rata Share of the payment made to it pursuant hereto together with interest thereon at the rate applicable to the Facility, calculated in accordance with Section 2.8 for each day from the date such amount is remitted to the Lender until the date such amount is paid or repaid to the Agent, the exact amount of the repayment required to be made by the Lender pursuant hereto to be as set forth in a certificate delivered by the Agent to each Lender, which certificate shall constitute prima facie evidence of such amount of repayment.

Evidence of Indebtedness

2.18 The Agent shall maintain accounts wherein the Agent shall record the amount of credit outstanding and owed to each Lender hereunder, each payment of principal and interest to such Lender on account of the Advance and all other amounts becoming due to and being paid to each Lender hereunder.  The Agent's accounts constitute, in the absence of manifest error, prima facie evidence of the indebtedness of the Borrower to each Lender pursuant to this Agreement.

Agent's Discretion to Allocate

2.19 Notwithstanding the provisions of Section 2.14 with respect to the funding of the Advance in accordance with each Lender's Pro Rata Share, the Agent shall be entitled to reallocate the funding obligations under the Facility among the Lenders in order to ensure, to the greatest extent practicable, that after such funding the aggregate amount of credit extended hereunder by each Lender coincides with such Lender's Pro Rata Share of the aggregate amount of credit extended under the Facility by all of the Lenders thereunder, provided that no such allocation shall result in the aggregate amount of credit extended hereunder by any Lender exceeding such Lender's Individual Commitment in respect of the Facility.

Lenders' Securities Law Matters

2.20 Each Lender represents, warrants and covenants to the Borrower as of the date hereof and as of the date of issuance of the Incentive Shares, that it has completed and delivered to the Borrower (and has arranged for each of its participants, if any, to complete and deliver to the Borrower), and, if the Borrower exercises its option under Section 2.5, that it will complete and deliver to the Borrower as of the date of the issuance of the Extension Shares (and will arrange for each of its participants, if any, to complete and deliver to the Borrower) either a Non-U.S. Lender's or Participant's Certificate in the form attached as Schedule F or a U.S. Lender's or Participant's Certificate in the form attached as Schedule G, as applicable, and each Lender represents and warrants to the Borrower as of the date hereof and as of the date of each issuance of the Incentive Shares and, if the Borrower exercises its option under Section 2.5, as of the date of each issuance of the Extension Shares, that in respect of its own Non-U.S. Lender's or Participant's Certificate or U.S. Lender's or Participant's Certificate, as the case may be, the representations, warranties and covenants set forth therein are true and correct.

2.21 The Agent acknowledges that the Incentive Shares and, if applicable, the Extension Shares, are intended to be issued to all persons other than Lenders that have completed a U.S. Lender's or Participant's Certificate in the form attached as Schedule G in compliance with the exclusion from registration requirements provided by Rule 903 under the U.S. Securities Act (Category 2 where applicable), and that the Agent may be deemed a "distributor" as defined in Rule 902 under the U.S. Securities Act, with respect to the offer and sale of the Incentive Shares or the Extension Shares.  It represents and warrants to the Borrower that (a) it has not offered or solicited offers to participate in the Facility or to receive any Incentive Shares or Extension Shares using any general solicitation or general advertising (within the meaning of Rule 502 under the U.S. Securities Act) or taken any action that would cause the exemptions provided by Rule 506(b) or Rule 903 thereunder to be unavailable for the issuance of the Incentive Shares or Extension Shares, including any solicitation, offer or sale in the United States or to, or for the account or benefit of, a U.S. person (as defined in Rule 902 under the U.S. Securities Act), with respect to the Incentive Shares or Extension Shares to be issued to persons other than Lenders that have completed a U.S. Lender's or Participant's Certificate in the form attached as Schedule G, nor will it do so, (b) it has not received and will not receive any commission or other remuneration, directly or indirectly, in respect of the participation of Lenders that have completed a U.S. Lender's or Participant's Certificate in the form attached as Schedule G in the transactions contemplated hereby, (c) all offers and sales of the Incentive Shares or Extension Shares prior to the expiration of the distribution compliance period specified in Category 2 of Rule 903 under the U.S. Securities Act, where applicable, have been and shall be made only in accordance with the provisions of Rules 903 or 904 under the U.S. Securities Act, pursuant to registration of the Incentive Shares or Extension Shares under the U.S. Securities Act, or pursuant to an available exemption from the registration requirements of the U.S. Securities Act (and shall include the notifications with respect thereof required by the definition of "offering restrictions" contained in Rule 902 under the U.S. Securities Act), and (d) it has not offered or sold and will not offer or sell any of the Incentive Shares or Extension Shares during the applicable distribution compliance period under Category 2 of Rule 903 under the U.S. Securities Act to a "distributor" as defined in Rule 902 under the U.S. Securities Act, a "dealer" as defined in Section 2(a)(12) of the U.S. Securities Act, or a person receiving a selling concession, fee or other remuneration in respect of the securities sold, without sending a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor.

2.22 Each Lender other than the Agent represents and warrants to the Borrower that it has not offered or solicited offers to participate in the Facility or to receive any Incentive Shares or Extension Shares.

2.23 Incentive Shares and Extension Shares may only be issued to Persons who are Lenders and Participants at the time of issuance and who have delivered to the Borrower either a Non-U.S. Lender's or Participant's Certificate in the form attached as Schedule F or a U.S. Lender's or Participant's Certificate in the form attached as Schedule G, as applicable.

ARTICLE 3
PREPAYMENT, REPAYMENT AND REDUCTIONS

Voluntary Prepayment

3.1 The Borrower may prepay principal amounts outstanding under the Facility, in whole or in part, at any time, without penalty, provided that:

(a) not less than six months of interest on the principal amount of any such prepayment has been paid to the Lenders;

(b) any such prepayment may only be made on the last Business Day of a calendar month; and

(c) the Borrower shall have provided the Agent with at least ten Business Days' prior written notice of its intention to make such prepayment.

Section 3.1 shall not apply to the mandatory prepayments required under Sections 3.3 or 3.4.

Asset Sale; Reinvestment or Voluntary Prepayment

3.2 If the Credit Parties or any of their Subsidiaries sell or otherwise dispose of any assets outside the Ordinary Course of Business for cash proceeds, in each case in excess of $1,000,000, in aggregate during the term hereof, the relevant Credit Parties shall, and if applicable shall cause their Subsidiaries to, provide the Agent with full particulars of same, including all relevant documentation as the Agent may request, and at the Credit Parties' election, either reinvest the proceeds into the Project or pay the proceeds from such sale or other disposition, net of reasonable selling costs, to the Lenders in prepayment of the Facility in accordance with Section 3.1 and subject to the terms thereof.

Financing Mandatory Prepayment

3.3 If the Credit Parties or any of their Subsidiaries close one or more equity financings (excluding the Deepkloof Private Placement, the Liberty Private Placement, the PTM Public Offering and any intercompany financings between Credit Parties or their Subsidiaries), the Borrower shall pay or cause to be paid 50% of the proceeds of all such financings, net of reasonable financing costs, to the Lenders in prepayment of the Facility.

Warrant Exercise Prepayment

3.4 If after the Closing Date, any portion of the outstanding Borrower Warrants are exercised by the holders thereof, the Borrower shall provide the Agent with full particulars thereof in writing on or before the date which is ten days following the date of such exercise of Borrower Warrants and shall pay or cause to be paid to the Lenders 75% of the gross proceeds thereof, in prepayment of the Facility.

ARTICLE 4
SECURITY

Security Documents

4.1 To secure the due payment of all Indebtedness of the Borrower to the Finance Parties in respect of the Facility and the payment and performance of all other Facility Indebtedness, the Credit Parties shall execute and deliver to the Agent (for the benefit of the Finance Parties) the Security Documents.

Registration of the Security

4.2 The Borrower shall, and shall cause the Guarantor to, at the Borrower's expense, register, file, record and give notice of (or cause to be registered, filed, recorded and given notice of) any amendments to the Security Documents in all offices where such registration, filing, recording or giving notice is necessary or desirable for the perfection of the Security Interests constituted thereby and to ensure that such Security Interests are first ranking, subject only to Permitted Encumbrances.  The Agent shall have no duty or responsibility to cause registrations, filings, recordings and notices to keep in good standing the Security Interests created by the Security Documents.

ARTICLE 5
CONDITIONS PRECEDENT TO EFFECTIVENESS

Conditions Precedent to Effectiveness of this Agreement

5.1 The effectiveness of this Agreement shall be subject to the following conditions precedent being satisfied, fulfilled or otherwise met to the satisfaction of the Finance Parties:

(a) receipt by the Finance Parties of the following documents, each in full force and effect, and in form and substance satisfactory to the Finance Parties:

(i) a Notice of Borrowing in respect of the Advance;

(ii) executed copies of the Facility Documents, including, without limitation, this Agreement and the Security Documents, except for the Escrow Agreement;

(iii) certificates of status or other similar type of evidence for each of the Credit Parties from all Relevant Jurisdictions;

(iv) certified copies of the Constating Documents of each of the Credit Parties;

(v) certified copies of the directors' resolutions of each of the Credit Parties with respect to its authorization, execution and delivery of the Facility Documents to which it is a party;

(vi) opinions of the counsel to the Credit Parties relating to, among other things, the subsistence of each of the Credit Parties, and the due authorization, execution, delivery and enforceability of the Facility Documents and the due registration and perfection of the Security Documents, opinions as to title to the properties comprising the Project and such other customary opinions as the Finance Parties and their counsel require;

(vii) all required consents, approvals, Authorizations, orders, waivers or agreements of, or registrations or qualifications with, any Governmental Authority (other than SARB Approval), or any other body or authority, court, stock exchange, securities regulatory authority or other Person, including but not limited to those listed on Schedule C;

(viii) certificates of officers of each of the Credit Parties as to corporate matters and certifying that (A) all of the representations and warranties of each of the Credit Parties contained herein or in any other Facility Document are true and correct in all material respects on and as of the Closing Date, (B) all of the covenants and agreements of each of the Credit Parties contained herein or in any other Facility Document required to be fulfilled or satisfied on or before the Closing Date have been so fulfilled or satisfied, and (C) no Default has occurred and is continuing;

(ix) an irrevocable direction to pay with respect to the Advance, providing for, among other things, the payment of all net Advance proceeds to Liberty in payment of all remaining Liberty Obligations (with the net Advance proceeds being used to pay out the remaining Liberty Obligations after payment by the Borrower to Liberty from the proceeds of the Deepkloof Private Placement, the Liberty Private Placement and the PTM Public Offering);

(x) releases and discharges (or, if acceptable to the Agent, postponements), in registrable form where appropriate, covering all Security Interests or other encumbrances affecting the Platinum Group Assets which are not Permitted Encumbrances, if any, including releases and discharges evidencing the irrevocable release and discharge of all Liberty Obligations and all security documents and instruments granted in connection with the Liberty Facility and the Liberty Documents;

(xi) a Compliance Certificate;

(xii) satisfactory searches in respect of the Credit Parties and their Subsidiaries;

(xiii) evidence that all Security Interests pursuant to the Security Documents have been duly perfected and registered in all Relevant Jurisdictions and any other relevant jurisdiction as required by the Agent and the Lenders' Counsel;

(xiv) the Liberty Payout Agreement confirming, inter alia, all Liberty Obligations outstanding under the Liberty Documents, before and after the application of proceeds from the Liberty Private Placement to the Liberty Obligations, and providing for the full and final unconditional release and discharge of all Liberty Obligations and all security therefor, to be made effective upon the completion of Closing and the payment of the net Advance proceeds to Liberty in payment of all remaining Liberty Obligations;

(xv) a special power of attorney from the Guarantor in favour of the Agent and its subagents to apply for the consent of the Department of Mineral Resources under Section 11 of the MPRDA in the manner contemplated in the Cession and Pledge in Security (Guarantor Shares) contemplated in Schedule B;

(xvi) a special power of attorney from Waterberg in favour of the Agent and its subagents to apply for the consent of the Department of Mineral Resources under Section 11 of the MPRDA in the manner contemplated in the Cession and Pledge in Security (Waterberg Shares) contemplated in Schedule B;

(xvii) a notice by the Borrower to the Guarantor of the cession and pledge in the form attached as schedule 1 to the Cession and Pledge in Security (Guarantor Shares);

(xviii) a notice by the Guarantor to Waterberg of the cession and pledge in the form attached as schedule 3 to the Cession and Pledge in Security (Waterberg Shares);

(xix) an acknowledgement of notice in the form attached as schedule 1 to the Cession and Pledge in Security (Guarantor Shares);

(xx) an acknowledgement of notice in the form attached as schedule 3 to the Cession and Pledge in Security (Waterberg Shares);

(xxi) certified copy of the resolutions of the directors of the Guarantor approving the pledge and any transfer of 255 ordinary par value shares in the capital of the Guarantor issued to the Borrower (the "Guarantor Pledged Shares"), in the form attached as schedule 1 to the Cession and Pledge in Security (Guarantor Shares);

(xxii) certified copy of the resolutions of the directors of Waterberg approving the pledge and any transfer of 81,202 shares in the capital of Waterberg issued to the Guarantor (the "Waterberg Pledged Shares"), in the form attached as schedule 2 to the Cession and Pledge in Security (Waterberg Shares);

(xxiii) original share certificate and share transfer form in respect of the Guarantor Pledged Shares, undated and signed by the Borrower, as transferor, and blank as to the transferee;

(xxiv) original share certificate and share transfer form in respect of the Waterberg Pledged Shares, undated and signed by the Guarantor, as transferor, and blank as to the transferee; and

(xxv) such other documents, certificates, opinions and agreements which the Agent or the Lenders' Counsel may reasonably require, consistent with the terms of this Agreement (which, for greater certainty shall not include any new security not previously contemplated herein);

(b) the Lenders shall have completed and be satisfied with their financial, business, environmental, tax, legal and other due diligence review of the Credit Parties and their respective properties and assets, including without limitation, their review of all feasibility studies, plans, budgets, pro forma financial statements and all Material Contracts and that the realizable value of the properties and assets of the Credit Parties and their Subsidiaries and the adequacy of such properties and assets to support repayment of the Facility;

(c) each Lender shall have received the approval of its credit committee and other required authorizations;

(d) the Finance Parties shall be satisfied that no event or circumstance shall have occurred or exists that (in the opinion of the Majority Lenders, in their sole discretion) has resulted in or could reasonably be expected to result in a Material Adverse Effect;

(e) all of the representations and warranties of each of the Credit Parties contained in this Agreement or in any other Facility Document are true and correct, and the Agent has received a Certificate of the Borrower so certifying to the Agent;

(f) all of the covenants and agreements of each of the Credit Parties contained herein or in any other Facility Document required to be fulfilled or satisfied on or before the Closing Date have been so fulfilled or satisfied, and the Agent has received a Certificate of the Borrower so certifying to the Agent; and

(g) no Default has occurred and is continuing, and the Agent has received a Certificate of the Borrower so certifying to the Agent.

Conditions Precedent to the Advance

5.2 The obligation of the Lenders to make the Advance under this Agreement is subject to and conditional upon the following conditions precedent being satisfied, fulfilled or otherwise met to the satisfaction of the Finance Parties:

(a) evidence satisfactory to the Lender, confirming:

(i) that the Borrower has raised total gross cash proceeds from the PTM Public Offering and the Deepkloof Private Placement of not less than $20,000,000;

(ii) that the Liberty Private Placement has closed, or will close concurrently with the Advance, and that the Common Shares in the Liberty Private Placement have, or will have, been issued and received by Liberty;

(iii) the outstanding balance of the Liberty Obligations following the closing of the Liberty Private Placement, which shall not exceed $33,000,000, plus reasonable legal fees of Liberty's counsel;

(iv) that the PTM Public Offering will close concurrently with the Advance and that the Borrower (or its agent, in trust) is in receipt of the net cash proceeds thereof, free from all closing escrow or other restrictions except for the concurrent making of the Advance, and that the Borrower is not restricted from using such net cash proceeds to pay out and discharge the Liberty Obligations;

(v) that the Deepkloof Private Placement has closed, or will close concurrently with the Advance, and that the Borrower (or its agent, in trust) is in receipt of the net cash proceeds thereof, free from all closing escrow or other restrictions and that the Borrower is not restricted from using such net cash proceeds to pay out and discharge the Liberty Obligations;

(vi) the TSX shall have conditionally approved, and NYSE American shall had approved the Incentive Shares for listing;

(vii) Liberty, or its counsel, shall have confirmed to the Agent in writing that:

A. the Common Shares in the Liberty Private Placement have been issued;

B. upon receipt of an amount not to exceed $33,000,000, the Liberty Obligations will be paid and satisfied in full and all security documents and instruments securing the Liberty Obligations shall be immediately released and discharged in accordance with the Liberty Payout Agreement; and

C. the Escrowed Documents (as such term is defined in the Escrow Letter) have been, or currently with the Advance will be, released from all escrow conditions placed upon them pursuant to the letter sent by Brent Lewis of Fasken Martineau DuMoulin LLP to Doug Shields of DLA Piper (Canada) LLP on August 14, 2019 (the "Escrow Letter");

(b) the Incentive Shares shall have been issued and delivered to the Lenders or as they may direct;

(c) the Finance Parties shall have received from Canadian counsel to the Credit Parties opinions relating to, among other things, the issuance of the Incentive Shares, and such other customary opinions in relation thereto as the Finance Parties and their counsel require;

(d) the Finance Parties shall have received an executed copy of the Escrow Agreement, in full force and effect;

(e) the Finance Parties shall have received payment of all fees and reimbursable expenses in connection with this Agreement, including those fees described in Section 7.4, which are payable by the Credit Parties to the Finance Parties on or prior to the Closing Date;

(f) there shall be no other Security Interest or other liens or encumbrances whatsoever, which rank equal to or in priority to the Agent's Security Interests granted pursuant to the Security Documents, other than Permitted Encumbrances;

(g) all of the representations and warranties of each of the Credit Parties contained in this Agreement or in any other Facility Document are true and correct and the Agent has received a Certificate of the Borrower so certifying to the Agent;

(h) all of the covenants and agreements of each of the Credit Parties contained herein or in any other Facility Document required to be fulfilled or satisfied on or before the date of the Advance have been so fulfilled or satisfied and the Agent has received a Certificate of the Borrower so certifying to the Agent;

(i) the Finance Parties shall be satisfied that no event or circumstance shall have occurred or exists that (in the opinion of the Majority Lenders, in their sole discretion) has resulted in or could reasonably be expected to result in a Material Adverse Effect; and

(j) no Default has occurred and is continuing and the Agent has received a Certificate of the Borrower so certifying to the Agent.

Waiver

5.3 The conditions in Sections 5.1 and 5.2 are inserted for the sole benefit of the Finance Parties and may be waived by the Agent (in accordance with the instructions of the Finance Parties), in whole or in part, with or without conditions, as the Finance Parties may determine in their sole and absolute discretion. If any of the conditions in Sections 5.1 and 5.2 are not satisfied or waived by the Lenders in writing on or before the Availability Period End Date, the Lenders shall have no further obligation to the Borrower to make the Advance and the Borrower shall pay to the Lenders their legal fees and other out-of-pocket expenses forthwith.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES

Representations and Warranties of the Credit Parties

6.1 The Borrower, for and on behalf of itself and the other Credit Parties, hereby represents and warrants to the Finance Parties as of the date hereof, and as of the date of the Advance made to the Borrower that:

(a) the Borrower and each of its Subsidiaries has been duly incorporated and organized under the laws of its jurisdiction of incorporation and is validly existing and is current and up-to-date with all material filings required to be made under the laws of its jurisdiction of incorporation and has all requisite corporate power to carry on its business as now conducted and as presently proposed to be conducted and to own, lease or operate its property, and no steps or proceedings have been taken by any Person, voluntary or otherwise, requiring or authorizing its dissolution or winding up;

(b) all of the issued and outstanding shares in the capital of each Material Subsidiary have been duly authorized and validly issued, are fully paid and are, except as set forth in Schedule E, directly or indirectly beneficially owned by the Borrower, free and clear of any liens or other encumbrances other than (i) transfer restrictions under Applicable Securities Legislation, (ii) pursuant to shareholder, joint venture or similar agreements disclosed in the Public Disclosure Record; and none of the outstanding shares of the capital stock of any Material Subsidiary was issued in violation of the pre-emptive or similar rights of any security holder of such subsidiary.  There exist no options, warrants, purchase rights, or other contracts or commitments that could require the Borrower to sell, transfer or otherwise dispose of any capital stock of any Material Subsidiary except as contemplated by the Share Pledge Agreement described in Schedule B;

(c) the share capital of each of the Credit Parties' Subsidiaries, as set forth in Schedule E, is true and correct;

(d) each of the Credit Parties has full power and authority to enter into each of the Facility Documents to which each is a party and to do all acts and things and execute and deliver all documents as are required hereunder or thereunder to be done, observed, performed or executed and delivered by it in accordance with the terms hereof and thereof;

(e) each of the Credit Parties has taken all corporate steps necessary to duly authorize all matters in connection with the Facility Documents to which each is a party, including, without limitation, (i) the execution and delivery of the Facility Documents and such other agreements and instruments as contemplated herein; and (ii) the creation, allotment and issuance of the Incentive Shares and, when entered into, the Facility Documents will create valid and legally binding obligations of the Credit Parties enforceable against the Credit Parties in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by Applicable Law;

(f) except as set forth in Schedule E, neither the Borrower nor any of its Subsidiaries own, beneficially or of record, or exercise control or direction over, any shares (or other ownership interests) of any Person;

(g) none of the Credit Parties or their Material Subsidiaries has committed any act of bankruptcy or is insolvent, or proposed a compromise or arrangement to its creditors generally, had a petition or receiving order in bankruptcy filed against it, made a voluntary assignment in bankruptcy, taken any proceedings with respect to a compromise or arrangement, taken any proceedings to have a receiver appointed for any of its property or had any execution or distress become enforceable or become levied upon any of its property;

(h) each of the Credit Parties and their Subsidiaries is licensed, registered or qualified in all jurisdictions where the character of the property or assets thereof owned or leased or the nature of the activities conducted by it make licensing, registration or qualification necessary, and carrying on the business thereof in material compliance with all Applicable Law;

(i) none of the Credit Parties or their Subsidiaries has any material assets in any jurisdiction other than South Africa and British Columbia;

(j) except for personal property owned by contractors authorized by one or more of the Credit Parties or their Subsidiaries to carry on business at the Project, Waterberg holds all personal property located at, on or about the Project or any part thereof or used or acquired for use primarily in connection with, primarily related to, or produced from the Project or any part thereof or any business or operations thereat, and all proceeds thereof;

(k) the Borrower is authorized to issue an unlimited number of Common Shares, of which 34,933,072 Common Shares were issued and outstanding as fully paid and non-assessable shares in the authorized share structure of the Borrower on the date of this Agreement and prior to the completion of the Deepkloof Private Placement, the PTM Public Offering and the Liberty Private Placement;

(l) neither the Credit Parties nor any of their Subsidiaries have made any loans to or guaranteed the obligations of any Person excepting only (i) the Facility, (ii) the Securities (as defined in the Note Indenture) issued under the Note Indenture, (iii) unsecured intercompany loans between the Borrower and its Subsidiaries with no fixed terms of repayment, and (iv) guarantees in respect of Purchase Money Obligations and Capital Lease Obligations otherwise permitted pursuant to Section (b) of the definition of Permitted Indebtedness;

(m) the Borrower is a reporting issuer or the equivalent only in the Reporting Jurisdictions and is in compliance with its obligations under the Applicable Securities Legislation of such jurisdictions and of the Exchanges in all material respects and is not included in any list of defaulting reporting issuers maintained by the securities commission of such jurisdictions;

(n) the outstanding Common Shares are listed and posted for trading on the Exchanges;

(o) the Borrower has the corporate power and capacity to issue and deliver the Incentive Shares;

(p) upon the issuance thereof, the Incentive Shares will be validly issued as fully paid and non-assessable Common Shares and will not be issued in violation of or, other than the participation right granted by the Company to Deepkloof under the Amended and Restated Subscription Agreement dated May 10, 2018 between the Company and Deepkloof, subject to any pre-emptive rights or contractual rights to purchase securities issued by the Borrower;

(q) in connection with the issuance and listing of the Incentive Shares on the Exchanges, the Borrower has or will have complied with all Applicable Securities Legislation, including, but not limited to, applying for and receiving the conditional approval of the TSX, and the approval of the NYSE on or before the date of the Advance;

(r)

(i) the issuance of the Incentive Shares will be exempt from the prospectus requirements of Applicable Securities Legislation of Canada and no document will be required to be filed and no proceeding taken or approval, permit, consent, order or Authorization obtained under any such Applicable Securities Legislation in connection with the first trade of the Incentive Shares (assuming that: at the time of such trade, at least four months have elapsed from the "distribution date" (as such term is defined in NI 45-102)); such trade is not a "control distribution" as defined in NI 45-102; no unusual effort is made to prepare the market or create a demand for the security that is the subject of the trade; no extraordinary commission or consideration is paid to a person or company in respect of the trade; and, if any Lender is an insider of the Borrower, it has no reasonable grounds to believe that the Borrower is in default of "securities legislation" (as defined in National Instrument 14-101 Definitions)); and

(ii) assuming the accuracy of the Lenders' and participants' representations and warranties herein and as set forth in the applicable Non-U.S. Lender's or Participant's Certificate or U.S. Lender's or Participant's Certificate, as applicable, and compliance by them with their covenants, the issuance of the Securities will not require registration under the Applicable Securities Legislation of the United States;

(s) none of the execution and delivery of the Facility Documents, the perfection or registration of the Security Documents, the compliance by the Credit Parties with the provisions of the Facility Documents or the consummation of the transactions contemplated herein and the issue of the Incentive Shares, for the consideration and upon the terms and conditions set forth herein, does or will: (i) require the consent, approval, Authorization, order, waiver or agreement of, or registration or qualification with, any Governmental Authority, or any other body or authority, court, stock exchange, securities regulatory authority or other Person, except such as have been obtained or will be obtained prior to the Advance or prior to the date required under Section 7.1(a), as applicable, and is more particularly described on Schedule C (or, in the case of conditional approval by the TSX and the approval of the NYSE American of the listing application for the Incentive Shares, as will be obtained prior to the issuance thereof); (ii) conflict with or result in any breach or violation of any of the provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Credit Parties or any of their Subsidiaries is a party or by which they or any of their properties or assets are bound in a manner which could reasonably be expected to result in a Material Adverse Effect; or (iii) conflict with or result in any breach or violation of any provisions of, or constitute a default under the Constating Documents of any of the Credit Parties or any of their Subsidiaries or any resolution passed by the directors (or any committee thereof) or shareholders (or members) of any of the Credit Parties or any of their Subsidiaries, or any statute or any judgment, decree, order, rule, policy or regulation of any court, Governmental Authority, any arbitrator, stock exchange or securities regulatory authority applicable to the Credit Parties or any of their Subsidiaries or any of their respective properties or assets thereof which has resulted in or could reasonably be expected to result in a Material Adverse Effect;

(t) there is no material change, as defined in Applicable Securities Legislation, relating to any of the Credit Parties or any of their Subsidiaries, or any change in any material fact, as defined in Applicable Securities Legislation, relating to the Credit Parties or any of their Subsidiaries, which has not been or will not be (prior to the Closing Date) fully disclosed in accordance with the requirements of Applicable Securities Legislation and the rules and regulations of the Exchanges;

(u) no order or ruling suspending the sale or ceasing the trading in any securities (including the Common Shares) of the Credit Parties or any of their Subsidiaries or prohibiting the sale of such securities has been issued by any securities regulatory authority and no such order or ruling is outstanding against the Credit Parties or any of their Subsidiaries or, to the best of the Credit Parties' knowledge, their directors, officers or promoters and no investigations or proceedings for such purposes have been threatened or, to the best of the Credit Parties' knowledge, are pending or contemplated;

(v) the Credit Parties or any of their Subsidiaries, as the case may be, are the beneficial owner of the properties, business and assets referred to as being owned by it in the Public Disclosure Record free and clear of all liens and encumbrances except for Permitted Encumbrances;

(w) all agreements by which the Credit Parties or any of their Material Subsidiaries hold an interest in property, business or assets are in good standing according to their terms and the properties in which the Credit Parties or any of their Material Subsidiaries hold an interest are in good standing in all material respects under all Applicable Law of the jurisdictions in which such property, business or assets are situated and no material breach or default under any such agreements has occurred and is continuing;

(x) neither the Credit Parties nor any of their Material Subsidiaries has approved, has entered into any agreement in respect of, or has any knowledge of:

(i) the purchase of any material property or any interest therein or the sale, transfer or other disposition of any material property or any interest therein currently owned, directly or indirectly, by them, whether by asset sale, transfer of shares, or otherwise;

(ii) any Change of Control (by sale or transfer of shares (or other ownership interests) or sale of all or substantially all of the property and assets of any of the Credit Parties) of the Credit Parties or any of their Material Subsidiaries;

(iii) a proposed or planned disposition of shares by any shareholder who owns, directly or indirectly, 10% or more of the outstanding shares of the Credit Parties or any of their Material Subsidiaries;

(y) the Borrower has in all material respects complied with all continuous disclosure obligations under Applicable Securities Legislation and the rules and regulations of the Exchanges and, without limiting the generality of the foregoing, there has not occurred an adverse material change, financial or otherwise, in the assets, liabilities (contingent or otherwise), business, financial condition, capital or prospects of the Borrower and its Subsidiaries (taken as a whole) which has not been publicly disclosed on a non-confidential basis; the information and statements in the Public Disclosure Record were true and correct at the time such documents were filed on SEDAR or EDGAR, as applicable, and contained no misrepresentation as of the respective dates of such information and statements; the Public Disclosure Record conformed in all material respects to Applicable Securities Legislation at the time such documents were filed on SEDAR or EDGAR, as applicable; and the Borrower has not filed any confidential material change reports which remain confidential as at the date hereof;

(z) the consolidated financial statements of the Borrower contained in the Public Disclosure Record have all been prepared in accordance with IFRS applied on a consistent basis throughout the periods involved and present fairly in all material respects, the financial position of the Borrower on a consolidated basis as at the dates thereof and the results of the operations and the changes in the financial position of the Borrower on a consolidated basis for the periods then ended, and reflect accurately all material liabilities of the Borrower and its Subsidiaries as at the dates thereof;

(aa) none of the Credit Parties or any of their Subsidiaries have any material liabilities, fixed or contingent, that are not reflected and accurately accounted for in the consolidated financial statements of the Borrower contained in the Public Disclosure Record, except those liabilities not required by IFRS to be set forth in the consolidated financial statements and those liabilities incurred since the end of the financial period covered by the most recently published consolidated financial statements and those potential liabilities currently being contested in good faith and by appropriate proceedings with the South African Revenue Service;

(bb) the books and records of the Credit Parties and their Subsidiaries disclose all of their material financial transactions and such transactions have been fairly and accurately recorded in all material respects; and:

(i) neither the Credit Parties nor any of their Subsidiaries are indebted to any of their respective directors or officers (collectively, the "Principals"), other than on account of director's fees or expenses accrued but not paid, or to any of their respective shareholders, past directors, past officers, employees (past or present) or any person not dealing at arm's length;

(ii) none of the Principals or shareholders of the Credit Parties or any of their Subsidiaries is indebted to the Borrower, on any account whatsoever; and

(iii) neither the Credit Parties nor any of their Subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation of any kind whatsoever, other than guarantees in favour of the Credit Parties or their Subsidiaries;

(cc) except for the adoption of IFRS 9, there has been no material change in accounting policies or practices of the Credit Parties or any of their Subsidiaries since August 31, 2018;

(dd) the accountants who reported on and certified the Borrower's consolidated financial statements for the fiscal year ended August 31, 2018 are independent with respect to the Borrower within the meaning of Applicable Securities Laws and the applicable rules and regulations adopted by Public Company Oversight Board (United States);

(ee) there has not been a "reportable event" (within the meaning of NI 51-102) with the present auditors of the Borrower and the auditors of the Borrower have not provided any material comments or recommendations to the Borrower regarding its accounting policies, internal control systems or other accounting or financial practices that have not been implemented by the Borrower;

(ff) the Borrower maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the U.S. Exchange Act) that complies in all material respects with the requirements of the U.S. Exchange Act and has been designed by the Borrower's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including IFRS, as applicable, in Canada, including but not limited to internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Management of the Borrower assessed internal control over financial reporting of the Borrower as of August 31, 2018 and concluded internal control over financial reporting was effective as of such date. Since the date of the financial statements, there has been no change in the Borrower's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Borrower's internal control over financial reporting.  The Borrower is not aware of any material weaknesses in its internal control over financial reporting;

(gg) the Borrower maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the U.S. Exchange Act) that comply with the requirements of the U.S. Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Borrower in the reports that it files or submits under the U.S. Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms; such disclosure controls and procedures were effective as of August 31, 2018;

(hh) the minute books and records of the Credit Parties and their Subsidiaries for the period from the respective dates of incorporation to the date hereof are all of the minute books and records of the Credit Parties and their Subsidiaries and contain copies of all material proceedings (or certified copies thereof or drafts thereof pending approval) of the shareholders, the directors and all committees of directors of the Credit Parties and their Subsidiaries, as the case may be, to the date hereof and there have been no other meetings, resolutions or proceedings of the shareholders, directors or any committees of the directors of the Credit Parties and their Subsidiaries to the date hereof not reflected in such minute books and other records, other than those which have been disclosed to the Agent and the Lenders or which are not material in the context of the Credit Parties and their Subsidiaries;

(ii) all material federal, provincial, state, local and other Taxes and all material liabilities with respect thereto including any penalty and interest payable with respect thereto due and payable by the Credit Parties and their Subsidiaries have been paid.  All federal, provincial, state and other material tax returns, declarations, remittances and filings required to be filed by the Credit Parties and their Subsidiaries have been filed with all appropriate Governmental Authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading. To the knowledge of the Borrower, other than those potential Taxes which are currently being contested in good faith and by appropriate proceedings with the South African Revenue Service, no examination of any tax return of the Credit Parties or any of their Subsidiaries is currently in progress and there are no issues or disputes outstanding with any Governmental Authority respecting any Taxes that have been paid, or may be payable, by the Credit Parties or any of their Subsidiaries, in any case;

(jj) (i) adequate provision has been made by the Borrower in the financial statements for all Taxes for any period for which Tax returns are not yet required to be filed, or for which Taxes are not yet due or payable, up to the date of the most recent financial statements contained in the Public Disclosure Record; (ii) other than those potential Taxes which are currently being contested in good faith and by appropriate proceedings with the South African Revenue Service, since the date of the most recent financial statements contained in the Public Disclosure Record, neither the Credit Parties nor any of their Subsidiaries has incurred any material liability, whether actual or contingent, for Taxes or engaged in any transaction or event that would result in any material liability, whether actual or contingent, for Taxes, other than in the Ordinary Course of Business; (iii) no Governmental Authority of a jurisdiction in which the Credit Parties or any of their Subsidiaries do not file Tax returns has made any written claim that any Credit Party is (or any of its Subsidiaries are) or may be subject to taxation by such jurisdiction. To the knowledge of the Borrower, there is no basis for a claim that any Credit Party is (or any of its Subsidiaries are) subject to Tax in a jurisdiction in which it or any of its Subsidiaries do not file Tax returns; (iv) there are no outstanding agreements, waivers, objections or arrangements extending the statutory period of limitations applicable to any claim for Taxes due from or with respect to the Credit Parties or any of their Subsidiaries for any taxable period, nor has any such agreement, waiver, objection or arrangement been requested. Neither the Credit Parties nor any of their Subsidiaries are bound by any tax sharing, allocation or indemnification or similar agreement; and (v) the Credit Parties and each of their Subsidiaries have withheld or collected any Taxes that are required by Applicable Law to be withheld or collected and have paid or remitted, on a timely basis, the full amount of any Taxes that have been withheld or collected, and are due, to the applicable Governmental Authorities;

(kk) all of the material contracts and agreements of the Credit Parties and their Subsidiaries are listed in Schedule D, copies of all which have been provided to the Agent (and are true and complete copies) and copies of all Authorizations required under Applicable Law (including Environmental Laws) held by the Borrower or its Subsidiaries that relate to the construction, operation or development of the Project or any part thereof (other than those that are not currently required at this stage) have been provided to the Agent and are true and complete copies.  Neither the Credit Parties nor any of their Subsidiaries is in breach or default under any Material Contract and to the Credit Parties' knowledge, no counterparty to any Material Contract is in breach or default thereunder.  Neither the entering into nor the performance by the Credit Parties of their obligations under the Facility Documents will constitute or result in a breach or default under any Material Contract;

(ll) (i) neither the Credit Parties nor any of their Subsidiaries are in material violation of any Environmental Law; (ii) the Credit Parties and their Subsidiaries have obtained all Authorizations required under Environmental Laws other than those that are not required at the current stage of the Project but that are reasonably expected to be obtained in the Ordinary Course of Business and the Credit Parties and their Subsidiaries are in compliance with such Authorizations; (iii) the Credit Parties and their Subsidiaries have timely filed accurate and complete applications for issuance or, as appropriate, renewals for all Authorizations required under any applicable Environmental Laws at the current stage of the Project; (iv) other than as set out in the Public Disclosure Record, there are no pending or, to the knowledge of the Borrower, threatened appeals, challenges, disputes or claims asserted under any Applicable Law with respect to any Authorization required under Environmental Laws that has been issued for the Project; and (v) neither the Credit Parties nor their Subsidiaries has any liability under, and there are no events or circumstances that would reasonably be expected to form the basis of, an order for investigation, natural resource damages or other mandatory or prohibitory obligation, or an action, suit, proceeding, inquiry or investigation by any private party or governmental body or agency, against or affecting the Credit Parties or any of their Subsidiaries relating to or arising under any Environmental Laws;

(mm) (i) the Credit Parties and their Subsidiaries have not used or permitted to be used, except in material compliance with all Environmental Laws, any of the Platinum Group Assets to release, dispose, recycle, generate, manufacture, process, distribute, use, treat, store, transport or handle any Hazardous Materials; (ii) there is no presence of any Hazardous Material on, in or under any of the Platinum Group Asset and no Hazardous Materials will be generated from the Credit Parties' or their Subsidiaries' use of such Platinum Group Asset (including without limitation as a result of the conduct of operations at the Project) except in compliance with all Environmental Laws; (iii) the Borrower has made available to the Agent a true and complete copy of each material environmental audit, assessment, study or test of which it is aware relating to the Project; and (iv) there are no pending or, to the knowledge of the Borrower, proposed (in writing) changes to Environmental Laws or environmental Authorizations that would render illegal or materially restrict the conduct of operations at the Project or that could otherwise reasonably be expected to result in a Material Adverse Effect;

(nn) all of the material contracts and agreements of the Credit Parties and their Subsidiaries are listed in Schedule D, copies of all which have been provided to the Agent (and are true and complete copies).  Neither the Credit Parties nor any of their Subsidiaries is in breach or default under any Material Contract and to the Credit Parties' knowledge, no counterparty to any Material Contract is in breach or default thereunder.  Neither the entering into nor the performance by the Credit Parties of their obligations under the Facility Documents will constitute or result in a breach or default under any Material Contract;

(oo) (i) neither the Credit Parties nor their Subsidiaries has any liability under, and there are no events or circumstances that would reasonably be expected to form the basis of, an order for investigation, natural resource damages or other mandatory or prohibitory obligation, or an action, suit, proceeding, inquiry or investigation by any private party or governmental body or agency, against or affecting the Credit Parties or any of their Subsidiaries relating to or arising under any Environmental Laws;

(pp) none of the directors, officers or employees of the Credit Parties or their Subsidiaries or any associate or affiliate of any of the foregoing, had or has any interest, direct or indirect, in any transaction or proposed transaction with the Credit Parties or their Subsidiaries which, as the case may be, materially affects, is material to or will materially affect the Credit Parties or their Subsidiaries, except that Mlibo Mgudlwa and his spouse, as the majority owners of Mnombo, have an interest in all transactions involving Mnombo and the properties and projects in which it has an interest;

(qq) to the knowledge of the Borrower, none of the directors or officers of the Credit Parties or their Subsidiaries are now, or have ever been, subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange;

(rr) neither the BCSC, the SEC, any other securities regulatory authority, the Exchanges, any stock exchange nor any similar regulatory authority has issued any order which is currently outstanding preventing or suspending trading in any securities of the Borrower and no proceedings for such purposes have been instituted or are pending or, to the knowledge of the Borrower, are contemplated;

(ss) the assets of the Credit Parties and their Subsidiaries and their business and operations are insured against loss or damage with insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses in comparable jurisdictions, such coverage is in full force and effect, and the Credit Parties and their Subsidiaries have not failed to promptly give any notice of any material claim thereunder.  There are no claims by the Credit Parties or their Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause;

(tt) neither the Credit Parties nor any of their Subsidiaries is in violation of any material term of its Constating Documents.  Neither the Credit Parties nor any of their Subsidiaries is in violation of any term or provision of any agreement, indenture or other instrument applicable to it which has resulted in or could reasonably be expected to result in any Material Adverse Effect and neither the Credit Parties nor any of their Subsidiaries is in default in the payment of any obligation owed by it which is now due and there is no action, suit, proceeding, inquiry or investigation before or brought by any court or Governmental Authority, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Borrower, threatened against or affecting the Credit Parties or any of their Subsidiaries, either in any single case or in the aggregate, which has resulted in or could reasonably be expected to result in any Material Adverse Effect or which places, or could reasonably be expected to place in question, the validity or enforceability of this Agreement, any other Facility Document, any document or instrument delivered, or to be delivered, by any of the Credit Parties or any of their Subsidiaries pursuant hereto or any Material Contract (subject, however, to the limitations on enforceability described in Section 6.1(e) above);

(uu) the description of the Project set out in the Project definition above is a true and complete description of the Project, all of the agreements and other documents and instruments pursuant to which Waterberg holds any interest in the Project or any part thereof are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with their terms and Waterberg, nor any other party thereto, is in default nor has default been alleged of any of the material provisions of any such agreements, documents or instruments;

(vv) neither the Credit Parties nor any of their Subsidiaries is in default of any material term, covenant or condition under or in respect of any judgment, order, agreement or instrument to which it is a party or to which it or any of its property or assets are or may be subject, and no event has occurred and is continuing, and no circumstance exists which has not been waived, which constitutes a default in respect of any commitment, agreement, document or other instrument to which the Credit Parties or any of their Subsidiaries is a party or by which they are otherwise bound entitling any other party thereto to accelerate the maturity of any amount owing thereunder or which has resulted in or could reasonably be expected to result in a Material Adverse Effect;

(ww) there are no actions, suits, proceedings, inquiries or investigations existing, pending or, to the best of the Borrower's knowledge, threatened against or adversely affecting the Credit Parties or any of their Subsidiaries or to which any of their property or assets is subject, at law or equity, or before or by any court, federal, provincial, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign, which has resulted in or could reasonably be expected to result in a Material Adverse Effect and no Credit Party or any of their Subsidiaries is subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any Governmental Authority, which, either separately or in the aggregate, has resulted in or could reasonably be expected to result in a Material Adverse Effect;

(xx) no member of the PTM Group nor any director, officer, employee of any member of the PTM Group, nor to the actual knowledge of the Borrower, any other person acting on behalf of any member of the PTM Group has  taken any action, directly or indirectly in connection with their position with or relationship with any member of the PTM Group, that would result in a violation by such persons of the Corruption of Foreign Public Officials Act (Canada), as amended, the Foreign Corrupt Practices Act of 1977  (United States), as amended, the UK Bribery Act of 2010, or any other anti-corruption law to which any member of the PTM Group is subject (collectively, the "Acts"), including, without limitation, making or giving any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or making use of the mails or any means or instrumentality of interstate commerce in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, loan, promise to give, or authorization of the giving of anything of value or benefit to any "foreign official" or "public official" (as such terms are defined in the applicable Acts) or any foreign political party or official thereof or any candidate for foreign political office, or any official or agent of a public international organization, or any third party or any other person to the benefit of the foregoing, in contravention of the Acts, and each member of the PTM Group has conducted its businesses in compliance with the Acts and the PTM Group has implemented policies, procedures and internal controls designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(yy) the Credit Parties and their Subsidiaries (as applicable) hold or own all mineral rights, surface rights and personal property, as applicable, required to conduct the business and operations of the Project, and each part thereof, as presently conducted, free and clear of all encumbrances other than Permitted Encumbrances, and no other property rights are necessary for the operation of the Project or any part thereof as currently operated.  There is no claim asserted or any known basis for any claim that might or could adversely and materially affect the rights of the Credit Parties or any of their Subsidiaries to use, transfer or otherwise exploit such property rights; and no Credit Party or any of its Subsidiaries has any responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any Person with respect to the property rights thereof;

(zz) the Credit Parties and their Subsidiaries have obtained or been issued all such Authorizations as are necessary for the conduct of their respective businesses and operations as currently conducted except for those Authorizations which, if not held, do not have and could not reasonably be expected to have a material impact on the Credit Parties' and their Subsidiaries' ability to conduct their operations and operate their business as currently conducted or otherwise have a Material Adverse Effect;

(aaa) the Credit Parties and their Subsidiaries, including the conduct of operations at the Project, are and have been in compliance in all material respects with all Applicable Laws, and, without limiting the generality of the foregoing, all exploration and development in respect of all Platinum Group Assets have been conducted in all material respects in accordance with good mining and engineering practices and all material workers' compensation and health and safety regulations have been complied with. There are no pending or, to the knowledge of the Credit Parties, proposed changes to Applicable Laws that would render illegal or materially restrict the development of any of the Project or conduct of operations at the Project, or that could otherwise reasonably be expected to result in a Material Adverse Effect;

(bbb) the Material Contracts are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof (as applicable), except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by Applicable Law.  No Credit Party or any of its Subsidiaries is in default of any of the material provisions of any such Material Contract nor has any such default been alleged, and no circumstance exists under any such Material Contract which with the giving of notice or the passage of time or both would give rise to such a default, and all such properties and assets held pursuant thereto are in good standing under the laws of the Republic of South Africa.  There has been no material default under the Material Contracts and all Taxes required to be paid with respect to such properties and assets to the date hereof have been paid, except where such Taxes are being disputed in good faith and with respect to which adequate reserves have been provided on the books of the relevant Credit Party or any of its Subsidiaries, as the case may be.  Neither the Project nor any part thereof is subject to any right of first refusal, or purchase or acquisition right;

(ccc) the scientific and technical information (including the resource information) with respect to the Project has been prepared in accordance with NI 43-101 and the method of estimating the resources and reserves has been verified by the authors thereof to current industry standards and the information upon which the estimates of resources and reserves were based was, at the time of delivery thereof, complete and accurate in all material respects and there have been no material changes to such information since the date of delivery or preparation thereof or any other fact or circumstance that creates a requirement for an updated technical report to be filed;

(ddd) the Credit Parties and each of their Subsidiaries are in material compliance with the MPRDA.  The Borrower is not aware of any circumstances which could reasonably be expected to lead to the suspension or cancellation of any mining claims or other prospecting rights, including, without limitation, as a result of any communication (oral or written) with Department of Mineral Resources in South Africa;

(eee) no material labour dispute with the employees of the Credit Parties or any of their Subsidiaries currently exists or, to the knowledge of the Corporation, is imminent or pending.  Neither the Credit Parties nor any of their Subsidiaries is a party to any collective bargaining agreement and, to the knowledge of the Borrower, no action has been taken or is contemplated to organize any employees of the Credit Parties or any of their Subsidiaries;

(fff) the Public Disclosure Record discloses, to the extent required by applicable Canadian securities laws, each material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to, or required to be contributed to, by the Borrower for the benefit of any current or former director, officer, employee or consultant of the Borrower (the "Employee Plans"), each of which has been maintained in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plans;

(ggg) each Credit Party and their Subsidiaries owns or has the right to use under license, sub-license or otherwise all material intellectual property used by it in its business, including copyrights, industrial designs, trade marks, trade secrets, know-how and proprietary rights, free and clear of any and all encumbrances;

(hhh) the operations of each member of the PTM Group are and have been conducted at all times in compliance with the financial recordkeeping and reporting requirements of the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any government authority to which a member of the PTM Group is subject (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court, arbitrator or governmental authority involving any member of the PTM Group with respect to the Money Laundering Laws is pending or, to the knowledge of the Borrower, threatened;

(iii) no member of the PTM Group is currently engaging in, and in the last five years has not engaged in, conduct that violates any laws and regulations pertaining to economic and trade sanctions, export controls, importations or export and import reporting or any other international trade laws (such laws and regulations, collectively, "International Trade Laws");

(jjj) no member of the PTM Group and no director, officer or employee of any member of the PTM Group, nor, to the actual knowledge of the Borrower, any Affiliate of any member of the PTM Group, has been or is currently subject to any economic or trade sanctions authorized, administered or enforced by the Department of Foreign Affairs and International Trade Canada, the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"), the United Nations Security Council, the European External Action Service of the European Union, Her Majesty's Treasury of the United Kingdom, or  any other relevant sanctions authority (collectively, "Sanctions"), and has not acted, whether directly or indirectly in connection with their position with or relationship with any member of the PTM Group, in violation of the Sanctions;

(kkk) no member of the PTM Group, nor any director, officer or employee of any member of the PTM Group nor, to the actual knowledge of the Borrower, any Affiliate of any member of the PTM Group, has taken any action, directly or indirectly in connection with their position with or relationship with any member of the PTM Group, including, but not limited to sales, transactions, contracts, loans or investments in, or with, in any currency, any individuals or entities sanctioned including as a terrorist or terrorist entity or Specially Designated Nationals (collectively, "SDNs") under any Sanctions. No member of the PTM Group is owned or affiliated by or with any SDN or a government of a country or territory sanctioned by OFAC, the Department of Foreign Affairs and International Trade Canada, the United Nations Security Council, the European External Action Service of the European Union, Her Majesty's Treasury of the United Kingdom, or any other relevant sanctions authority, and to the actual knowledge of the Borrower, no director, officer, agent, employee, trustee, shareholder, member, consultant, representative or affiliate of any member of the PTM Group is a SDN, employed by or affiliated with the government, or are resident in, a country sanctioned by OFAC, the Department of Foreign Affairs and International Trade Canada, the United Nations Security Council, the European External Action Service of the European Union, Her Majesty's Treasury of the United Kingdom, or any other relevant sanctions authority;

(lll) no member of the PTM Group will directly or indirectly use the proceeds of any Advance, or lend, contribute, or otherwise make available such proceeds to any of its Subsidiaries, any joint venture partner or other person or entity, so as to cause the Sanctions to be contravened, including by funding or facilitating any activities or business of, or finance investments in, or make payments to, any person, entity or government that is the subject of any Sanctions;

(mmm) other than as set out under the heading "RISK FACTORS" in the Borrower's Public Disclosure Record, there are no indigenous persons or groups or collective territories duly granted to said persons or groups, or Persons acting on behalf of any such person or group, from which the Credit Parties or any of their Subsidiaries have received any notice of, or to the knowledge of the Credit Parties has any claim or assertion, written or oral, whether proven or unproven, in respect of indigenous or afro-descendant rights, indigenous title (including collective titles), treaty rights or any other indigenous interest in or in relation to all or any portion of their business or the Platinum Group Assets;

(nnn) the Credit Parties and their Subsidiaries have implemented security practices and procedures at the Project consistent with Canadian mining industry best practices;

(ooo) neither the Credit Parties nor any of their Subsidiaries have any Indebtedness other than the Permitted Indebtedness;

(ppp) there is no Material Contract to which either Credit Party or any of its Subsidiaries is a party or by which it or any of its properties or assets may be bound that requires the subordination in right of payment of any of the Indebtedness under this Agreement to any other obligation of it;

(qqq) no Default or Event of Default has occurred and is continuing;

(rrr) all required consents, authorizations and approvals have been obtained in order for the Advance to be advanced to Liberty in full repayment of all obligations of the Credit Parties to Liberty in connection with the Liberty Facility; and

(sss) all debts, liabilities and obligations of the Credit Parties and their Subsidiaries under the Liberty Production Payment Agreement have been satisfied and discharged in full and the Liberty Production Payment Agreement has been terminated.

Representations and Warranties Relating to Mnombo

6.2 Notwithstanding Section 6.1 above, all representations and warranties set out in Section 6.1 above as they relate to Mnombo shall be deemed for all purposes to be given by the Credit Parties to the best of their knowledge.

Reliance

6.3 The Borrower acknowledges that the Finance Parties are relying upon the representations and warranties in this Article 6 in making the Facility available to the Borrower.

Survival and Inclusion

6.4 The representations and warranties in this Article 6 will survive until this Agreement has been terminated, except for the environmental representations and warranties in Section 6.1(oo), which shall survive until one year after the expiration of the applicable statutes of limitation.

ARTICLE 7
COVENANTS OF THE CREDIT PARTIES

Positive Covenants

7.1 While any Facility Indebtedness is outstanding, the Borrower will:

(a) on or before September 4, 2019, the Borrower will make all necessary applications to the Standard Bank of South Africa as an authorized dealer for the South African Reserve Bank ("Standard Bank") for SARB Approval and will provide the Lender with copies of all such application materials and correspondence or other communications with Standard Bank in relation thereto;

(b) on or before November 30, 2019 (or such later date as the Agent may notify the Borrower in writing), obtain and provide the Agent with all consents, authorizations or approvals as may be required from the South African Reserve Bank in connection with the transactions contemplated by this Agreement, including but not limited to the approval of the Financial Surveillance Department of the South African Reserve Bank in respect of the provision of the Guarantee, the granting of Security Interests and the performance (in each case as applicable) by the Credit Parties of their respective obligations under the Credit Agreement, the Cession and Pledge in Security (Guarantor Shares), the Cession and Pledge in Security (Waterberg Shares) and the Guarantee ("SARB Approval");

(c) duly and punctually pay or cause to be paid to the Finance Parties each Amount Payable, on the dates, at the places, in the currency and in the manner mentioned in any Facility Document, including, without limitation, the payment of each Amount Payable, and, upon the occurrence of any Event of Default, the outstanding balance of the Facility (the Borrower acknowledges that it is personally obligated and fully liable for the amounts due hereunder and that the Finance Parties have the right to sue on this Agreement or promissory notes therefor and obtain personal judgement against the Borrower for the satisfaction of the amounts due hereunder or thereunder, either before or after enforcement of security granted in favour of the Agent securing the obligations of the Borrower to the Finance Parties hereunder or thereunder);

(d) on or before the 25th day of each calendar month provide to the Agent unconsolidated financial statements for the prior calendar month for each of the Credit Parties and Waterberg, which financial statements will in each case include the balance sheet, income statement and statement of costs incurred with respect to the development of the Project;

(e) no later than 45 days following the end of each fiscal quarter, the Borrower shall deliver to the Agent a Compliance Certificate executed by a senior financial officer of the Borrower dated as at the end of the last completed fiscal quarter;

(f) promptly notify the Agent of (i) the acquisition by it of any material real property (including mineral rights), whether owned or leased, (ii) any new locations of tangible assets of the Credit Parties or any of their Subsidiaries (other than inventory in transit), and (iii) new Material Contracts or any amendment or revision to any existing Material Contract (provided that any amendment or revision shall be in compliance with this Agreement), and forthwith provide a true and complete copy of same to the Agent;

(g) if there is any material change in a period to the accounting policies, practices and calculation methods used by the Borrower in preparing its financial statements or components thereof as compared to any previous period, provide the Agent with all information which the Agent reasonably requires relating to the impact of any such material change on the comparability of the reports provided to the Finance Parties after any such material change to previous reports;

(h) timely file all documents that must be publicly filed or sent to its shareholders pursuant to Applicable Securities Legislation within the time prescribed by such Applicable Securities Legislation and will make such documents available on the SEDAR or the EDGAR database, as applicable, within such prescribed time period, and in the event that the Borrower is not at any time subject to Applicable Securities Legislation, the Borrower will continue to provide to the Agent: (i) within 90 days after the end of each fiscal year, copies of its annual report and audited annual financial statements, (ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, interim financial statements which shall, at a minimum, contain such information required to be provided in quarterly reports by a "reporting issuer" (as such term is defined in such Applicable Securities Legislation) under the Applicable Securities Legislation, together with all such operational and other reports as the Agent (in accordance with the instructions of the Majority Lenders) may require from time to time.  Each of the reports referred to in the foregoing sentence will be prepared in accordance with disclosure requirements of Applicable Securities Legislation and IFRS, as applicable;

(i) on a consolidated basis and as determined by reference to the previously filed (or, if applicable pursuant to Section 7.1(f), delivered) reports and the unconsolidated monthly reports referred to in Section 7.1(d), maintain at all times:

(i) Working Capital in excess of $500,000; and

(ii) a minimum of $1,000,000 in unrestricted cash and cash equivalents at all times, computed on a monthly basis;

(j) take all steps and actions as may be required: (i) to maintain the listing and posting for trading of the Common Shares on the Exchanges, provided that the Borrower may move its listings to any other stock exchange or market as is acceptable to the Agent (in accordance with the instructions of the Majority Lenders); and (ii) to maintain its status as a "reporting issuer", or the equivalent thereof in compliance with the requirements of the Applicable Securities Legislation;

(k) comply with all Applicable Securities Legislation in connection with the issuance of the Incentive Shares, including, but not limited to, obtaining the final approvals of the Exchanges, as required, in respect of the listing thereof; and forthwith after the issuance of any of the Incentive Shares, the Borrower will file such forms and documents as may be required under Applicable Securities Legislation;

(l) comply in all material respects with all continuous disclosure obligations under Applicable Securities Legislation;

(m) notify the Agent in writing within five Business Days of the occurrence of any change in the directors or officers of any of the Credit Parties;

(n) the Borrower and its Subsidiaries shall at all times comply with the Borrower's Anti-Corruption Policy, and shall immediately notify the Agent upon becoming aware of any breach or suspected breach of such policy; and

(o) promptly notify the Agent in writing upon becoming aware of: (i) any Default, (ii) any material suit, proceeding or governmental investigation pending or, to the Borrower's knowledge, threatened or any notification of any challenge to the validity of any Authorization, relating to either Credit Party, the Project, or any part thereof or any of the Platinum Group Assets, (iii) any force majeure event under any document relating to the Project or any part thereof or any of the Platinum Group Assets, (iv) any suit, proceeding, demand, claim or governmental investigation or communication pending or, to the Borrower's knowledge, threatened, relating to the Project or any part thereof or any of the Platinum Group Assets, and (v) any notice of default received in respect of any Material Contract.

7.2 While any Facility Indebtedness is outstanding, each Credit Party covenants and agrees with the Finance Parties that it will, and ensure that each of its Subsidiaries will from time to time (except in the case of Mnombo, in respect of which each Credit Party covenants and agrees with the Finance Parties that it will in good faith make all reasonable commercial efforts and take all such steps and proceedings within its power, authority and capacity to ensure that Mnombo will from time to time):

(a) at all times maintain its corporate existence, obtain and maintain all material Authorizations required or necessary at such time in connection with its business, the Project, and each part thereof and the Platinum Group Assets, and carry on and conduct its business in a reasonably proper and efficient manner;

(b) keep or cause to be kept proper books of account and make or cause to be made therein true and complete entries of all of its dealings and transactions in relation to its business in accordance with IFRS, and at all reasonable times will furnish or cause to be furnished to the Finance Parties or their duly authorized agent or attorney such information relating to its operations as the Agent (in accordance with the instructions of the Majority Lenders) may request and such books of account shall be open for inspection by the Finance Parties or such agent or attorney upon reasonable request and in connection therewith the Credit Parties shall at all reasonable times and upon reasonable notice allow the Finance Parties or their duly authorized agents or attorneys to inspect the assets of the Credit Parties and their Material Subsidiaries;

(c) use the proceeds of the Facility only for the purposes set out in Section 2.7;

(d) ensure that each of the Security Documents to which it is a party will at all times constitute valid and perfected first ranking security over the collateral subject thereto, subject only to Permitted Encumbrances, and at all times take all actions necessary or reasonably requested to create, perfect and maintain the Security Interests granted pursuant to the Security Documents as perfected first ranking security over the collateral subject thereto, subject only to Permitted Encumbrances;

(e) duly and punctually perform and carry out all of the covenants and acts or things to be done by it as provided in this Agreement and each of the other Facility Documents;

(f) obtain, maintain and, as required, timely renew all required governmental Authorizations and third party approvals and consents for development and operation of the Project and each part thereof (as may be required for the then current state of development or operation of the Project or any part thereof), including but not limited to all Authorizations required under applicable Environmental Laws;

(g) comply in all material respects with all Applicable Law, including Environmental Laws and Applicable Securities Legislation;

(h) ensure that, at all times, Waterberg holds all present and after-acquired property now or hereafter located at, on or about the Project or any part thereof or now or hereafter used or acquired for use primarily in connection with, primarily related to, or produced from the Project or any part thereof or any business or operations thereat, and all proceeds thereof (other than property owned by contractors authorized by one or more of the Credit Parties or their Subsidiaries to carry on business at the Project);

(i) (A) maintain policies of insurance with responsible carriers and in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which it operates; (B) deliver to the Agent evidence of such insurance coverage; and (C) on an annual basis and/or at any other time, promptly at the request of the Agent, deliver to the Agent all certificates and reports prepared in connection with such insurance;

(j) maintain or cause to be maintained the Platinum Group Assets in good condition in accordance with prudent industry standards;

(k) pay and discharge or cause to be paid and discharged, promptly when due, all Taxes imposed upon it or in respect of any of its assets or upon the income or profits therefrom as well as all claims of any kind (including claims for labour, materials, supplies and rent) which, if unpaid, might become a lien thereupon; provided however, that it shall not be required to pay or cause to be paid any such Tax or claim if the amount, applicability or validity thereof shall concurrently be contested in good faith by appropriate proceedings diligently conducted;

(l) promptly pay or make provisions satisfactory to the Agent (in accordance with the instructions of the Finance Parties) for the payment of any additional amounts, including Taxes and charges which may be imposed on the Borrower or the Guarantor by the laws of South Africa or Canada or any state, province, territory or other jurisdiction thereof (except income tax or security transfer tax, if any), which shall be payable with respect to the Facility;

(m) cause all necessary and proper steps to be taken diligently to protect and defend the Platinum Group Assets and the proceeds thereof against any material adverse claim or demand, including without limitation, the employment or use of counsel for the prosecution or defence of litigation and the contest, settlement, release or discharge of any such claim or demand;

(n) as may be required by the Agent (in accordance with the instructions of the Majority Lenders) from time to time, execute and deliver such further and other documents and do all matters and things which are necessary to carry out the intention and provisions of this Agreement; and

(o) the Borrower and its Subsidiaries will at all times comply with all International Trade Laws in all material respects.

Negative Covenants

7.3 At all times that any Facility Indebtedness remains outstanding, each Credit Party hereby covenants and agrees with the Finance Parties that, except with the prior written consent of the Agent (in accordance with the instructions of the Majority Lenders), it will not, and it will ensure that after the date hereof its Subsidiaries will not from time to time (except in the case of Mnombo, in respect of which each Credit Party covenants with the Finance Parties that, except with the prior written consent of the Agent (in accordance with the instructions of the Majority Lenders), it will in good faith make all reasonable commercial efforts and take all such steps and proceedings within its power, authority and capacity to ensure that Mnombo will not from time to time):

(a) directly or indirectly issue, incur, assume or otherwise become liable for or in respect of any Indebtedness other than Permitted Indebtedness;

(b) directly or indirectly create, incur, assume, permit or suffer to exist any Security Interest, royalty or other encumbrances whatsoever against any of the Platinum Group Assets, other than Permitted Encumbrances;

(c) convey, sell, lease, assign, transfer or otherwise dispose of any shares or securities of any Material Subsidiary or any Platinum Group Assets, excluding:

(i) any transaction necessary to comply with the Mining Charter 2018 or any reduction as a result of the issuance by Waterberg of additional shares as a consequence of the application of the terms of the Call Option Agreement or for the purpose of BEE Ownership Compliance or Implats BBBEE Compliance, as both such terms are defined in the Waterberg Shareholders Agreement; or

(ii) any sale or other disposition of worn out or obsolete equipment, vehicles or other assets,

provided always that the proceeds thereof shall be subject to the provisions of Section 3.2; or

(iii) any disposition of inventory or other assets in the Ordinary Course of Business;

(d) allow any of the Platinum Group Assets to be located outside of South Africa or Canada;

(e) amend, modify or vary any Material Contract (except for amendments entered into in respect of Authorizations, copies of which are promptly provided to the Agent, and except for immaterial amendments entered into in the Ordinary Course of Business in respect of other Material Contracts, copies of which are promptly provided to the Agent), or terminate or surrender any agreement, contract, right of way, lease or easement which is a Material Contract, without the prior written consent of the Agent (in accordance with the instructions of the Majority Lenders, none of whom shall unreasonably withhold its consent);

(f) enter into any scheme for the reconstruction or reorganization of it or for the consolidation, amalgamation, merger or similar transaction of it with or into any other Person;

(g) make any prepayment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value (except for any scheduled final maturity payment, scheduled repayment or scheduled sinking fund payment, in each case when due) any Indebtedness other than (unless otherwise restricted by this Agreement or any subordination, postponement or intercreditor agreement) Permitted Indebtedness;

(h) purchase, redeem, retire or otherwise acquire for cash any securities (equity or other), or purchase or otherwise acquire all or substantially all of the assets of any other Person (other than a Credit Party) or of a division or unit of any such Person;

(i) subject to Section 7.3(j), make any payment to, or sell, lease, transfer or otherwise dispose of any Platinum Group Assets to, or purchase assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower (an "Affiliate Transaction"), other than:

(i) an Affiliate Transaction on terms that are no less favourable than those that would have been obtained in a comparable arm's length transaction with a Person who is not a "related person", as such term is defined in the Bankruptcy and Insolvency Act (Canada);

(ii) any payments to the Borrower by a Subsidiary of the Borrower; and

(iii) any Affiliate Transaction between any Credit Parties;

(j) notwithstanding Section 7.3(i), make any Investments in Mnombo in excess of $15,000,000 in the aggregate during the term of this Agreement;

(k) make any amendment to any of its Constating Documents without the prior written consent of the Agent (in accordance with the instructions of the Majority Lenders, none of whom shall unreasonably withhold their consent);

(l) change its name or fiscal year without the prior written consent of the Agent (in accordance with the instructions of the Majority Lenders, none of whom shall unreasonably withhold their consent), and further provided that the Borrower shall notify the Agent in writing within three Business Days of any such change of name;

(m) declare or provide for any dividends, distributions or other payments based on share capital;

(n) pay out any shareholders (or members or partners) loans or other Indebtedness to non-arm's length parties other than the Borrower;

(o) make any material payments to shareholders (or members or partners), affiliates or executives (other than commercially reasonable salaries, employment bonuses and stock options that are consistent with past company and industry practices as approved by the compensation committee of the Board of Directors of the Borrower) without the prior written consent of the Agent (in accordance with the instructions of the Majority Lenders, none of whom shall unreasonably withhold their consent);

(p) guarantee the obligations of any other Person, directly or indirectly, other than obligations of the Credit Parties permitted by this Agreement and obligations of Waterberg in favour of the Department of Mineral Resources or any other Person in respect of a financial guarantee for rehabilitation of the Project;

(q) enter into any Financial Instrument Obligations except for the purposes of prudent management of its interest rate, foreign currency and commodity price exposure and not for speculative purposes, and provided always that the aggregate Indebtedness in respect of all such Financial Instrument Obligations does not exceed $1,000,000;

(r) enter into or become party or subject to any dissolution, winding-up, reorganization or similar transaction or proceeding; or

(s) engage in the conduct of any business other than the business of the Credit Parties as existing on the date of this Agreement or in businesses reasonably related thereto on a basis consistent with the conduct of such business as conducted on the date of this Agreement.

(t) (i) use any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) make any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violate or be in violation of any provision of Money Laundering Laws, International Trade Laws, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Corruption of Foreign Public Officials Act (Canada) or the Bribery Act (United Kingdom); or (iv) make any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee;

(u) enter into or permit to exist any agreement or arrangement or take any action which restricts or purports to restrict the ability of any of its Subsidiaries (i) to pay dividends or make any other distributions to the Borrower or another of its Subsidiaries, or (ii) deliver minerals or perform its other obligations under the Material Contracts;

(v) transfer or assign any Indebtedness owed to a Credit Party or its Subsidiary to any Person other than a Credit Party or its Subsidiary; or

(w) amend the Anti-Corruption Policy adopted by the board of directors of the Borrower except with the Agent's consent.

Reimbursement of Expenses

7.4 The Borrower will pay for the Agent's reasonable legal fees (on a solicitor and own client basis) and all other reasonable costs, charges and expenses (including all due diligence expenses) of and incidental to the preparation, execution and completion of this Agreement and all other Facility Documents, all closing arrangements, including the escrow of Advance proceeds, as requested by the Borrower, all as may be required by the Agent in its sole and absolute discretion, to complete this transaction (and regardless of whether the Advance is made), and will also pay for the expenses of the Agent in connection with due diligence visits and inspections for any number of visits and inspections after the occurrence of any Default. The Borrower further covenants and agrees to pay all of the Agent's legal fees (on a solicitor and own client basis) and all other costs, charges and expenses of and incidental to the recovery of all amounts owing hereunder and under the other Facility Documents, including but not limited to the enforcement of the Security Documents granted hereunder or which otherwise secures repayment of the Facility.  All amounts will be payable upon presentment of an invoice.  If not paid within 30 days of presentment of an invoice, such amounts will be added to and form part of the principal amount of the Facility and shall accrue interest from the date of presentment of the invoice as if it had been advanced by the Lenders (in their respective Pro Rata Share) to the Borrower hereunder on such date.  On or subsequent to the date of execution of the Term Sheet, the Borrower deposited with the Agent a refundable retainer of $75,000 (the "Retainer"), which amount shall be credited against the Borrower's obligation to pay the Agent's legal fees pursuant this Section 7.4. If at any time the amounts payable by the Borrower to the Agent in this Section 7.4 exceed the Retainer amount, the Agent shall provide notice to the Borrower of the excess, and the Borrower shall pay to the Agent within 10 Business Days of receipt of the Agent's notice, an amount equal to the amount in which the fees and expenses contemplated under this Section 7.4 exceed the Retainer.

Agent May Perform Covenants

7.5 If the Borrower or any other Credit Party shall fail to perform any of its respective covenants contained in this Agreement or any of the other Facility Documents, the Agent, upon becoming aware of such failure, may (in accordance with the instructions of the Majority Lenders, in their discretion), but need not, itself perform any of such covenants capable of being performed by it, but is under no obligation to do so.  All sums so required to be paid by the Agent in connection with the Agent's performance of any covenant will be added to and form part of the principal amount of the Facility and shall accrue interest from the date so paid by the Agent as if the same had been advanced by the Lenders (in their respective Pro Rata Share) to the Borrower hereunder on such date.  No such performance by the Agent of any such covenant or payment or expenditure by the Borrower of any sums advanced or borrowed by the Agent pursuant to the foregoing provisions shall be deemed to relieve the Borrower from any default hereunder or its continuing obligations hereunder.

ARTICLE 8
DEFAULT AND ENFORCEMENT

Events of Default

8.1 The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

(a) if for any reason the Liberty Obligations are not paid in full, the Liberty Documents are not terminated and all security for the Liberty Obligations released and discharged on or before August 31, 2019, it being acknowledged and agreed that if pursuant to the Escrow Agreement the proceeds of the Advance paid by the Agent to the Escrow Agent are returned to the Agent, the Lenders shall apply such returned amount on account of the Facility Indebtedness and the Borrower shall concurrently therewith pay to the Agent all remaining outstanding amounts in respect of the Facility Indebtedness;

(b) if for any reason the Borrower has not obtained and provided the Lender with all evidence and other documentation confirming the receipt of SARB Approval, as contemplated pursuant to Section 7.1(a), on or before November 30, 2019 (or such later date as the Agent may notify the Borrower in writing);

(c) if the Borrower defaults in payment of any Amount Payable and such default continues for a period of two Business Days after the due date thereof;

(d) if either Credit Party defaults in observing or performing any other covenant or condition of this Agreement or any other Facility Document on its part to be observed or performed and, with respect to such covenants or conditions which are capable of rectification, if such default continues for a period of seven Business Days after the earlier of (i) the date on which any Credit Party becomes aware of such default and (ii) notice in writing has been given to the Borrower by the Agent specifying such default and requiring the Borrower to rectify the same;

(e) if any one or more of the Facility Documents or the Waterberg Shareholders Agreement ceases to be in full force and effect or if any Security Document ceases to constitute a valid and perfected first priority Security Interest (subject only to Permitted Encumbrances which by their nature would constitute prior ranking security) upon all the Platinum Group Assets it purports to charge or encumber, in favour of the Agent;

(f) any change in laws, policies, Taxes, rights of or obligations to any national or local governments in any Relevant Jurisdictions having the force of law that (in the opinion of the Majority Lenders, in their sole discretion) results in or could reasonably be expected to result in a Material Adverse Effect;

(g) any act of expropriation, nationalization or other similar event or circumstance affecting the properties and assets of either Credit Party or any of its Subsidiaries that (in the opinion of the Majority Lenders, in their sole discretion) results in or could reasonably be expected to result in a Material Adverse Effect;

(h) the institution by either Credit Party or Waterberg of proceedings to be adjudicated a bankrupt or insolvent or any similar proceedings or the consent by it to the institution of bankruptcy or insolvency proceedings or any similar proceedings against it or the filing by it of a petition or answer or consent seeking liquidation, reorganization or relief under any applicable federal, provincial or state law relating to bankruptcy, insolvency, reorganization or relief of debtors, or the consent by it to the filing of any such petition or to the appointment under any such law of a receiver, receiver-manager, liquidator, assignee, trustee, sequestrator or other similar official of either Credit Party or of all or substantially all of its property, or the making by it of a general assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or anything analogous in a Relevant Jurisdiction;

(i) the entry of a decree or order by a court having jurisdiction adjudging either Credit Party or Waterberg a bankrupt or insolvent or approving as properly filed an application or a petition seeking liquidation, reorganization, arrangement or adjustment of or in respect of the Borrower or the Guarantor under any Applicable Law relating to bankruptcy, insolvency, reorganization or relief of debtors, or appointing under any such law a receiver, receiver-manager, liquidator, assignee, trustee, sequestrator or other similar official of either Credit Party or Waterberg or of all or substantially all of its property, or ordering pursuant to any such law the winding-up or liquidation of its affairs, and the continuance of any such decree or order unvacated and unstayed and in effect for a period of 30 days or anything analogous in a Relevant Jurisdiction;

(j) any proceedings are commenced for the bankruptcy, insolvency, reorganization, winding-up, liquidation or dissolution or any similar proceedings of either Credit Party or Waterberg or any decree, order or approval for such bankruptcy, insolvency, reorganization, winding-up, liquidation or dissolution is issued or entered, unless either Credit Party or Waterberg, as applicable, in good faith actively and diligently contests such proceedings, decree, order or approval, resulting in a dismissal or stay thereof within 30 days of commencement or anything analogous in a Relevant Jurisdiction;

(k) a resolution is passed for the winding-up, dissolution or liquidation of either Credit Party or Waterberg;

(l) this Agreement, any other Facility Document or any Material Contract shall for any reason, or is claimed by either Credit Party (or in the case of a Material Contract, any other party thereto) to, cease in whole or in any part to be a legal, valid, binding and enforceable obligation of either Credit Party (or such other party in the case of a Material Contract);

(m) this Agreement or any other Facility Document shall for any reason, or is claimed by either Credit Party to, cease in whole or in any part to be a legal, valid, binding and enforceable obligation of either Credit Party;

(n) if either Credit Party or Waterberg fails to pay the principal of, premium, if any, interest on, or any other amount owing in respect of any of its Indebtedness which is outstanding in an aggregate principal amount exceeding $250,000 when such amount becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness); or any other event occurs or condition exists and continues after the applicable grace period, if any, specified in any agreement or instrument relating to any such Indebtedness, if its effect is to accelerate or permit the acceleration of, such Indebtedness; or any such Indebtedness shall be, or may be, declared to be due and payable prior to its stated maturity;

(o) any representation or warranty given by either Credit Party in this Agreement or any other Facility Document or any Material Contract shall prove to be incorrect or misleading in any material respect as at the date on which it was made and, if the circumstances giving rise to the incorrect or misleading misrepresentation or warranty are capable of modification or rectification (such that, thereafter the representation or warranty would be correct and not misleading), the representation or warranty remains incorrect or misleading at the end of a period of 30 days from the date the Borrower or such Guarantor becomes aware of such incorrect or misleading misrepresentation;

(p) the occurrence or existence of any event or circumstance which has or could reasonably be expected to have a Material Adverse Effect (in the opinion of the Majority Lenders, in their sole discretion);

(q) if the Finance Parties in good faith and on commercially reasonable grounds believe that the ability of the Credit Parties to pay any of the outstanding balance of the Facility to the Finance Parties or to perform any of the covenants contained in the Facility Documents is impaired or any security granted by the Credit Parties to the Finance Parties is or is about to be impaired or in jeopardy;

(r) the occurrence of a Change of Control;

(s) any abandonment of the Project or any part thereof, which destruction or abandonment causes any material reduction in the valuation thereof or material delay of its development;

(t) if the Credit Parties or any of their Material Subsidiaries cease or threaten to cease to carry on the business of the Project;

(u) if Waterberg ceases to own all of the Project;

(v) one or more final judgments or decrees for the payment of money in excess of $500,000 individually or $1,000,000 on a cumulative basis, are rendered against the Credit Parties or Waterberg or any of them by a court of competent jurisdiction, and the same is not paid in full within 30 days;

(w) (i) any Authorization required under Environmental Laws which is a Material Contract or otherwise required for the continued development of the Project has been terminated or surrendered by any Credit Party, or (ii) any Authorization required under Environmental Laws which is a Material Contract or otherwise required for the continued development of the Project is either (1) terminated, voided, vacated, rejected or otherwise invalidated by any Governmental Authority or (2) to the extent that such action would have a Material Adverse Effect, is modified, limited, or partially terminated, voided, vacated, rejected or otherwise invalidated by any Governmental Authority, and any such terminating, voiding, vacating, rejecting, invalidating, modifying, or limiting in the case of either (1) or (2) is either (i) not subject to any further appeal on terms that would allow the Credit Parties to continue to develop the Project or any relevant part thereof pending appeal, according to the terms of the Authorization as issued or (ii) the Credit Parties fail to preserve and pursue any such appeal;

(x) if any Person takes possession of any of the Platinum Group Assets by appointment of a receiver, receiver and manager, or otherwise;

(y) if a material default occurs and is continuing under any Material Contract after giving effect to any cure period or waiver thereunder or any Material Contract is terminated other than at scheduled maturity, by way of prepayment or with the prior written consent of the Agent, acting reasonably; or

(z) if a Credit Party, any of its Subsidiaries, or any director, officer or employee of any of them has breached, or is charged with breaching, any provision of Money Laundering Laws, International Trade Laws, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Corruption of Foreign Public Officials Act (Canada) or the Bribery Act (United Kingdom);

(aa) any failure by the Borrower to remain listed on at least one of the TSX or the NYSE American;

(bb) any breach or default under any Material Contract or Project Document;

(cc) if a Credit Party (i) becomes a Defaulting Shareholder (as such term is defined in the Waterberg Shareholders Agreement) under the Waterberg Shareholders Agreement, (ii) is subject to relinquishment under the Waterberg Shareholders Agreement or provides a notice under Section 24.3 of the Waterberg Shareholders Agreement, or (iii) becomes a non-contributing shareholder under the Waterberg Shareholders Agreement; or

(dd) the Guarantor directly or indirectly owns less than 148,604 ordinary shares of Waterberg or the shares of Waterberg directly or indirectly held by the Guarantor represent less than a 50.02% interest in all outstanding Waterberg shares (other than a reduction to not less than 31.96% of all issued and outstanding shares of Waterberg on a fully diluted basis as a result of the issuance by Waterberg of additional shares as a consequence of the application of the terms of the Call Option Agreement or for the purposes of BEE Ownership Compliance or Implats BBBEE Compliance, as both such terms are defined in the Waterberg Shareholders Agreement).

Acceleration on Default

8.2 If any Event of Default shall occur and be continuing, the Agent (in accordance with the instructions of the Majority Lenders) may (i) by notice to the Borrower, (A) declare the Lender's commitments to advance any unadvanced portion of the Facility to be terminated, whereupon the same shall forthwith terminate, and (B) declare the entire unpaid principal amount of the Facility, all interest accrued and unpaid thereon and all other fees, charges and costs hereunder to be forthwith due and payable, whereupon the Facility, all such accrued interest and all other fees, charges and costs hereunder shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to a Credit Party under the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada) or the Winding-up and Restructuring Act (Canada), or any substantially similar legislation under the laws of South Africa providing for any form of creditor protection, the result which would otherwise occur only upon giving of notice by the Agent to the Borrower under this Section 8.2, shall occur automatically without the giving of any such notice and all Facility Indebtedness in such case shall become immediately due and payable; and (ii) whether or not the actions referred to in clause (i) have been taken, (X) exercise any or all of the Agent's rights and remedies under the Security Documents, and (Y) proceed to enforce all other rights and remedies available to the Agent under this Agreement, the other Facility Documents and Applicable Law.

Waiver of Default

8.3 If an Event of Default shall have occurred, the Agent (in accordance with the instructions of the Majority Lenders), so long as it has not become bound to institute any proceedings hereunder, shall have the power to waive any Event of Default hereunder if, in the Majority Lenders' sole and absolute opinion, the same shall have been cured or adequate provision made therefor, upon such terms and conditions as the Majority Lenders may consider advisable, provided that no delay or omission of the Agent to exercise any right or power (or of the other Finance Parties to provide instructions with respect to the same) accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or acquiescence therein and provided further that no act or omission of the Agent (or of the other Finance Parties) shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default hereunder or the rights resulting therefrom.

Enforcement by the Agent

8.4 If an Event of Default shall have occurred, but subject to Section 8.3 hereof:

(a) the Agent may (in accordance with the instructions of the Majority Lenders) proceed to enforce, and to instruct any other Person to enforce, the rights of the Finance Parties by any action, suit, remedy or proceeding authorized or permitted by this Agreement or any of the other Facility Documents or by law or equity; and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Finance Parties proven in any bankruptcy, insolvency, winding-up or other judicial proceedings relating to the Borrower and the other Credit Parties; and

(b) no such remedy for the enforcement of the rights of the Finance Parties shall be exclusive of or dependent on any other such remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

Set-Off

8.5 In addition to any rights now or hereafter granted under Applicable Law, and not by way of limitation of any such rights, the Agent and each Lender is authorized, at any time that an Event of Default has occurred and is continuing without notice to the Credit Parties or to any other Person, any such notice being expressly waived by the Credit Parties, to set-off, appropriate and apply any and all deposits, matured or unmatured, general or special, and any other indebtedness at any time held by or owing by the Agent or such Lender, as the case may be, to or for the credit of or the account of any of the Credit Parties against and on account of the obligations and liabilities of the Borrower which are due and payable to the Agent or such Lender, as the case may be, under the Facility Documents.

Agent Appointed Attorney

8.6 To the extent permitted by Applicable Law, each Credit Party irrevocably appoints the Agent to be the attorney of such Credit Party in the name and on behalf of such Credit Party to execute any instruments and do any things which such Credit Party ought to execute and do, and has not executed or done, under the covenants and provisions contained in this Agreement and generally to use the name of such Credit Party in the exercise of all or any of the powers hereby conferred on the Agent with full powers of substitution and revocation.  Such power of attorney, being coupled with an interest, is irrevocable.

Remedies Cumulative

8.7 No remedy herein conferred upon or reserved to the Agent is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under any other Facility Document or now or hereafter existing by law or by statute.

ARTICLE 9
AGENT

Appointment and Authorization of Agent

9.1 Each Lender hereby appoints and authorizes, and hereby agrees that it will require any assignee of any of its interests in the Facility Documents (other than the holder of a participation in its interests herein or therein) to appoint and authorize, the Agent to take such actions as agent on its behalf and to exercise such powers under the Facility Documents as are delegated to the Agent by such Lender by the terms hereof, together with such powers as are reasonably incidental thereto.  Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any of the Lenders for any action taken or omitted to be taken by it or them hereunder or thereunder or in connection herewith or therewith, except for its own gross negligence or wilful misconduct and each Lender hereby acknowledges that the Agent is entering into the provisions of this Section 9.1 on its own behalf and as agent and trustee for its directors, officers, employees and agents.

Interest Holders

9.2 The Agent may treat each Lender set forth in Schedule A or the Person designated in the last notice delivered to it under Section 12.4 as the holder of all of the interests of such Lender under the Facility Documents.

Consultation with Counsel

9.3 The Agent may consult with legal counsel selected by it as counsel for the Agent and the other Finance Parties and shall not be liable for any action taken or not taken or suffered by it in good faith and in accordance with the advice and opinion of such counsel.

Documents

9.4 The Agent shall not be under any duty to the Lenders to examine, enquire into or pass upon the validity, effectiveness or genuineness of the Facility Documents or any instrument, document or communication furnished pursuant to or in connection with the Facility Documents and the Agent shall, as regards the Lenders, be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

Agent as Lender

9.5 With respect to those portions of the Facility made available by it as a Lender, the Agent shall have the same rights and powers under the Facility Documents as any other Lender and may exercise the same as though it were not the Agent.  The Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with each Credit Party and its Affiliates and Persons doing business with such Credit Party and/or any of its Affiliates as if it were not the Agent and without any obligation to account to the Lenders therefor.

Responsibility of Agent

9.6 The duties and obligations of the Agent to the Lenders under the Facility Documents are only those expressly set forth herein.  The Agent shall not have any duty to the Lenders to investigate whether a Default has occurred.  The Agent shall, as regards the Lenders, be entitled to assume that no Default has occurred and is continuing unless the Agent has actual knowledge or has been notified by a Credit Party of such fact or has been notified by a Lender that such Lender considers that a Default has occurred and is continuing, such notification to specify in detail the nature thereof.

Action by Agent

9.7 The Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it on behalf of the Lenders by and under the Facility Documents; provided, however, that the Agent shall not exercise any rights under Section 8.2 or under any guarantee or other Security Documents or expressed to be on behalf of or with the consent or approval of or in accordance with the instructions of the Majority Lenders without the request, consent or instructions of the Majority Lenders.  Furthermore, any rights of the Agent expressed to be on behalf of or with the consent or approval of or in accordance with the instructions of the Majority Lenders shall be exercised by the Agent upon the request or instructions of the Majority Lenders.  The Agent shall incur no liability to the Lenders under or in respect of any of the Facility Documents with respect to anything which it may do or refrain from doing in the exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or wilful misconduct.  The Agent shall in all cases be fully protected in acting or refraining from acting under any of the Facility Documents in accordance with the instructions of the Majority Lenders and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders.  In respect of any notice by or action taken by the Agent hereunder, no Credit Party shall at any time be obliged to enquire as to the right or authority of the Agent to so notify or act.

Notice of Events of Default

9.8 In the event that the Agent shall acquire actual knowledge or shall have been notified of any Default, the Agent shall promptly notify the Lenders and shall take such action and assert such rights under Section 8.2 of this Agreement and under the other Facility Documents as the Majority Lenders shall request in writing and the Agent shall not be subject to any liability by reason of its acting pursuant to any such request.  If the Majority Lenders shall fail for five Business Days after receipt of the notice of any Default to request the Agent to take such action or to assert such rights under any of the Facility Documents in respect of such Default, the Agent may, but shall not be required to, and subject to subsequent specific instructions from the Majority Lenders, take such action or assert such rights (other than rights under Section 8.2 of this Agreement or under the other Facility Documents and other than giving an express waiver of any Default) as it deems in its discretion to be advisable for the protection of the Lenders except that, if the Majority Lenders have instructed the Agent not to take such action or assert such rights, in no event shall the Agent act contrary to such instructions unless required by law to do so.

Responsibility Disclaimed

9.9 The Agent shall be under no liability or responsibility whatsoever as agent hereunder:

(a) to any Credit Party or any other Person as a consequence of any failure or delay in the performance by, or any breach by, any Lender or Lenders of any of its or their obligations under any of the Facility Documents;

(b) to any Lender or Lenders as a consequence of any failure or delay in performance by, or any breach by, any Credit Party of any of its obligations under any of the Facility Documents; or

(c) to any Lender or Lenders for any statements, representations or warranties in any of the Facility Documents or in any other documents contemplated hereby or thereby or in any other information provided pursuant to any of the Facility Documents or any other documents contemplated hereby or thereby or for the validity, effectiveness, enforceability or sufficiency of any of the Facility Documents or any other document contemplated hereby or thereby.

Indemnification

9.10 The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Credit Parties), pro rata based on their respective Exposures, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of any of the Facility Documents or any other document contemplated hereby or thereby or any action taken or omitted by the Agent under any of the Facility Documents or any document contemplated hereby or thereby, except that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Agent.

Credit Decision

9.11 Each Lender represents and warrants to the Agent that:

(a) in making its decision to enter into this Agreement and to make its Pro Rata Share of the Facility available to the Borrower, it is independently taking whatever steps it considers necessary to evaluate the financial condition and affairs of the Credit Parties and that it has made an independent credit judgment without reliance upon any information furnished by the Agent; and

(b) so long as any portion of the Facility is being utilized by the Borrower, it will continue to make its own independent evaluation of the financial condition and affairs of the Credit Parties.

Successor Agent

9.12 Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving 30 days written notice thereof to the Borrower and the Lenders.  Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent who shall be one of the Lenders unless none of the Lenders wishes to accept such appointment.  If no successor Agent shall have been so appointed and shall have accepted such appointment by the time of such resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Agent (in its capacity as Agent but not in its capacity as a Lender) and the retiring Agent shall be discharged from its duties and obligations hereunder (in its capacity as Agent but not in its capacity as a Lender).  After any retiring Agent's resignation hereunder as the Agent, provisions of this Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

Delegation by Agent

9.13 The Agent shall have the right to delegate any of its duties or obligations hereunder as Agent to any Affiliate of the Agent so long as the Agent shall not thereby be relieved of such duties or obligations.

Waivers and Amendments

9.14

(a) Subject to Sections 9.14(b), 9.14(c), 9.14(d) and 9.14(e), any term, covenant or condition of any of the Facility Documents may only be amended with the prior consent of the Credit Parties party thereto and the Majority Lenders or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Agent with the consent of the Majority Lenders and in any such event the failure to observe, perform or discharge any such covenant, condition or obligation, so amended or waived (whether such amendment is executed or such consent or waiver is given before or after such failure), shall not be construed as a breach of such covenant, condition or obligation or as a Default.

(b) With the prior written consent of all the Lenders (and not otherwise), any amendment of or waiver with respect to any provision of any Facility Document, as applicable, may act to:

(i) increase the amount of the Facility;

(ii) extend the Stated Maturity Date;

(iii) extend the time for the payment of interest on the Advance, forgive any portion of principal thereof, reduce the stated rate of interest thereon or amend the requirement of pro rata application of all amounts received by the Agent in respect of the Facility;

(iv) waive any conditions precedent;

(v) reduce the stated amount or postpone the date for payment of fees or other amounts to be paid in respect of the Facility,

(vi) amend the definition of Majority Lenders;

(vii) permit any subordination of any of the Facility Indebtedness;

(viii) release or discharge any guarantee or, except as otherwise permitted pursuant to Section 9.20, other Security Documents, in whole or in part; or

(ix) alter the terms of this Section 9.14.

(c) No amendment to or waiver of any provision hereof to the extent it affects the rights or obligations of the Agent shall be effective without the prior written consent of the Agent.

(d) No amendment of this Agreement which would change the Individual Commitment of a Lender shall be effective without the prior written consent of such Lender.

(e) This Article 9 may be amended by the Agent and the Finance Parties without the prior written consent of the Credit Parties to the extent any such amendments do not materially or adversely affect the rights or obligations of any of the Credit Parties.

Delegation by Agent Conclusive and Binding

9.15 Any determination to be made by the Agent on behalf of or with the approval of the Majority Lenders in accordance with this Agreement shall be made by the Agent in good faith and, if so made, shall be binding on all parties, absent manifest error.  The Credit Parties are entitled to assume that any action taken by the Agent under or in connection with any Facility Document has been appropriately authorized by the Lenders or the Majority Lenders, as the case may be, pursuant to the terms hereof.

Adjustments among Lenders after Acceleration

9.16

(a) The Lenders agree that, at any time after all indebtedness of the Borrower to the Lenders pursuant hereto has become immediately due and payable pursuant to Section 8.2 or after the cancellation or termination of the Facility, they will at any time or from time to time upon the request of any Lender through the Agent purchase portions of the availments made available by the other Lenders which remain outstanding, and make any other adjustments which may be necessary or appropriate, in order that the amounts of the availments made available by the respective Lenders which remain outstanding, as adjusted pursuant to this Section 9.16, will be in the same proportions as their respective Pro Rata Share thereof with respect to the Facility immediately prior to such acceleration, cancellation or termination.

(b) The Lenders agree that, at any time after all Indebtedness of the Borrower to the Lenders pursuant hereto has become immediately due and payable pursuant to Section 8.2 or after the cancellation or termination of the Facility, the amount of any payment made by the Credit Parties under this Agreement, and the amount of any proceeds of the exercise of any rights or remedies of the Lenders under the Facility Documents, which are to be applied against amounts owing hereunder as principal, will be so applied in a manner such that to the extent possible, the availments made available by the Lenders which remain outstanding, after giving effect to such application, will be in the same proportions as their respective Pro Rata Share thereof with respect to the Facility immediately prior to the cancellation or termination thereof immediately prior to such acceleration, cancellation or termination.

(c) For greater certainty, the Lenders acknowledge and agree that without limiting the generality of the provisions of paragraphs (a) and (b) above, such provisions will have application if and whenever any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, compensation, or otherwise), other than on account of any monies owing or payable by the Borrower to it under the Facility Documents in excess of its Pro Rata Share of payments on account of monies owing by the Borrower to all the Lenders thereunder.

(d) The Credit Parties agree to be bound by and to do all things necessary or appropriate to give effect to any and all purchases and other adjustments made by and between the Lenders pursuant to this Section 9.16.

Redistribution of Payment

9.17 If a Lender shall receive payment of a portion of the aggregate amount of principal and interest due to it hereunder including by way of set-off pursuant to Section 8.5 which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due in respect of the Facility (having regard to the respective Individual Commitments of the Lenders), the Lender receiving such proportionately greater payment shall purchase a participation (which shall be deemed to have been done simultaneously with receipt of such payment) in that portion of the aggregate outstanding credit of the other Lender or Lenders so that the respective receipts shall be pro rata to their respective Exposures; provided, however, that if all or part of such proportionately greater payment received by such purchasing Lender shall be recovered from the Borrower, such purchase shall be rescinded and the purchase price paid for such participation shall be returned by such selling Lender or Lenders to the extent of such recovery, but without interest.

Distribution of Notices

9.18 Except as otherwise expressly provided herein, promptly after receipt by the Agent of any notice or other document which is delivered to the Agent hereunder on behalf of the Lenders, the Agent shall provide a copy of such notice or other document to each of the Lenders; provided, however, that a copy of any such notice delivered at any time during the continuance of an Event of Default shall be delivered by the Agent to each of the Lenders.

Other Security Not Permitted

9.19 None of the Lenders shall be entitled to enjoy any lien with respect to any of the Platinum Group Assets other than the Security.

Discharge of Security

9.20 To the extent a sale or other disposition of the Platinum Group Assets is permitted pursuant to the provisions hereof, the Lenders hereby authorize the Agent, at the cost and expense of the Borrower, to execute such discharges and other instruments which are necessary for the purposes of releasing and discharging the Security therein or for the purposes of recording the provisions or effect thereof in any office where the Security Documents may be registered or recorded or for the purpose of more fully and effectively carrying out the provisions of this Section 9.20.

Decision to Enforce Security

9.21 Upon the Security becoming enforceable in accordance with its terms, the Agent shall promptly so notify each of the Lenders.  Any Lender may thereafter provide the Agent with a written request to enforce the Security. Forthwith after the receipt of such a request, the Agent shall seek the instructions of the Majority Lenders as to whether the Security should be enforced and the manner in which the Security should be enforced.  In seeking such instructions, the Agent shall submit a specific proposal to the Lenders. From time to time, any Lender may submit a proposal to the Agent as to the manner in which the Security should be enforced and the Agent shall submit any such proposal to the Lenders for approval of the Majority Lenders. The Agent shall promptly notify the Lenders of all instructions and approvals of the Majority Lenders.  If the Majority Lenders instruct the Agent to enforce the Security, each of the Lenders agree to accelerate the Facility Indebtedness owed to it to the extent permitted under the relevant Facility Document and in accordance with the relevant Facility Document.

Enforcement

9.22 Subject to Applicable Laws, the Agent reserves the sole right to enforce, or otherwise deal with, the Security, and to deal with the Credit Parties and Liberty in connection therewith; provided, however, that the Agent shall so enforce, or otherwise deal with, the Security as the Majority Lenders shall instruct.

Application of Cash Proceeds of Realization

9.23

(a) All Proceeds of Realization not in the form of cash shall be forthwith delivered to the Agent and disposed of, or realized upon, by the Agent in such manner as the Majority Lenders may approve so as to produce Cash Proceeds of Realization.  To the extent any cash Proceeds of Realization are received by the Agent in a currency other than United States dollars, such cash Proceeds of Realization shall be converted by the Agent into United States dollars using the then current Bank of Canada noon spot rate for the purchase of United States dollars.

(b) Subject to the claims, if any, of secured creditors of the Credit Parties whose security ranks in priority to the Security, all Cash Proceeds of Realization shall be applied and distributed, and the claims of the Finance Parties shall be deemed to have the relative priorities which would result in the Cash Proceeds of Realization being applied and distributed, as follows:

(i) firstly, to the payment of all outstanding fees due to the Agent hereunder and all costs and expenses incurred by the Agent (including all legal fees and disbursements) in the exercise of all or any of the powers granted to it hereunder or under the guarantees and other Security Documents and in payment of all of the remuneration of any receiver and all costs and expenses properly incurred by such receiver (including all legal fees and disbursements) in the exercise of all or any powers granted to it under the Security Documents;

(ii) secondly, in payment of all amounts of money borrowed or advanced by the Agent or such receiver pursuant to the Security Documents and any interest thereon;

(iii) thirdly, to the payment of the Facility Indebtedness (including, where applicable, to the provision of cash collateral in respect of any Facility Indebtedness which has not then matured, for application against the same once it has matured) to the respective Lenders pro rata based on their respective Exposures; and

(iv) the balance, if any, in accordance with Applicable Law.

Collective Action of Lenders

9.24 Each of the Lenders hereby acknowledges that to the extent permitted by Applicable Law, any collateral security and the remedies provided under the Facility Documents to the Lenders are for the rateable benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder and under any collateral security are to be exercised not severally, but by the Agent upon the decision of the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Facility Documents).  Accordingly, notwithstanding any of the provisions contained herein or in any collateral security, each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action hereunder or thereunder including any declaration of default hereunder or thereunder but that any such action shall be taken only by the Agent with the prior written agreement of the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Facility Documents) except that, where any Applicable Laws prohibit, restrict or limit the ability of the Agent to act on behalf of or enforce or exercise any of the rights of the Finance Parties under the Security Documents, the Finance Parties shall be entitled to exercise or enforce their rights under the Security Documents jointly. Each of the Lenders hereby further covenants and agrees that upon any such written agreement being given, it shall co-operate fully with the Agent to the extent requested by the Agent.  Notwithstanding the foregoing, in the absence of instructions from the Majority Lenders and where in the sole opinion of the Agent the exigencies of the situation warrant such action, the Agent may without notice to or consent of the Lenders take such action on behalf of the Lenders as it deems appropriate or desirable in the interest of the Lenders.

Survival

9.25 The provisions of this Article 9 and all other provisions of this Agreement which are necessary to give effect to each of the provisions of this Article 9 shall survive the permanent repayment in full of the Facility and the termination of all of the Individual Commitments of the Lenders in connection therewith until such time as all of the Facility Indebtedness has been paid in full and all of the Individual Commitments of the Lenders in connection therewith have been terminated.

ARTICLE 10
NOTICES

Notice to the Borrower

10.1 Any notice to the Borrower or any other Credit Party under the provisions of this Agreement or any other Facility Document shall be valid and effective if delivered personally, by courier, by facsimile transmission, by email or other electronic means, to or, if given by registered mail, postage prepaid, addressed to, the Borrower at Suite 838 - 1100 Melville Street, Vancouver, BC V6E 4A6, Tel: 604.899.5450, Fax: 604.484.4710, Attention: R. Michael Jones, President and Chief Executive Officer, Email: rmjones@platinumgroupmetals.net, with a copy to (which shall not constitute notice) Blake, Cassels & Graydon LLP, Suite 2600, 595 Burrard Street, Three Bentall Centre, Vancouver, BC V7X 1L3, Tel: 604.631.3300, Attention:  Samantha Rossman, Email:  samantha.rossman@blakes.com, and shall be deemed to have been given on the date of delivery personally, by courier, by facsimile transmission, by email or other electronic means, if so delivered prior to 5:00 pm (Toronto time) on a Business Day and otherwise on the next Business Day or on the third Business Day after such letter has been mailed, as the case may be.  The Borrower may from time to time notify the Agent of a change in address which thereafter, until changed by further notice, shall be the address of the Borrower and each other Credit Party for all purposes of this Agreement and the other Facility Documents.

Notice to the Finance Parties

10.2 Any notice from any of the Credit Parties to any of the Finance Parties under the provisions of this Agreement or any other Facility Document shall be valid and effective if delivered personally, by courier or by facsimile transmission to or, if given by registered mail, postage prepaid, addressed to the relevant Finance Party(ies), c/o the Agent, at its principal office at Suite 2600, 200 Bay Street, Toronto, Ontario, Canada  M5J 2J2, Tel: (416) 977-7222, Fax: (416) 977-9555, Attention: Jim Grosdanis, Chief Financial Officer, Email: jgrosdanis@sprott.com, with a copy to (which shall not constitute notice) DLA Piper (Canada) LLP, Suite 2800, 666 Burrard Street, Vancouver, BC V6C 2Z7, Email: doug.shields@dlapiper.com, and shall be deemed to have been given on the date of delivery personally, by courier, by facsimile transmission, by email or other electronic means, if so delivered prior to 5:00 p.m. (Toronto time) on a Business Day and otherwise on the next Business Day or on the third Business Day after such letter has been mailed, as the case may be. The Agent may from time to time notify the Borrower of a change in address which thereafter, until changed by further notice, shall be the address of the Agent and (vis-a-vis the Credit Parties) of the Lenders for all purposes of this Agreement and the other Facility Documents.

Valid Notice

10.3 Any notice from any of the Finance Parties to any other Finance Parties under the provisions of this Agreement or any other Facility Document shall be valid and effective if delivered personally, by courier, by email or other electronic means  (which electronic transmission notice shall be sent with a "read receipt" request to qualify as a valid notice hereunder) to or, if given by registered mail, postage prepaid, addressed to the relevant Finance Party(ies), at its address set out in Section 10.2 or in Schedule A, as applicable, and shall be deemed to have been given on the date of delivery personally, by email or other electronic means if so delivered prior to 5:00 p.m. (Toronto time) on a Business Day and otherwise on the next Business Day or on the third Business Day after such letter has been mailed, as the case may be. Each Finance Party may from time to time notify the other Finance Parties of a change in address which thereafter, until changed by further notice, shall be the address of such Finance Party (vis-a-vis the other Finance Parties) for all purposes of this Agreement and the other Facility Documents.    Any party sending a notice hereunder by email or other electronic means shall, in order to constitute valid notice hereunder, have received a confirmation of receipt from the intended recipient's email server.

Waiver of Notice

10.4 Any notice provided for in this Agreement may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

ARTICLE 11
INDEMNITIES, TAXES, CHANGES IN CIRCUMSTANCES

General Indemnity

11.1 The Borrower expressly declares and agrees as follows:

(a) each Finance Party, its partners and its and their directors, officers, employees, agents and all of their respective representatives, heirs, successors and assigns (collectively, the "Indemnified Parties") will at all times be indemnified and saved harmless by the Borrower from and against all claims, demands, losses, actions, causes of action, costs, charges, expenses, damages and liabilities whatsoever arising in connection with this Agreement and the other Facility Documents (except any loss, expense, claim, proceeding, judgment or liability described in Section 11.2 or resulting from Taxes, other than Taxes imposed on non-Tax claims and Taxes for which specific indemnification is provided in other sections of this Agreement), including, without limitation, those arising out of or related to actions taken or omitted to be taken by the Finance Parties contemplated hereby, legal fees and disbursements on a solicitor and client basis and costs and expenses incurred in connection with the enforcement of this indemnity, which the Finance Party may suffer or incur, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Finance Party and including any act, deed, matter or thing in relation to the registration, perfection, release or discharge of security.  The foregoing provisions of this subsection do not apply to the extent that the Finance Party or its employees or agents were grossly negligent or acted with wilful misconduct in relation to their obligations hereunder. This indemnity shall survive the termination of this Agreement or the resignation, replacement or termination of the Finance Party; and

(b) each Finance Party may act and rely and shall be protected in acting and relying upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, cable, email or other electronic  or other paper or electronic document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

Environmental Indemnity

11.2 The Borrower hereby indemnifies and holds harmless and will defend the Indemnified Parties against any loss, expenses, claim, proceedings, judgment, liability or asserted liability (including strict liability and including costs and expenses of investigation, abatement and remediation and monitoring of spills or releases of Hazardous Materials and including liabilities of the Indemnified Parties to, and obligations or claims asserted against the Indemnified Parties by, third parties (including governmental agencies), in any case in respect of liabilities, violations or obligations under Environmental Laws, bodily injuries, property damage, damage to or impairment of the environment or any other injury or damage and including liabilities to third parties for the third parties' foreseeable and unforeseeable consequential damages) incurred or sustained by or threatened upon the Indemnified Party as a result of or in connection with the administration or enforcement of this Agreement or any other Facility Document, including without limitation the exercise by any Finance Party of any rights hereunder or under the Security Documents, which result from or relate, directly or indirectly, to:

(a) the presence or release of any Hazardous Materials, by any means or for any reason, on, to, from, beneath or in the vicinity of the Platinum Group Assets or any Credit Party's other property;

(b) any Environmental Matter associated with the Borrower; or

(c) any violation, liability under or any breach or alleged breach of any Environmental Laws by the Borrower or any other Credit Party.

 For purposes of this Section 11.2, "liability" shall include (A) any liability for costs and expenses of any investigation, abatement and remediation of spills and releases of Hazardous Materials where such investigation, abatement and remediation is (1) prudent for the continued operation of the Project or any part thereof, (2) required by Environmental Laws, or (3) required to maintain the value and use of the Platinum Group Assets or other property, (B) liability under any Environmental Laws including to any third party to reimburse the third party for bodily injuries, property damages and other injuries or damages which the third party suffers, including (to the extent, if any, that the Indemnified Party is liable therefor) foreseeable and unforeseeable consequential damages suffered by the third party, (C) any liability for damage suffered by the third party referred to in clause (B) above, (D) any liability of an Indemnified Party for damage to or impairment of the environment and (E) any liability for court costs, expenses of alternative dispute resolution proceedings, and fees and disbursements of expert consultants and legal counsel on a solicitor and own client basis.

Action by Agent to Protect Interests

11.3 The Agent shall have the power to institute and maintain all and any such actions, suits or proceedings and to take any other action as it may consider necessary or expedient, to preserve, protect or enforce any Finance Party's interests. The Agent may conduct all such due diligence from time to time as it deems prudent or necessary, including environmental due diligence, and may remedy all breaches or other conditions or circumstances which the Agent may in its discretion determine to either expose any Finance Party to potential liability or jeopardize in any way the collateral secured by the Security Documents, all at the expense of the Borrower.

Currency Indemnity

11.4 If under any Applicable Law and whether pursuant to a judgment being made or registered against any Credit Party or for any other reason, any payment of all or part of the Indebtedness owing by any Credit Party under or in connection with any Facility Document is made or is satisfied in a currency other than U.S. currency (the "Other Currency"), then to the extent that the payment (when converted into U.S. currency at the prevailing rate of exchange on the date of payment, or, if it is not practicable for the relevant Finance Party to purchase U.S. currency with the Other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Finance Party falls short of the amount of the Indebtedness required to be paid, the Borrower shall, as a separate and independent obligation, indemnify and hold harmless the Finance Party against the amount of such shortfall.  For the purpose of this Agreement, "rate of exchange" means the rate at which the relevant Finance Party is able on a foreign exchange market selected by such Finance Party on the relevant date to purchase U.S. currency with the Other Currency and shall take into account any premium and other costs of exchange.

Payments Free and Clear of Taxes

11.5

(a) Any and all payments made and other consideration provided (including without limitation the Incentive Shares) by a Credit Party hereunder or under any other Facility Document (any such payment or other consideration being hereinafter referred to as a "Payment") to or for the benefit of the Agent, any Lender or any Tax-Related Person shall be made without set-off or counterclaim, and free and clear of, and without deduction or withholding for, or on account of, any and all present or future Taxes, except to the extent such deduction or withholding is required by law or the administrative practice of any Governmental Authority.

(b) If the Credit Party shall be so required to deduct or withhold any Taxes from or in respect of any Payment made to or for the benefit of the Agent, any Lender or any Tax-Related Person, the Borrower shall:

(i) promptly notify the Agent of such requirement;

(ii) make such deduction or withholding;

(iii) pay to the relevant Governmental Authority in accordance with Applicable Law the full amount of Taxes required to be deducted or withheld (including the full amount of Taxes required to be deducted or withheld from any additional amount paid by the Credit Party to the Agent or such Lender under this Section 11.5), within the time period required by Applicable Law;

(iv) as promptly as reasonably practicable thereafter, forward to the Agent, such Lender or Tax-Related Person, as the case may be, an original official receipt (or a certified copy), or other documentation reasonably acceptable to the Agent and such Lender, evidencing such payment to such Governmental Authority; and

(v) If such Taxes are Indemnified Taxes, the Borrower shall pay or provide to the Agent in addition to the Payment to which the Agent, such Lender or Tax-Related Person is otherwise entitled, such additional amount (or consideration) as is necessary to ensure that the net amount (or consideration) actually received by the Agent, such Lender or Tax-Related Person, as the case may be, and each of their Tax Related Persons (free and clear of, and net of, any such Indemnified Taxes, including the full amount of any Taxes required to be deducted or withheld from any additional amount (or consideration) paid or provided by the Credit Party under this Section 11.5(a), whether assessable against the Credit Party, the Agent or such Lender) equals the full amount (or consideration) the Agent or such Lender, as the case may be, and each of their Tax Related Persons would have received had no such deduction or withholding been required.

(c) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes or excise or property taxes, charges or levies of a similar nature, which arise from any Payment under, or from the execution, delivery or registration of, or otherwise with respect to, the Facility Documents and the transactions contemplated hereby or thereby other than Excluded Taxes (any such amounts being hereinafter referred to as "Other Taxes").

(d) The Borrower hereby indemnifies and holds harmless the Agent, each Lender and each of their Tax Related Persons, on an after-Taxes basis, for the full amount of Indemnified Taxes and Other Taxes, interest, penalties and other liabilities, levied, imposed or assessed against (and whether or not paid directly by) the Agent, such Lender and each of their Tax Related Persons as applicable, and for all expenses, resulting from or relating to any Credit Party's failure to:

(i) remit to the Agent, such Lender or their respective Tax Related Persons the documentation referred to in Section 11.5(b)(iv); or

(ii) pay any Taxes or Other Taxes when due to the relevant Governmental Authority (including any Taxes imposed by any Governmental Authority on amounts payable under this Section 11.5);

whether or not such Indemnified Taxes or Other Taxes were correctly or legally assessed, provided that if the Borrower reasonably believes that such Taxes were not correctly or legally asserted, the Agent, the Lender or the Tax Related Person, as applicable, will use reasonable commercial efforts to cooperate with the Borrower to obtain a refund of such Taxes (which refund, when received, shall be repaid to the Borrower in accordance with Section 11.5(g)) so long as such efforts would not, in the sole determination of the Agent, the Lender or the Tax Related Person, result in any additional out-of-pocket costs or expenses not reimbursed by the Borrower or be otherwise materially disadvantageous to the Agent, the Lender or the Tax Related Person, as applicable.  The Agent or any Lender (each on behalf of itself or their Tax Related Persons) who pays any Indemnified Taxes or Other Taxes, shall promptly notify the Borrower of such payment, provided, however, that failure to provide such notice shall not detract from, or compromise, the obligations of the Borrower under this Section 11.5. Payment pursuant to this indemnification under this Section 11.5(d) shall be made within 30 days from the date the Agent or the relevant Lender, as the case may be, makes written demand therefor accompanied by a certificate as to the amount of such Indemnified Taxes or Other Taxes, which shall be conclusive absent manifest error.  Notwithstanding the foregoing, the Borrower shall not be obligated to indemnify the Agent or any Lender for any expenses related to Taxes or Other Taxes arising from the gross negligence or wilful misconduct of the Agent or any Lender or any Tax Related Person any breach of this Agreement by the Agent or any Lender or as determined by court of competent jurisdiction.

(e) The Borrower also hereby indemnifies and holds harmless the Agent, each Lender and each of their Tax Related Persons, on an after-Taxes basis, for any additional taxes on net income that the Agent, such Lender may be obliged to pay as a result of the receipt of amounts from the Borrower (or the Agent) under this Section 11.5.

(f) No Finance Party shall be under any obligation to arrange its tax affairs in any particular manner or be obliged to disclose any information regarding its tax affairs or computations to the Credit Parties or any other Person in connection with this Section 11.5.

(g) If the Agent or any Lender or any Tax Related Person determines in its sole discretion (exercised in good faith) that it has received a refund of Indemnified Taxes or Other Taxes for which a payment has been made by the Borrower under this Section 11.5, then the Agent or such Lender, as the case may be, shall pay such amount (if any) to the Borrower (but not exceeding any payment made under this Section 11.5 giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender or Tax Related Person, as the case may be, and other adjustments which the Agent or such Lender or Tax Related Person, as the case may be, reasonably determines will leave it (after that payment) in the same after-tax position it would have been in had such Indemnified Taxes or Other Taxes not been deducted, withheld or otherwise imposed and the indemnification payments had never been paid.  The Borrower, upon the request of the Agent or any Lender, as the case may be, agrees to repay to the Agent or such Lender any portion of such refund paid over to the Borrower that the Agent, such Lender or any of its Tax Related Persons is required to repay or pay, respectively, to the applicable taxing authority or jurisdiction and agrees to pay any interest, penalties or other charges paid by the Agent or such Lender as a result of or related to such repayment or payment. Neither the Agent nor any Lender shall be under any obligation to arrange its tax affairs in any particular manner so as to claim any refund or seek any other tax relief to which it may be entitled.  Neither the Agent nor any Lender shall be obligated to disclose any information regarding its tax affairs or computations (including its tax returns) to the Borrower or any other Person in connection with this Section 11.5(g) or any other provisions of this Section 11.5.

(h) The Borrower's and Lenders' obligations under this Section 11.5 shall survive without limitation the termination of the Facility and this Agreement and all other Facility Documents and the permanent repayment of the outstanding credit and all other amounts payable hereunder.  The Lenders shall cause all Tax Related Persons to comply with this Section 11.5.

(i) If the Borrower is now or hereafter required pursuant to Section 11.5 to make any additional payment to any Lender (in this Section 11.5(i), an "Affected Lender"), then the Borrower may elect, if such amounts continue to be charged, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another Lender designated by the non-Affected Lenders shall agree (or in the event that no Lender is so designated, a bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree), as of such date, to purchase for cash the Facility Indebtedness due to the Affected Lender pursuant to an assignment and assumption in a form reasonably acceptable to the Borrower and Agent and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.4 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Section 2.8.

(j) The Agent, a Lender or a Tax Related Person (each, in this Section 11.5 a "Recipient") that is entitled to an exemption from or reduction of any withholding Tax with respect to any payments made under any of the Facility Documents shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation as the Borrower or the Agent may reasonably request to permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, the Agent or a Lender, on behalf of itself or a Tax Related Person of the Agent or the Lender that is a Recipient, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Recipient is subject to withholding or information reporting requirements.  The Agent and each Lender on behalf of itself and each Tax Related Person of such Lender agree that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any material respect, it shall, at the Borrower's request and expense, update such documentation or promptly notify the Borrower and the Agent in writing of its legal ineligibility to do so.

Change of Circumstances

11.6

(a) If the introduction or adoption of any law, regulation, guideline, request or directive (whether or not having the force of law) of any Governmental Authority, central bank or comparable agency ("Restraint") or any change therein or in the application thereof to the Borrower or to any Lender or in the interpretation or administration thereof or any compliance by any Lender therewith:

(i) prohibits or restricts extending or maintaining such type of credit or the charging of interest or fees in connection therewith, the Borrower agrees that such Lender shall have the right to comply with such Restraint, shall have the right to refuse to permit the Borrower to obtain such type of credit and shall (if applicable) have the right to require, at the option of the Borrower, the conversion of such outstanding credit to another type of credit to permit compliance with the Restraint or repayment in full of such credit together with accrued interest thereon on the last day on which it is lawful for such Lender to continue to maintain and fund such credit or to charge interest or fees in connection therewith, as the case may be; or

(ii) shall impose or require any reserve, special deposit requirements or Tax, shall establish an appropriate amount of capital to be maintained by such Lender or shall impose any other requirement or condition which results in an increased cost to such Lender of extending or maintaining a credit or obligation hereunder or reduces the amount received or receivable by such Lender with respect to any credit under this Agreement or reduces such Lender's effective return hereunder or on its capital or causes such Lender to make any payment or to forego any return based on any amount received or receivable hereunder, then, on notification to the Borrower by such Lender, the Borrower shall pay immediately to such Lender such amounts as shall fully compensate such Lender for all such increased costs, reductions, payments or foregone returns which accrue up to and including the date of receipt by the Borrower of such notice and thereafter, upon demand from time to time, the Borrower shall pay such additional amount as shall fully compensate such Lender for any such increased or imposed costs, reductions, payments or foregone returns.  Such Lender shall notify the Borrower of any actual increased or imposed costs, reductions, payments or foregone returns forthwith on becoming aware of same and shall concurrently provide to the Borrower a certificate of an officer of such Lender setting forth the amount of compensation to be paid to such Lender and the basis for the calculation of such amount.

(b) Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to seek additional amounts from the Borrower pursuant to Section 11.6(a), it will use commercially reasonable efforts to make, fund or maintain the affected credit of such Lender through another lending office or take such other actions as it deems appropriate, in its sole discretion, if as a result thereof the additional moneys which would otherwise be required to be paid in respect of such credit pursuant to Section 5.1(a), would be reduced and if, as determined by such Lender in its sole discretion, the making, funding or maintaining of such affected credit through such other lending office or the taking of such other actions would not otherwise adversely affect such credit or such Lender and would not, in such Lender's sole discretion, be commercially unreasonable.

Failure to Fund as a Result of Change of Circumstances

11.7

If any Lender but not all of the Lenders who have Individual Commitments seeks additional compensation pursuant to Section 11.6(a) (in this Section 11.7, an "Affected Lender"), then the Borrower may indicate to the Agent in writing that it desires to replace the Affected Lender with another Lender designated by the non-Affected Lenders (or in the event that no Lender is so designated, a bank or other entity which is reasonably satisfactory to the Borrower and the Agent), and the Agent shall then forthwith give notice to the other Lenders (or bank or other entity, as the case may be) that any such Lender or Lenders so designated (or bank or other entity, as the case may be) may, in the aggregate, advance all (but not part) of the Affected Lender's Pro Rata Share of the affected credit and, in the aggregate, assume all (but not part) of the Affected Lender's Individual Commitment and obligations under the Facility and acquire all (but not part) of the rights of the Affected Lender and assume all (but not part) of the obligations of the Affected Lender under each of the other Facility Documents to the extent they relate to the Facility (but in no event shall any other Lender or the Agent be obliged to do so).  If one or more Lenders shall so agree in writing (herein collectively called the "Assenting Lenders" and individually called an "Assenting Lender") with respect to such advance, acquisition and assumption, the Pro Rata Share of such credit of each Assenting Lender and the Individual Commitment and the obligations of such Assenting Lender under the Facility and the rights and obligations of such Assenting Lender under each of the other Facility Documents to the extent they relate to the Facility shall be increased by its respective Pro Rata Share (based on the relative Individual Commitments of the Assenting Lenders) of the Affected Lender's Pro Rata Share of such credit and Individual Commitment and obligations under the Facility and rights and obligations under each of the other Facility Documents to the extent they relate to the Facility on a date mutually acceptable to the Assenting Lenders and the Borrower.  On such date, the Assenting Lenders shall extend to the Borrower the Affected Lender's Pro Rata Share of such credit and shall prepay to the Affected Lender the advances of the Affected Lender then outstanding, together with all interest accrued thereon and all other amounts owing to the Affected Lender hereunder, and, upon such advance and prepayment by the Assenting Lenders, the Affected Lender shall cease to be a "Lender" for purposes of this Agreement and shall no longer have any obligations hereunder.  Upon the assumption of the Affected Lender's Individual Commitment as aforesaid by an Assenting Lender, Schedule A shall be deemed to be amended to increase the Individual Commitment of such Assenting Lender by the respective amounts of such assumption.

ARTICLE 12
MISCELLANEOUS

No Waiver; Remedies Cumulative

12.1 No failure on the part of any Finance Party to exercise, and no delay in exercising, any right, remedy, power or privilege under any Facility Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights and remedies of the Finance Parties under the Facility Documents are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to any relevant Finance Party.

Survival

12.2 All covenants, agreements, representations and warranties made in any of the Facility Documents shall, except to the extent otherwise provided therein, survive the execution and delivery of this Agreement and the Advances of the Facility, and shall continue in full force and effect so long as any principal amount remains outstanding hereunder or any other Obligations under any Facility Document remain unpaid or any obligation to perform any other act hereunder or under any other Facility Document remains unsatisfied.

Benefits of Agreement

12.3 The Facility Documents are entered into for the sole protection and benefit of the parties thereto and their successors and assigns, and no other Person (other than the Indemnified Persons) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, any Facility Document.

Binding Effect; Assignment

12.4 This Agreement shall become effective when it shall have been executed by each of the parties hereto and thereafter shall be binding upon, inure to the benefit of and be enforceable by such parties and their respective permitted successors and assigns.  No Credit Party shall have the right to assign its rights and obligations hereunder or under the other Facility Documents or any interest herein or therein without the prior written consent of the Agent (acting on the instructions of the Majority Lenders).  Each Lender reserves the right to sell, assign, transfer or grant participations in, all or any portion of such Lender's rights and obligations hereunder and under the other Facility Documents to which it is a party to any other Person, provided that (except in the case of a grant of a participation) (i) any such act shall require the prior written consent of the Agent (acting in accordance with the instructions of the Majority Lenders, in their sole discretion); (ii) any such sale, assignment or transfer to a Person to whom Payments hereunder would result in the Borrower having to pay additional amounts under Section 11.5(b)(v) (in amounts greater than those, if any, which would have been payable had the sale, assignment or transfer not been made) shall require the prior written consent of the Borrower (unless a Default has occurred in which case no prior consent from the Borrower shall be required); (iii) the right to receive any Incentive Shares or Extension Shares may not be assigned unless the proposed assignment complies with all Applicable Securities Legislation and provided further that the Borrower shall have no obligation to issue the Incentive Shares or Extension Shares to any assignee if such issuance would require the preparation or filing of any prospectus, registration statement or similar document under any Applicable Securities Legislation or otherwise violate any Applicable Securities Legislation, provided always that in such circumstances, the Borrower shall deliver the cash equivalent of any such Incentive Shares or Extension Shares to be issued) and (iv) no assignment, transfer or grant of participations in all or any portion of such Lender's rights and obligations hereunder and under the other Facility Documents may be made to any Person prohibited from holding any such rights and obligations under Applicable Law.  In the event of any such grant of a participation, the granting Lender's obligations under this Agreement to the Borrower shall (except as set forth in the preceding sentence) remain unchanged, such Lender shall remain solely responsible for the performance thereof and the Credit Parties shall continue to be obligated to such Lender in connection with such Lender's rights under this Agreement and the other Facility Documents (including in respect of the interest in respect of which the Lender has granted a participation).  In the event of any such assignment, upon written notice thereof to the Borrower, the assignee shall be deemed to be a "Lender" for all purposes of the Facility Documents with respect to the rights and obligations assigned to it, and the rights and obligations of the assigning Lender so assigned shall thereupon terminate.  The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the loan owing to, each Lender pursuant to the terms hereof from time to time (the "Register").  The entries in the Register shall be conclusive absent manifest error, and the Credit Parties and the Finance Parties shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.  The Borrower and each other Credit Party shall, from time to time upon request of the Agent, enter into such amendments to the Facility Documents and execute and deliver such other documents as shall be necessary to effect any such grant or assignment.  The Borrower agrees that in connection with any such grant or assignment, the Agent may deliver to the prospective participant or assignee financial statements and other relevant information relating to the Borrower and its Subsidiaries.  In the event of any such participation, each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each Participant's interest in the loans or other obligations under this Agreement (the "Participant Register"); provided that no Lender shall have any obligation to disclose the identity of the Participant or the amount such Participant holds.

Maximum Return

12.5 Notwithstanding any other provision of this Agreement or any other Facility Document:

(a) In this Section 12.5, "interest" and "credit advanced" have the meanings ascribed to them in Section 347 of the Criminal Code (Canada), and "Canadian Maximum Rate" means the highest effective annual rate of interest calculated in accordance with generally accepted actuarial practices and principles, on the credit advanced under an agreement or arrangement, which is lawfully permitted under Section 347 of the Criminal Code (Canada);

(b) If, by entering into this Agreement and the other Facility Documents, the Lenders (or any of them) have entered into an agreement or arrangement to receive interest, on the credit advanced under the Facility Documents, in an amount which exceeds the Canadian Maximum Rate, then the interest will be reduced to the extent required to eliminate such excess (in the manner specified below);

(c) If interest in the aggregate, on the credit advanced under this Agreement, is or is about to be received in an amount which exceeds the Canadian Maximum Rate, then the interest will be reduced, with retroactive effect, to the extent required to eliminate such excess (in the manner specified below), and if and to the extent so reduced the Lenders will return the same;

(d) Any reduction of interest pursuant to clause (b) or clause (c) above will be made in the following order (in each case, only to the extent required): firstly, a reduction of the Incentive Shares; secondly, a reduction of the interest rate under Section 2.8; thirdly, a reduction of the amounts to be paid on account of the Finance Parties' legal fees and other out-of-pocket expenses; and lastly, a reduction of any other amount(s) which constitute interest.

In the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries qualified for a period of ten (10) years and appointed by the Agent will be conclusive for the purposes of such determination.  A certificate of an authorized signing officer of the Agent as to each amount, rate and/or other component of interest payable hereunder or in connection herewith from time to time shall be conclusive evidence of such amount, rate and/or other component, absent manifest error.

Entire Agreement

12.6 The Facility Documents reflect the entire agreement between the Borrower or any other Credit Party and the Finance Parties with respect to the matters set forth herein and therein and supersede any prior agreements, commitments, drafts, communication, discussions and understandings, oral or written, with respect thereto, including but not limited to the Term Sheet.

Severability

12.7 If any provision of any of the Facility Documents shall be prohibited by or invalid under Applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason cannot be so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of such Facility Document, or the validity or effectiveness of such provision in any other jurisdiction.

Counterparts and Electronic Transmission

12.8 This Agreement may be executed in counterparts and by electronic transmission of an authorized signature and each such counterpart shall be deemed to form part of one and the same document.

[signature pages follow]

IN WITNESS WHEREOF the parties hereto have executed this Agreement under the hands of their proper officers duly authorized in that behalf.

BORROWER:

PLATINUM GROUP METALS LTD.

Per: /s/ Frank Hallam
 Authorized Signatory

Per:________________________________________
 Authorized Signatory

GUARANTOR:

PLATINUM GROUP METALS (RSA) PROPRIETARY LIMITED

Per: /s/ Frank Hallam
 Authorized Signatory

Per:________________________________________
 Authorized Signatory

Signature Page to Platinum Group Metals Credit Agreement

AGENT:

SPROTT PRIVATE RESOURCE LENDING II (COLLECTOR), LP,
by its general partner, SPROTT RESOURCE LENDING CORP.

Per: /s/ Narinder Nagra
 Authorized Signatory

Per: /s/ Jim Grosdanis
 Authorized Signatory

LENDERS:

SPROTT PRIVATE RESOURCE LENDING II (COLLECTOR), LP,
by its general partner, SPROTT RESOURCE LENDING CORP.

Per: /s/ Narinder Nagra
 Authorized Signatory

Per: /s/ Jim Grosdanis
 Authorized Signatory

RESOURCE INCOME PARTNERS LIMITED PARTNERSHIP
by its general partner
Resource Capital Investment Corp.

Per: /s/ Thomas W. Ulrich
 Authorized Signatory

Signature Page to Platinum Group Metals Credit Agreement

SCHEDULE A
LENDERS AND INDIVIDUAL COMMITMENTS

LENDERS	INDIVIDUAL COMMITMENTS
Sprott Private Resource Lending II (Collector), LP Suite 2600, 200 Bay Street, Toronto, Ontario, Canada M5J 2J2, Tel: (416) 977-7222 Fax: (416) 977-9555 Attention: Chief Financial Officer	$15,000,000
Resource Income Partners Limited Partnership 1910 Palomar Point Way, Suite 200 Carlsbad, California, U.S.A. 92008 Tel: (760) 444-5254 Fax: (760) 683-6752 Attention: Chief Financial Officer	$5,000,000
TOTAL:	$20,000,000

SCHEDULE B
SECURITY DOCUMENTS

General Security Agreement:  General Security Agreement of the Borrower in favour of the Agent, pursuant to which (inter alia) such grantor grants Security Interests in all of its present and after-acquired personal property.

Guarantee:  Unconditional Guarantee of the Guarantor in favour of the Agent, pursuant to which the Guarantor guarantees payment and performance by the Borrower of all of its present and future obligations under the Facility Documents (the "Guarantee").

Cession and Pledge in Security (Guarantor Shares):  Cession and Pledge in Security Agreement under which the Borrower will pledge and grant a first priority Security Interest in favour of the Agent over all of the issued shares in the capital of the Guarantor (the "Cession and Pledge in Security (Guarantor Shares)").

Cession and Pledge in Security (Waterberg Shares): Cession and Pledge in Security Agreement pursuant to which the Guarantor will pledge all of its interest in Waterberg (including without limitation the Shares and Shareholder Loans (as such terms are defined in the Waterberg Shareholders Agreement)) in favour of the Agent (the "Cession and Pledge in Security (Waterberg Shares)").

SCHEDULE C
CONSENTS, APPROVALS, ETC.

The following is a listing of all required consents, approvals, Authorizations, orders, waivers or agreements of, or registrations or qualifications with, any Governmental Authority, or any other body or authority, court, stock exchange, securities regulatory authority or other Person in connection with the transactions contemplated by this Agreement:

(a) SARB Approval;

(b) the consent and waiver of rights of the shareholders of Mnombo pursuant to the Mnombo Shareholder Agreement;

(c) direct agreement providing for, among other things, the consent and waiver of rights of the Waterberg shareholders pursuant to the Waterberg Shareholders Agreement and other related agreements affecting the transfer and ownership of shares in the capital of Waterberg; and

(d) the approval by the NYSE American of the listing of the Incentive Shares and the conditional approval of the TSX of the listing of the Incentive Shares).

SCHEDULE D
MATERIAL CONTRACTS

1. Shareholders agreement dated on or about 30 March 2012 entered into between Mnombo, the Guarantor, Mlibo Gladly Mgudlwa and Luyanda Mgudlwa.

2. Shareholders agreement dated October 16, 2017 between the Borrower, the Guarantor, JOGMEC, Tiger Gate, Mnombo, Implats and Waterberg (the "Waterberg Shareholders Agreement"), along with deed of adherence signed by Hanwa Co. Ltd. dated December 19, 2018.

3. Agreement entered into on or about October 16, 2017 by the Borrower, the Guarantor, Tiger Gate, JOGMEC, Mnombo, Implats and Waterberg, which provides, among other things, Implats with a right to increase its ownership stake to 50.01% of Waterberg by committing funding of $130,244,500 (the "Call Option Agreement").

4. Indenture dated June 30, 2017 between the Borrower and The Bank of New York Mellon (the "Trustee"), as trustee, supplemented by supplement no. 1 to indenture dated January 21, 2018 between the Borrower and Trustee (collectively, the "Note Indenture").

SCHEDULE E
EQUITY INTERESTS OF CREDIT PARTIES AND THEIR SUBSIDIARIES

Credit Party	Issuer	Description	Number and Type of Shares/Interests Issued	Percentage of Issued Share Capital Held
Platinum Group Metals Ltd.	Platinum Group Metals RSA (Pty) Ltd.	Company	255 ordinary par value shares	100%
Platinum Group Metals RSA (Pty) Ltd.	Mnombo Wethu Consultants (Pty) Ltd.	Company	499 ordinary no-par value shares	49.9%
Platinum Group Metals RSA (Pty) Ltd.	Waterberg JV Resources (Pty) Ltd.	Company	87,325 ordinary no-par value shares	37.05%
Mnombo Wethu Consultants (Pty) Ltd.	Waterberg JV Resources (Pty) Ltd.	Company	61,279 ordinary no-par value shares	26%
Platinum Group Metals Ltd.	Lion Battery Technologies Inc.	Company	400,000 common shares	100%
Platinum Group Metals Ltd.	Lion Battery Technologies Inc.	Company	1,100,000 Class A preferred shares	50%

SCHEDULE F
NON-U.S. LENDER'S OR PARTICIPANT'S CERTIFICATE

To: Platinum Group Metals Ltd.

Suite 838 - 1100 Melville Street

Vancouver, British Columbia V6E 4A6

Re: Credit Agreement dated as of August ♦, 2019

In connection with the Credit Agreement (the "Credit Agreement") dated as of August ♦, 2019 between Platinum Group Metals Ltd. (the "Company") as borrower, Platinum Group Metals (RSA) Proprietary Limited. as guarantor, Sprott Private Resource Lending II (Collector), LP, as agent, and certain lenders party thereto, as lenders, the undersigned will receive certain common shares of the Company (the "Securities").  In connection therewith, the undersigned hereby represents, warrants, covenants and agrees as of the date hereof and as of the date of each issuance of Securities that:

a) the undersigned is not, and is not acquiring the Securities for the account or benefit of, a person in the United States or a U.S. person (as defined in Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"));

b) the undersigned has not been offered the Securities in the United States and has not executed or delivered the Credit Agreement or any participation agreement or other buy order for Securities in the United States;

c) the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the U.S. Securities Act;

d) the undersigned is acquiring the Securities as principal for its own account, and the Securities are being acquired for investment purposes only, and not for the account or benefit of any other person or with the intention to distribute either directly or indirectly any of the Securities in the United States, except in compliance with the U.S. Securities Act;

e) the undersigned is not a distributor (as defined in Regulation S under the U.S. Securities Act), a dealer (as defined in Section 2(a)(12) of the U.S. Securities Act), or a person receiving a selling concession in respect of the Securities.  [NTD: this subsection (e) is to be deleted for Sprott Private Resource Lending II (Collector), LP]

f) the Securities have not been registered under the U.S. Securities Act and may not be offered or sold in the United States unless registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and the Company has no obligation or present intention to file a registration statement under the U.S. Securities Act with respect to the Securities; and

g) the undersigned is an "accredited investor" as such term is defined in National Instrument 45-106 Prospectus Exemptions of the Canadian Securities Administrators ("NI 45-106") (specifically, under subsection (____) of the definition of "accredited investor" set out in Section 1.1 of NI 45-106) and the undersigned was not created or used solely to purchase or hold the Securities as an accredited investor as described in paragraph (m) of the definition of "accredited investor" and, if in the case where the undersigned is an individual, and the undersigned is relying on category (j), (k) or (l) of the definition of "accredited investor" and does not meet the higher financial asset threshold set out in category (j.1), complete, sign and return a "Form 45-106F9 - Form for Individual Accredited Investors".

Sincerely,

________________________

Signature

________________________

Lender or Participant name

________________________

Name and title of signatory

________________________

Date

________________________

________________________

Address

SCHEDULE G
U.S. LENDER'S OR PARTICIPANT'S CERTIFICATE

To: Platinum Group Metals Ltd.

Suite 838 - 1100 Melville Street

Vancouver, British Columbia V6E 4A6

Re: Credit Agreement dated as of August ♦, 2019

In connection with the Credit Agreement (the "Credit Agreement") dated as of August ♦, 2019 between Platinum Group Metals Ltd. (the "Company") as borrower, Platinum Group Metals (RSA) Proprietary Limited. as guarantor, Sprott Private Resource Lending II (Collector), LP, as agent, and certain lenders party thereto, as lenders, the undersigned will receive certain common shares of the Company (the "Securities").  In connection therewith, the undersigned hereby represents, warrants, covenants and agrees as of the date hereof and as of the date of each issuance of Securities that:

(a) the undersigned has such knowledge, skill and experience in financial, investment and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and the undersigned is able to bear the economic risk of loss of its entire investment.  To the extent necessary, the undersigned has retained, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the Credit Agreement and owning the Securities;

(b) the Company has provided the undersigned with the opportunity to ask questions and receive answers concerning the terms and conditions of the Credit Agreement, and the undersigned has had access to such information concerning the Company as it has considered necessary or appropriate in connection with its investment decision to acquire the Securities, including access to the Company's public filings available on the Internet at www.sedar.com and www.sec.gov, and that any answers to questions and any request for information have been complied with to its satisfaction;

(c) the undersigned is acquiring the Securities as principal for its own account, and the Securities are being acquired for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States securities laws;

(d) the undersigned received and accepted the offer to acquire the Securities in the jurisdiction indicated on the signature page hereto;

(e) the undersigned understands (i) the Securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or the securities laws of any state of the United States and will be "restricted securities", as defined in Rule 144 under the U.S. Securities Act; (ii) the issuance of the Securities pursuant to the Credit Agreement is being made in reliance on an exemption from such registration requirements; and (iii) subject to certain exceptions provided under the U.S. Securities Act, the Securities may not be transferred unless such Securities are registered under the U.S. Securities Act and applicable state securities laws, or unless an exemption from such registration requirements is available;

(f) the undersigned is an "accredited investor" as defined in Rule 501 of Regulation D of the U.S. Securities Act by virtue of meeting the criteria indicated below (check all that apply):

1. Initials _______	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

2. Initials _______	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

3. Initials _______	A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; or

4. Initials _______	An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; or

5. Initials _______	An investment company registered under the United States Investment Company Act of 1940; or

6. Initials _______	A business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940; or

7. Initials _______	A small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958; or

8. Initials _______

A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of US$5,000,000; or

9. Initials _______

An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

10. Initials _______	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or

11. Initials _______

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of US$5,000,000; or

12. Initials _______	Any director or executive officer of the Company; or

13. Initials _______

A natural person whose individual net worth, or joint net worth, with that person's spouse exceeds US$1,000,000, excluding the value of his or her primary residence, and excluding as a liability any indebtedness secured by the primary residence, up to the fair market value of the primary residence at the time of the sale of securities (except that if the amount of such indebtedness outstanding at the time of purchase exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and, including the indebtedness secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of purchase; or

14. Initials _______

A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

15. Initials _______

A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the U.S. Securities Act; or

16. Initials _______	Any entity in which all of the equity owners meet the requirements of at least one of the above categories;

(g) the undersigned has not acquired the Securities as a result of any form of general solicitation or general advertising (as those terms are used in Regulation D under the U.S. Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or other form of telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(h) if the undersigned decides to offer, sell or otherwise transfer any of the Securities, it will not offer, sell or otherwise transfer any of such Securities directly or indirectly, unless:

(i) the sale is to the Company;

(ii) the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act ("Regulation S") and in compliance with applicable local laws and regulations;

(iii) the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or "blue sky" laws; or

(iv) the Securities are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and prior to such sale the undersigned has furnished to the Company an opinion of counsel, of recognized standing reasonably satisfactory to the Company stating that such transaction is exempt from registration under applicable securities laws;

(i) the certificates representing the Securities, as well as all certificates issued in exchange for or in substitution of the Securities, until such time as is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws, will bear, on the face of such certificate, the following legend:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT.  THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT "GOOD DELIVERY" OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE."

provided, that if any Securities are being sold outside the United States in compliance with the requirements of Regulation S, the legend above may be removed by providing a declaration, or such other evidence as the Company and its transfer agent may from time to time prescribe, to the effect that such sale is being made in compliance with Rule 903 or Rule 904 of Regulation S; and provided further, that if any Securities are being sold otherwise than in accordance with Regulation S and other than to the Company, the legend may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws;

(j) the undersigned understands that the Company is not obligated to make Rule 144 under the U.S. Securities Act available for resales of the Securities;

(k) the undersigned consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this letter and the Credit Agreement;

(l) the undersigned understands and agrees that there may be material tax consequences to it of an acquisition or disposition of any of the Securities.  The Company gives no opinion and makes no representation with respect to the tax consequences to it under United States, state, local or foreign tax law of its acquisition or disposition of such Securities; in particular, no determination has been made whether the Company will be a "passive foreign investment company" within the meaning of Section 1297 of the United States Internal Revenue Code;

(m) the undersigned understands and acknowledges that the Company is incorporated outside the United States and its properties are located outside the United States;

(n) the undersigned understands and agrees that the financial statements of the Company have been prepared in accordance with International Financial Reporting Standards and therefore may be materially different from financial statements prepared under U.S. generally accepted accounting principles and therefore may not be comparable to financial statements of United States companies; and

(o) the undersigned is an "accredited investor" as such term is defined in National Instrument 45 106 Prospectus Exemptions of the Canadian Securities Administrators ("NI 45-106") (specifically, under subsection (____) of the definition of "accredited investor" set out in Section 1.1 of NI 45-106) and it was not created or used solely to purchase or hold the Securities as an accredited investor as described in paragraph (m) of the definition of "accredited investor" and, in the case where the undersigned is an individual, and the undersigned is relying on category (j), (k) or (l) of the definition of "accredited investor" and does not meet the higher financial asset threshold set out in category (j.1), complete, sign and return a "Form 45-106F9 - Form for Individual Accredited Investors".

Sincerely,

________________________

Signature

________________________

Lender or Participant name

________________________

Name and title of signatory

________________________

Date

________________________

________________________
Address

SCHEDULE H
LIBERTY DOCUMENTS

All capitalized terms not otherwise defined in this Schedule I are as defined in the Liberty Credit Agreement (as defined below). The agreements and other documents referred to below shall in each case include each such agreement or document and all documents and instruments delivered thereunder, and as each may be amended, modified, supplemented, restated or replaced.

Liberty Credit Agreement: a second amended and restated second lien credit agreement dated as of February 12, 2018 (the "Liberty Credit Agreement") among, inter alios, the Borrower, the Guarantor and the Agent.

General Security Agreement: a general security agreement dated as of November 19, 2015 (the "General Security Agreement") granted by the Borrower in favour of the Agent, pursuant to which (inter alia) such grantor grants security interests in all of its present and after-acquired personal property.

Confirmation of General Security Agreement: a confirmation of the General Security Agreement dated as of February 12, 2018 executed by the Borrower.

Guarantee: a guarantee dated as of November 19, 2015 (the "Guarantee") granted by the Guarantor in favour of the Agent, pursuant to which the Guarantor guarantees payment and performance by the Borrower of all of its present and future obligations under the Facility Documents.

Confirmation of Guarantee: a confirmation of the Guarantee dated as of February 12, 2018 executed by the Guarantor.

Cession and Pledge in Security: a cession and pledge in security agreement dated as of November 19, 2015 under which the Borrower pledges and grants a first priority Security Interest in favour of the Lenders and the Production Payment Termination Fee Holder (subject only to Permitted Encumbrances which by their nature or by reason of the Intercreditor Agreement would constitute prior ranking security) over all of the issued shares in the capital of the Guarantor.

Impala Guarantor Pledge Agreement: a pledge agreement dated on or about February 12, 2018 executed by the Guarantor, pursuant to which the Guarantor pledges all of its interest in Waterberg JV (including without limitation the Shares and Shareholder Loans (as such terms are defined in the Waterberg Shareholder Agreement)) in favour of the Agent.

Consideration Share Pledge Agreement: a first lien pledge agreement and account control agreement dated on or about February 12, 2018 executed and delivered by the Guarantor pursuant to which the Guarantor pledges all of its interest in the Consideration Shares in favour of the Agent.

Deposit Security Agreement: a security agreement dated on or about February 12, 2018 in favour of the Lenders with respect to the Deposit Amount being held pursuant to the Redpath Security Escrow Agreement.

Blocked Account Agreement: a blocked account agreement dated on or about February 12, 2018 entered into among the Borrower, the Agent and Royal Bank of Canada as host financial institution for the Blocked Account.

SCHEDULE I
COMPLIANCE CERTIFICATE

TO: THE LENDER (as defined in the Credit Agreement referred to below)

 Suite 2600, 200 Bay Street

 Toronto, Ontario, M5J 2J2

 Attention: Chief Financial Officer

 Fax No. : (416) 977-9555

I, ______________________, the [senior financial officer] of Platinum Group Metals Ltd. (the "Borrower"), hereby certify that:

1. I am the duly appointed [senior financial officer] of the Borrower and refer to Section ♦ of the Credit Agreement dated as of August ♦, 2019 between the Borrower, as borrower, Platinum Group Metals (RSA) Proprietary Limited, as guarantor, Sprott Private Resource Lending II (Collector), LP, as agent, and the several lenders from time to time party thereto, as lenders (as amended, modified, supplemented, restated or replaced from time to time, the "Credit Agreement").

2. I am familiar with and have examined the provisions of the Credit Agreement.

3. To the best of my knowledge, information and belief and after due and diligent inquiry, I certify that:

 (a) the representations and warranties made in Article 6 of the Credit Agreement, except those expressly stated to be made as of a specific date but including those made with respect to the financial statements for the Borrower's fiscal period ended ________________, 20____ (the "Period End"), are, in all respects, true on and as of the date of this Compliance Certificate with the same effect as if those representations and warranties had been made on and as of that date;

 (b) the Borrower has complied with and fulfilled each covenant and agreement set forth in the Credit Agreement which is by its terms required to be complied with or fulfilled on or before the date hereof;

 (c) no Default or Event of Default has occurred and is continuing on the date of this Compliance Certificate;  [NTD: Amend and provide details if there is a Default.]

 (d) as of the Period End: [NTD:  Insert as applicable.]

 (i) the Working Capital was USD $____________ ; and

 (ii) the Borrower's minimum unrestricted cash and cash equivalents, required under Section 7.1(i)(ii) of the Credit Agreement, was USD $_________________.

All capitalized terms used in this certificate and defined in the Credit Agreement have the meanings defined in the Credit Agreement.

DATED this ______ day of _________________, 20____.

_____________________________

(Signature)

_____________________________

(Name - please print)

_____________________________

(Title of Senior Financial Officer)